    As filed with the Securities and Exchange Commission on October 28, 1996


                                                      Registration No. 333-11095

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 3

                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                   CWABS, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                                      Applied For
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                             ----------------------

                              155 North Lake Avenue
                         Pasadena, California 91101-7139
                                 (818) 584-2212
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                             Sandor E. Samuels, Esq.
                          Countrywide Home Loans, Inc.
                              155 North Lake Avenue
                         Pasadena, California 91101-7139
                                 (818) 304-8505
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                 With a copy to:
                              Edward J. Fine, Esq.
                                Brown & Wood LLP
                             One World Trade Center
                          New York, New York 10048-0557

                             ----------------------

     Approximate date of commencement of proposed sale to the public:
      From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |___________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.| |

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================
                                                                 Proposed           Proposed
                                               Amount             Maximum            Maximum          Amount of
         Title of Each Class of                 to be         Offering Price        Aggregate       Registration
       Securities to Be Registered           Registered        Per Unit(1)      Offering Price(1)        Fee
-------------------------------------------------------------------------------------------------------------------

Asset Backed Notes and Asset Backed
Certificates..........................   $2,000,000,000(2)          100%         $2,000,000,000     $606,060.61(3)
===================================================================================================================



(1)  Estimated for the purpose of calculating the registration fee.

(2) Not specified as to each class of Asset Backed Securities to be registered pursuant to General Instruction II.D of Form S-3.

(3) Previously paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996



SUPPLEMENT

TO PROSPECTUS SUPPLEMENT DATED _______ __, 199_
(To Prospectus dated _______ __, 199_)

                                   CWABS, INC.

                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.

                                     [LOGO]

                           Seller and Master Servicer

                              [TITLE OF SECURITIES]

                              ---------------------

   This Supplement relates to the offering of the Certificates of the Series referenced above. This Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus Supplement dated ________ __, 199_ (the "Prospectus Supplement") prepared in connection with the offering of the Certificates of the Series referenced above and in the Prospectus of the Depositor dated ________ __, 199_ (the "Prospectus"). Purchasers are urged to read this Supplement, the Prospectus Supplement and the Prospectus in full.

       PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
            "RISK FACTORS" ON PAGE S-__ IN THE PROSPECTUS SUPPLEMENT
                 AND ON PAGE __ IN THE ACCOMPANYING PROSPECTUS.

           THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY
             AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE
              DEPOSITOR, COUNTRYWIDE, THE TRUSTEE OR ANY AFFILIATE
                  THEREOF, EXCEPT TO THE EXTENT PROVIDED IN THE
                     ACCOMPANYING PROSPECTUS SUPPLEMENT AND
                      PROSPECTUS. NEITHER THE CERTIFICATES
                           NOR THE MORTGAGE LOANS ARE
                            INSURED OR GUARANTEED BY
                            ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR
                      THE PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

   This Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the [title of securities] in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

______________ __, 199_



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

        This Supplement is qualified in its entirety by reference to the detailed information appearing in the accompanying Prospectus Supplement and Prospectus. Certain capitalized terms used in this Supplement are defined in the Prospectus Supplement or the Prospectus.

                                THE MORTGAGE POOL

        As of _________ __, 199_ (the "Reference Date"), the Mortgage Pool included approximately ____ Mortgage Loans having an aggregate Principal Balance of approximately $___________.

        The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                      DELINQUENCY STATUS

                                               NUMBER OF                        PERCENT OF POOL
                                               MORTGAGE      CUT-OFF DATE       BY CUT-OFF DATE
        NUMBER OF DAYS DELINQUENT              LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE

------------------------------------------     --------    ----------------     --------------
 0 to 29..................................                 $                               %
30 to 59..................................
60 to 89..................................
90+.......................................

                                               --------    ----------------     --------------
     Total................................                 $                         100.00%
                                               ========    ================     ==============


        _____ of the Mortgage Loans has been converted to REO as of the Reference Date and, as of the Reference Date, there have been ____ realized losses.

        Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

        Countrywide will continue to act as Master Servicer under the Agreement.

FORECLOSURE AND DELINQUENCY EXPERIENCE

        The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                   DELINQUENCY STATUS AS OF ________ __, 199_*

                                                  DOLLARS       PERCENT     UNITS    PERCENT
                                              ---------------  ----------  -------  ----------
        Current ............................  $
        30-59 days .........................
        60-89 days .........................
        90+ days ...........................
                                              ---------------  ----------  -------  ----------
             TOTAL..........................   $                 100.00%              100.00%
                                              ===============  ==========  =======  ==========

-----------------------------
* Delinquencies are reported on a contractual basis.

                         FEDERAL INCOME TAX CONSEQUENCES

        Prospective purchasers of the Certificates should consider carefully the income tax consequences of an investment in the Certificates discussed under "Federal Income Tax Consequences" in the Prospectus Supplement and in the Prospectus. Such purchasers should also consult their own tax advisors with respect to those consequences.

                              ERISA CONSIDERATIONS

        Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus and the Prospectus Supplement, and should consult their own advisors with respect to those consequences.

                             METHOD OF DISTRIBUTION

        This Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the [title of securities] in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

                                    EXHIBIT 1

                 [Updated Mortgage Pool Tables will be provided]

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER   , 1996)



                             $
                                 (APPROXIMATE)



                   COUNTRYWIDE HOME EQUITY LOAN TRUST 1996-A
      REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1996-A



                                  CWABS, INC.
                                   DEPOSITOR



                          COUNTRYWIDE HOME LOANS, INC.



                                     [LOGO]

                           SELLER AND MASTER SERVICER


                            ------------------------


     Each Revolving Home Equity Loan Asset Backed Certificate, Series 1996-A (collectively, the 'Certificates') will represent an undivided interest in the Countrywide Home Equity Loan Trust 1996-A (the 'Trust Fund') to be formed pursuant to a Pooling and Servicing Agreement among Countrywide Home Loans, Inc. ('Countrywide'), as Seller and Master Servicer, CWABS, Inc., as Depositor, and The First National Bank of Chicago, as Trustee. The property of the Trust Fund will include a pool of adjustable rate home equity revolving credit line loans made or to be made in the future (the 'Mortgage Loans') under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first or second deeds of trust or mortgages on one- to four-family residential properties. See 'Index of Defined Terms' on page S-61 of this Prospectus Supplement and on page 99 of the Prospectus for the location of the definitions of certain capitalized terms.



     The aggregate undivided interest in the Trust Fund represented by the Certificates is expected to represent, as of October 31, 1996 (the 'Cut-off Date'), approximately 98% of the sum of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the 'Transferor Interest') is expected to represent approximately 2% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.



     Distributions of principal and interest on the Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a 'Distribution Date'), commencing December 16, 1996. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth under 'Summary -- Interest,' 'Summary -- Principal Payments from Principal Collections' and 'Description of the Certificates -- Distributions on the Certificates' herein. The Certificates are not guaranteed by the Depositor, Countrywide or any affiliate thereof. However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the 'Policy') to be issued by



                                     [Logo]






     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See 'Risk Factors' herein and in the Prospectus.


                            ------------------------


PROSPECTIVE  INVESTORS  SHOULD  REVIEW  THE INFORMATION  SET  FORTH  UNDER 'RISK
FACTORS' ON PAGE S-18                         HEREIN AND ON PAGE 13 IN  THE
                            ACCOMPANYING PROSPECTUS.





                    ----------------------------------------


THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, COUNTRYWIDE, THE TRUSTEE OR
     ANY AFFILIATE  THEREOF,  EXCEPT  TO  THE  EXTENT  PROVIDED  HEREIN.
        NEITHER   THE   CERTIFICATES  NOR   THE  MORTGAGE   LOANS  ARE
                       INSURED  OR  GUARANTEED  BY  ANY   GOVERNMENTAL
                                    AGENCY.






               ------------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES   AND  EXCHANGE  COMMISSION   OR  ANY  STATE  SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF   THIS
        PROSPECTUS.  ANY             REPRESENTATION TO THE CONTRARY IS
                                   A CRIMINAL OFFENSE.



                                                                             PRICE TO      UNDERWRITING       PROCEEDS TO
                                                                            PUBLIC(1)      DISCOUNT(2)      THE DEPOSITOR(3)
Per Certificate.........................................................              %               %                  %
Total...................................................................   $               $                  $



(1) Plus accrued interest, if any, from November   , 1996.


(2) The Depositor has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


(3) Before deducting expenses, estimated to be $350,000.


                            ------------------------


     The Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about November , 1996 (the 'Closing Date'). The Certificates will be offered in Europe and the United States of America.


LEHMAN BROTHERS                               COUNTRYWIDE SECURITIES CORPORATION



NOVEMBER   , 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                            ------------------------
     The Certificates offered hereby constitute part of a separate series of Revolving Home Equity Loan Asset Backed Certificates being offered by CWABS, Inc. from time to time pursuant to its Prospectus dated October , 1996. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.




                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE





     In addition to the documents described under 'Incorporation of Certain Documents by Reference' in the Prospectus, the financial statements of the Certificate Insurer included in, or as exhibits to, the following documents, which have been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ('Holdings'), are hereby incorporated by reference in this Prospectus Supplement:


          (a)  Annual Report on Form 10-K for  the year ended December 31, 1995;
     and


          (b) Unaudited financial statements of the Certificate Insurer and Subsidiaries for the six-month period ended June 30, 1996, included as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 1996.


     All financial statements of the Certificate Insurer included in documents filed by Holdings pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.


     The Depositor hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the financial statements of the Certificate Insurer included in or as an exhibit to the documents of Holdings referred to above and filed pursuant to Section 13(a) or
Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statements of which this Prospectus Supplement and the accompanying Prospectus is a part shall be deemed to be a new registration statement relating to the Certificates offered hereby, and the offering of such Certificates at that time shall be deemed to be the initial bona fide offering thereof.


     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above and in the Prospectus under 'Incorporation of Certain Documents by Reference' that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois 60670, telephone: (312) 407-1902, facsimile number: (312) 407-1708, attention: Corporate Trust Services Division.

                                    SUMMARY



     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See 'Index of Defined Terms' on page S-61 of this Prospectus Supplement and on page 99 of the Prospectus for the location of the definitions of certain capitalized terms.



Trust Fund..........................  Countrywide Home Equity Loan Trust 1996-A (the 'Trust Fund') will be formed pursuant to a pooling and servicing agreement (the 'Agreement') to be dated as of October 31, 1996 (the 'Cut-off Date') among Countrywide  Home  Loans,
                                      Inc.  ('Countrywide'),  as seller  and master  servicer (together  with any successor in  such  capacity,  the  'Seller'  and  the  'Master  Servicer', respectively),  CWABS, Inc., as depositor  (the 'Depositor'), and The First
                                      National Bank of Chicago, as trustee  (the 'Trustee'). The property of  the
                                      Trust  Fund will include:  a pool of adjustable  rate home equity revolving credit line loans made or to be made in the future (the 'Mortgage  Loans'), under  certain  home  equity  revolving credit  line  loan  agreements (the
                                      'Credit Line Agreements') and secured  by either first or second  mortgages on  residential  properties that  are one-  to four-family  properties (the
                                      'Mortgaged Properties'); the collections in  respect of the Mortgage  Loans received  after  the  Cut-off Date  (exclusive  of payments  in  respect of accrued interest due on or prior to the Cut-off Date or due in the month of
                                      October); property that secured a Mortgage Loan which has been acquired  by
                                      foreclosure   or  deed   in  lieu   of  foreclosure;   an  irrevocable  and
                                      unconditional limited financial guaranty  insurance policy (the  'Policy');
                                      an  assignment of the  Depositor's rights under  the Purchase Agreement (as defined herein); rights  under certain hazard  insurance policies  covering the  Mortgaged Properties;  and certain  other property,  as described more fully under 'Description of the Certificates -- General' herein.

                                      The Trust Fund property  will include the unpaid  principal balance of each
                                      Mortgage Loan as of the Cut-off Date (the 'Cut-off Date Principal Balance')
                                      plus any additions thereto as a result of new  advances  made  pursuant  to
                                      the applicable Credit  Line Agreement  (the 'Additional   Balances') during
                                      the  life  of the Trust Fund. With respect  to any date, the 'Pool Balance'
                                      will be equal to the aggregate of  the Principal Balances of  all  Mortgage
                                      Loans as of such date. The aggregate Cut-off Date Principal Balance of  the
                                      Mortgage  Loans  is  expected to be  $           (the  'Cut-off  Date  Pool
                                      Balance'). The 'Principal  Balance'  of  a  Mortgage  Loan  (other  than  a
                                      Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal
                                      Balance plus (i)  any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance  of  such
                                      Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan  (as  defined herein) after final recovery of related Liquidation  Proceeds  (as  defined herein) shall be zero.

Securities Offered..................  Each of the Revolving  Home Equity Loan  Asset Backed Certificates,  Series
                                      1996-A offered hereby (the 'Certificates') represents an undivided interest in  the  Trust  Fund.  Each Certificate  represents  the  right  to receive payments of interest at the variable rate described below (the 'Certificate
                                      Rate'), payable monthly, and payments of principal at such time and to  the
                                      extent   provided  herein   under  'Description  of   the  Certificates  --
                                      Distributions on the Certificates'. The aggregate undivided interest in the
                                      Trust Fund  represented by  the  Certificates as  of  the Closing  Date  is
                                      expected  to equal  $              (the 'Original  Invested Amount'), which
                                      represents  approximately  98%  of  the  Cut-off  Date  Pool  Balance.  The
                                      'Original  Certificate Principal Balance' is expected to equal $          .
                                      Following the Closing Date, the 'Invested Amount' with respect to any  date will  be an  amount equal  to the  Original Invested  Amount minus  (i) the amount of  Investor Principal  Collections (as  defined herein)  previously distributed  to Certificateholders, and  minus (ii) an  amount equal to the product of the Investor Floating Allocation Percentage and the  Liquidation
                                      Loss  Amounts (each as defined herein). The Transferor (as described below)
                                      will own the  remaining undivided interest  (the 'Transferor Interest')  in the  Mortgage Loans, which is equal to  the Pool Balance minus the Invested
                                      Amount and is expected to initially  equal approximately 2% of the  Cut-off
                                      Date  Pool Balance. The Transferor (the 'Transferor') as of any date is the owner of the Transferor Interest which initially will be Countrywide.
                                      The Certificates will be  issued pursuant to  the Agreement. The  principal
                                      amount   of  the  outstanding   Certificates  (the  'Certificate  Principal
                                      Balance') on  any  date is  equal  to the  Original  Certificate  Principal
                                      Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See 'Description of the Certificates' herein.
Removal of Certain Mortgage Loans;
  Additional Balances...............  In  order to permit the Transferor to  remove Mortgage Loans from the Trust
                                      Fund at such times,  if any, as the  Transferor Interest exceeds the  level required  by  the  Certificate  Insurer and  the  Rating  Agencies,  on any
                                      Distribution Date the Transferor may, but shall not be obligated to, remove
                                      from  the  Trust  Fund  certain  Mortgage  Loans  without  notice  to   the
                                      Certificateholders.  The Transferor is permitted  to designate the Mortgage
                                      Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions:  (i) No Rapid Amortization  Event
                                      (as  defined herein) has  occurred; (ii) the Transferor  Interest as of the
                                      Transfer Date (as  defined herein)  (after giving effect  to such  removal)
                                      exceeds  the  Minimum Transferor  Interest  (as defined  below);  (iii) the transfer of any  Mortgage Loans  on any  Transfer Date  during the  Managed
                                      Amortization Period (as defined herein) shall not, in the reasonable belief of  the Transferor, cause a  Rapid Amortization Event to  occur or an event which with  notice  or lapse  of  time or  both  would constitute  a  Rapid
                                      Amortization Event; (iv) the Transferor shall have delivered to the Trustee a  'Mortgage  Loan  Schedule'  containing  a  list  of  all  Mortgage Loans remaining in the Trust  Fund after such removal;  (v) the Transferor  shall represent  and warrant that no  selection procedures reasonably believed by
                                      the   Transferor    to   be    adverse   to    the   interests    of    the
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                                      Certificateholders  or the Certificate Insurer  were used by the Transferor in selecting such Mortgage  Loans; (vi) in connection  with the first  such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have  been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer  would result  in  a  reduction  or  withdrawal of  the  ratings  assigned  to the
                                      Certificates without regard to the  Policy; and (vii) the Transferor  shall have  delivered to  the Trustee  and the  Certificate Insurer  an officer's certificate confirming the conditions set forth in clauses (i) through (vi)
                                      above. See  'Description  of  the Certificates  --  Optional  Transfers  of
                                      Mortgage Loans to the Transferor' herein.
                                      The  'Minimum Transferor Interest' as of any date is an amount equal to the lesser of (a) 5% of  the Pool Balance on such  date and (b) the  Transferor
                                      Interest as of the Closing Date.
                                      During  the  term  of  the  Trust Fund,  all  Additional  Balances  will be transferred to and become property of  the Trust Fund. The Pool Balance  at any  time will generally  fluctuate from day  to day because  the amount of
                                      Additional Balances and the  amount of principal  payments with respect  to the  Mortgage  Loans  will usually  differ  from  day to  day.  Because the
                                      Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of  the Transferor Interest  will fluctuate from  day to day  as draws  are  made  with  respect  to the  Mortgage  Loans  and  as Principal
                                      Collections are received.
The Mortgage Loans..................  The  statistical  information  presented  in  this  Prospectus   Supplement
                                      concerning   the  pool  of  Mortgage   Loans  (such  pool,  the  'Statistic
                                      Calculation Pool' and  each such  Mortgage Loan,  a 'Statistic  Calculation
                                      Pool  Mortgage Loan') does not reflect all of the Mortgage Loans which will be  included  on  the  Closing  Date  in  the  final  pool.  The  Statistic
                                      Calculation  Pool  reflects the  Mortgage  Loans originated  by  the Seller through  September  30, 1996 (the 'Statistic  Calculation  Date')  and  the
                                      statistical information presented  herein is based on the  number  and  the principal balances of such Mortgage Loans as of the  Statistic  Calculation
                                      Date.   The  aggregate  principal  balance  of  the  Statistic  Calculation
                                      Pool Mortgage Loans is $216,574,732.71  (the  'Statistic  Calculation  Date
                                      Principal Balance'). The  Depositor  expects that the actual pool as of the
                                      Closing  Date  will represent approximately $           aggregate Principal
                                      Balance of Mortgage  Loans.  The  additional  Mortgage Loans to be included in the final pool  will  represent  Mortgage  Loans  originated  or  to  be originated by the Seller prior to the  Cut-off Date and sold by the  Seller to  the Depositor, and by  the Depositor to the  Trust Fund, on the Closing
                                      Date.  In   addition,  with  respect  to  the  Statistic  Calculation  Pool as to which statistical information is presented herein, some  amortization of the Statistic  Calculation Pool Mortgage Loans will  occur prior  to the
                                      Closing Date. In addition,  certain  Statistic  Calculation  Pool  Mortgage
                                      Loans  may  prepay   in   full  or  may  be  determined  not  to  meet  the
                                      eligibility requirements for the final pool and as  a  result  may  not  be included in  the final pool.  As a result of the foregoing, the statistical distribution of such characteristics as  of  the  Closing Date in the final
                                      Mortgage  Loan pool will vary from the  statistical  distribution  of  such
                                      characteristics in the   Statistic   Calculation   Pool   as   presented in
                                      this Prospectus Supplement, although such variance will not be material. In the event that the  Seller does not, as of the
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                                      Closing  Date, have the  full amount of Mortgage  Loans which the Depositor expects to purchase from the Seller and sell to the Trust Fund on such date
                                      (i.e., approximately $             aggregate Principal Balance of  Mortgage
                                      Loans),  the Depositor will reduce the  size of the offering. The Depositor does not expect that the original principal amount of the Certificates will increase or decrease by more than 5% as a result of such non-delivery.
                                      Unless otherwise  noted, all  statistical  percentages in  this  Prospectus
                                      Supplement are measured by the aggregate principal balance of the Statistic
                                      Calculation Pool Mortgage Loans.
                                      The  Statistic  Calculation  Pool  Mortgage  Loans are  secured by first or second  mortgages  on  Mortgaged  Properties  located  in 44 states and the
                                      District  of  Columbia.  On the  Closing  Date,  Countrywide  will sell the
                                      Mortgage  Loans to the  Depositor,  pursuant to a purchase  agreement  (the
                                      'Purchase Agreement').
                                      The percentage of the Statistic Calculation Date Principal Balance  of  the
                                      Statistic Calculation Pool Mortgage Loans secured by  Mortgaged  Properties located in the states of California, Washington, Colorado, Utah and Florida is approximately  30.54%,  7.20%, 4.75%, 4.54% and 4.28%, respectively. The
                                      'Combined  Loan-to-Value  Ratio' of each  Mortgage Loan is the ratio of (A)
                                      the sum of (i) the maximum  amount the borrower was  permitted to draw down under the related Credit Line  Agreement (the 'Credit  Limit') and (ii) the
                                      amounts of any related senior mortgage loans and any related  mortgage loan of equal priority (computed generally as of the date of origination of each such  Mortgage  Loan) to (B) the lesser of (i) the  appraised  value of the
                                      Mortgaged  Property or (ii) in the case of a Mortgaged  Property  purchased within one year of the  origination  of  the  related  Mortgage  Loan,  the purchase  price of such Mortgaged Property. As of the Statistic Calculation
                                      Date the  weighted average Combined  Loan-to-Value Ratio of  the  Statistic
                                      Calculation Pool Mortgage Loans was approximately 78.76%.
                                      Interest on each Mortgage Loan is  payable  monthly  and  computed  on  the related  daily outstanding  Principal  Balance for each day in  the billing cycle  at  a variable  rate per annum (the  'Loan  Rate') equal at any time
                                      (subject to maximum rates, as described herein under  'Description  of  the
                                      Mortgage Loans Mortgage  Loan Terms,' and  further  subject  to  applicable usury limitations) to the sum of (i) the highest prime  rate  published  in the 'Money  Rates' section of The  Wall  Street  Journal  and (ii) a Margin within the range of 0.125% to  5.50%. As of the Statistic Calculation Date,
                                      the weighted average Margin  of the  Statistic  Calculation  Pool  Mortgage
                                      Loans was approximately 2.20%. Loan Rates are adjusted monthly on the first business day of the calendar month preceding  the  Due  Date.  As  to  each
                                      Mortgage Loan, the  'Due Date' is the  fifteenth  day  of  each  month. The
                                      Statistic Calculation Date Principal Balances of the Statistic  Calculation
                                      Pool Mortgage Loans ranged from zero to $730,420 and averaged approximately
                                      $23,894.  Credit Limits under the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from $9,400 to  $1,000,000  and averaged approximately $34,552. Each  Statistic Calculation  Pool  Mortgage
                                      Loan was originated in the period  from  December  1, 1994 to September 30,
                                      1996. As of the  Statistic  Calculation  Date,  the  maximum  Credit  Limit
                                      Utilization  Rate (as defined  herein)  of  the  Statistic Calculation Pool
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                                      Mortgage Loans was 100% and the weighted  average Credit Limit  Utilization
                                      Rate was approximately 69.15%. As of the Cut-off Date,  approximately 5.01%
                                      by  Statistic   Calculation   Date  Principal   Balance  of  the  Statistic
                                      Calculation  Pool  Mortgage  Loans  represented  first liens on the related
                                      Mortgaged  Properties,  while  approximately  94.99% of such Mortgage Loans represented second  liens.  As  of  the  Statistic  Calculation  Date,  the
                                      Statistic Calculation  Pool Mortgage Loans had remaining terms to scheduled maturity ranging from 147 months to 305 months and had a  weighted  average remaining term to scheduled  maturity  of  approximately  287  months.  See
                                      'Description of the Mortgage Loans' herein.
Denominations.......................  The Certificates will be  offered for purchase  in denominations of  $1,000 and  multiples of  $1 in  excess thereof.  The interest  in the  Trust Fund evidenced by a Certificate (the 'Percentage Interest') will be equal to the percentage derived by dividing the denomination of such Certificate by  the
                                      Original Certificate Principal Balance.
Registration of Certificates........  The  Certificates  will initially  be  issued in  book-entry  form. Persons acquiring beneficial ownership interests in the Certificates  ('Certificate
                                      Owners')  may  elect  to  hold  their  Certificate  interests  through  The
                                      Depository Trust  Company ('DTC'),  in the  United States,  or Centrale  de
                                      Livraison  de  Valeurs Mobilieres  S.A. ('CEDEL')  or the  Euroclear System
                                      ('Euroclear'), in Europe. Transfers within DTC, CEDEL or Euroclear, as  the case  may be,  will be  in accordance  with the  usual rules  and operating procedures of  the  relevant  system.  So  long  as  the  Certificates  are
                                      Book-Entry  Certificates  (as defined  herein),  such Certificates  will be evidenced by one or more Certificates registered in the name of Cede &  Co.
                                      ('Cede'),  as  the  nominee of  DTC  or  one of  the  relevant depositaries
                                      (collectively, the 'European Depositaries'). Cross-market transfers between persons holding directly or  indirectly through DTC, on  the one hand,  and counterparties  holding directly or indirectly  through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or
                                      The Chase Manhattan Bank ('Chase'),  the relevant depositaries of CEDEL  or
                                      Euroclear,  respectively,  and  each  a participating  member  of  DTC. The
                                      Certificates will  initially  be  registered  in  the  name  of  Cede.  The interests  of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate  Owner will  be  entitled to  receive a  definitive certificate  representing such person's interest, except  in the  event that  Definitive Certificates  (as defined  herein) are issued under the limited circumstances described under
                                      'Description of  the  Certificates  Book-Entry  Certificates'  herein.  All references  in this Prospectus  Supplement to any  Certificates reflect the rights of Certificate Owners only as  such rights may be exercised  through
                                      DTC  and its participating  organizations for so  long as such Certificates
                                      are  held  by  DTC.  See   'Risk  Factors  Book  --  Entry   Certificates',
                                      'Description  of the  Certificates Book  -- Entry  Certificates' herein and
                                      'Annex I' hereto.
Depositor...........................  CWABS,  Inc.,  a  Delaware  corporation  and  a  limited  purpose   finance
                                      subsidiary  of Countrywide Credit Industries, Inc., a Delaware corporation.
                                      The principal executive offices of the  Depositor are located at 155  North
                                      Lake  Avenue, Pasadena,  California 91101 (Telephone:  (818) 584-2212). See
                                      'The Depositor' in the Prospectus.
Master Servicer of the Mortgage
  Loans.............................  Countrywide Home  Loans,  Inc., a  New  York corporation  headquartered  in
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                                      Pasadena,  California.  The  principal  executive  offices  of  the  Master
                                      Servicer are located at 155  North Lake Avenue, Pasadena, California  91101
                                      (Telephone:  (818) 304-8400). See  'Servicing of the  Mortgage Loans -- The
                                      Master Servicer' herein.
Collections.........................  All collections  on  the Mortgage  Loans  will generally  be  allocated  in accordance  with the  Credit Line  Agreements between  amounts collected in respect of interest and  amounts collected in respect  of principal. As  to any  Distribution Date, 'Interest Collections' will be equal to the amounts
                                      collected  during  the   related  Collection   Period,  including   without
                                      limitation  the  portion of  Net  Liquidation Proceeds  (as  defined below)
                                      allocated to interest pursuant to the  terms of the Credit Line  Agreements less Servicing Fees for the related Collection Period.
                                      As  to any Distribution Date, 'Principal  Collections' will be equal to the sum of  (i) the  amounts collected  during the  related Collection  Period, including  without  limitation  the  portion  of  Net  Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line  Agreements and (ii) any Transfer Deposit Amounts (as defined herein).
                                      'Net Liquidation Proceeds' with respect to a Mortgage Loan are the proceeds
                                      (excluding  amounts drawn  on the Policy)  received in  connection with the
                                      liquidation  of  any  Mortgage   Loan,  whether  through  trustee's   sale,
                                      foreclosure  sale  or  otherwise,  reduced  by  related  expenses,  but not including the portion, if  any, of such amount  that exceeds the  Principal
                                      Balance  of the Mortgage Loan plus  any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan  became a Liquidated Mortgage Loan.
                                      With  respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will  equal the  product of (a) Interest Collections for such Distribution Date and (b)
                                      the  Investor  Floating   Allocation  Percentage.  With   respect  to   any
                                      Distribution  Date, the  'Investor Floating  Allocation Percentage'  is the
                                      percentage equivalent of  a fraction  determined by  dividing the  Invested
                                      Amount  at the close of business on  the preceding Distribution Date (or at the Closing Date in the  case of the first  Distribution Date) by the  Pool
                                      Balance  at the beginning  of the related  Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest
                                      as  more  fully  described  under  'Description  of  the  Certificates   --
                                      Allocations and Collections' herein.
                                      On  each  Distribution  Date,  the Investor  Interest  Collections  will be applied in the following order of  priority: (i) as payment to the  Trustee for  its  fee for  services  rendered pursuant  to  the Agreement;  (ii) as payment for the premium  for the Policy; (iii)  as payment for the  accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the  Certificates; (iv) to pay any Investor Loss Amount (as defined herein)
                                      for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor
                                      Interest Collections allocable to  the Certificateholders, (b) absorbed  by the  Overcollateralization Amount, (c) funded by  amounts on deposit in the
                                      Spread Account or  (d) funded  by draws on  the Policy;  (vi) to  reimburse prior  draws made  from the  Policy (with  interest thereon);  (vii) to pay principal on  the  Certificates  until  the  Invested  Amount  exceeds  the
                                      Certificate Principal Balance by the Required
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                                      Overcollateralization  Amount, each as defined herein (such amount, if any, paid pursuant  to  this  clause  (vii) being  referred  to  herein  as  the
                                      'Accelerated  Principal Distribution Amount'); (viii)  to any other amounts required to be deposited in an  account for the benefit of the  Certificate
                                      Insurer and Certificateholders pursuant to the Agreement or amounts owed to the  Certificate  Insurer  pursuant  to the  Insurance  Agreement;  (ix) as payment of certain amounts that  may be required to  be paid to the  Master
                                      Servicer pursuant to the Agreement; and (x) to the Transferor to the extent
                                      permitted   as  described   under  'Description  of   the  Certificates  --
                                      Distributions on the Certificates' herein.
                                      Investor Interest Collections  available after the  payment of interest  on the  Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency results in  the Certificate Principal Balance  exceeding the  Invested Amount, a draw in an  amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.
                                      The 'Overcollateralization  Amount' on  any date  of determination  is  the amount,  if  any,  by which  the  Invested Amount  exceeds  the Certificate
                                      Principal Balance on such day.  Payments to Certificateholders pursuant  to clause  (iii) above will be interest payments on the Certificates. Payments to Certificateholders  pursuant to  clauses  (iv), (v)  and (vii)  will  be principal  payments  on  the  Certificates and  will  therefore  reduce the
                                      Certificate Principal Balance, however,  payments pursuant to clause  (vii)
                                      will not reduce the Invested Amount. The Accelerated Principal Distribution
                                      Amount is not guaranteed by the Policy.
                                      'Liquidation  Loss Amount' means,  with respect to  any Liquidated Mortgage
                                      Loan, the unrecovered Principal Balance thereof  at the end of the  related
                                      Collection  Period in which such Mortgage Loan became a Liquidated Mortgage
                                      Loan, after giving  effect to  the Net Liquidation  Proceeds in  connection therewith.  The 'Investor Loss Amount' shall be the product of the Investor
                                      Floating Allocation Percentage  and the  Liquidation Loss  Amount for  such
                                      Distribution Date. See 'Description of the Certificates -- Distributions on
                                      the Certificates' herein.
                                      Principal  Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor  Principal
                                      Collections',  respectively) in accordance  with their percentage interests in the Mortgage Loans of approximately 98% and 2%, respectively, as of  the
                                      Closing  Date without  giving effect to  any collections received  on or in respect thereof after the Cut-off Date (the 'Fixed Allocation Percentage'), but a  lesser  amount  of  Principal  Collections  may  be  distributed  to
                                      Certificateholders  during  the Managed  Amortization Period,  as described below. The 'Investor Fixed Allocation Percentage' shall be 98%.
                                      The  Master  Servicer  will  deposit  Interest  Collections  and  Principal
                                      Collections  in respect of the Mortgage Loans in an account established for
                                      such  purpose  under   the  Agreement  (the   'Collection  Account').   See
                                      'Description of the Certificates -- Payments on Mortgage Loans; Deposits to
                                      Collection Account' herein.
Collection Period...................  As to any Distribution Date, the 'Collection Period' is the calendar  month preceding  the month of such Distribution  Date.

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Interest............................  Interest on the Certificates  will be distributed  monthly on the fifteenth day of each  month or,  if such day is not a  Business  Day,  then the next succeeding  Business  Day (each,  a  'Distribution  Date'),  commencing  on
                                      December 16, 1996, at the Certificate  Rate for the related Interest Period
                                      (as defined  below).  The  'Certificate  Rate' for an Interest  Period will generally equal the sum of (a) the London  Interbank  offered rate for one-
                                      month United States  dollar  deposits  ('LIBOR')  appearing on the Telerate
                                      Screen Page 3750, as of the second LIBOR  Business Day (as defined  herein)
                                      prior to the first day of such Interest Period (or as of two LIBOR Business
                                      Days prior to the Closing Date, in the case of the first  Interest  Period)
                                      and (b) %.  Notwithstanding  the foregoing,  in no event will the amount of interest  required to be distributed in respect of the  Certificates on any
                                      Distribution  Date exceed a per annum rate equal to the weighted average of the Loan Rates (net of the  Servicing  Fee Rate,  the rate at which the fee payable to the Trustee is calculated, the rate at which the premium payable
                                      to  the  Certificate   Insurer  is  calculated  and,  commencing  with  the
                                      Distribution  Date in June 1997,  0.50%) weighted on the basis of the daily average  balance of each  Mortgage  Loan during the related  billing  cycle prior to the Collection Period relating to such Distribution Date. Interest on the  Certificates in respect of any  Distribution  Date will accrue from the preceding  Distribution Date (or in the case of the first  Distribution
                                      Date,  from the  date of the  initial  issuance  of the  Certificates  (the
                                      'Closing Date') through the day preceding such Distribution Date (each such period, an 'Interest  Period') on the basis of the actual number of days in
                                      the  Interest  Period  and  a  360-day  year.   Interest  payments  on  the
                                      Certificates will be funded from Investor Interest  Collections,  any funds on  deposit  in the  Spread  Account  and  from  draws on the  Policy.  See
                                      'Description of the Certificates' herein.
Principal Payments from Principal
  Collections.......................  For the period beginning on the first Distribution Date and, unless a Rapid
                                      Amortization Event (as defined herein) shall have earlier occurred,  ending on the Distribution Date in , 200 (the 'Managed Amortization  Period'), the
                                      amount of Principal  Collections payable to  Certificateholders  as of each
                                      Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor,  the Scheduled  Principal  Collections
                                      Distribution  Amount for such  Distribution  Date. On any Distribution Date
                                      during  the  Managed   Amortization   Period,   the  'Scheduled   Principal
                                      Collections  Distribution Amount' shall equal the lesser of (i) the Maximum
                                      Principal  Payment (as defined herein) and (ii) the  Alternative  Principal
                                      Payment (as defined  herein).  With respect to any  Distribution  Date, the
                                      'Maximum  Principal  Payment' will equal the product of the Investor  Fixed
                                      Allocation Percentage and Principal Collections for such Distribution Date.
                                      With respect to any Distribution Date, the 'Alternative  Principal Payment'
                                      will equal the amount, but not less than zero, of Principal Collections for such  Distribution  Date less the aggregate of Additional  Balances created during the related Collection Period. Beginning with the first Distribution
                                      Date following the end of the Managed  Amortization  Period,  the amount of
                                      Principal  Collections payable to  Certificateholders  on each Distribution
                                      Date will be equal to the Maximum  Principal  Payment.  See 'Description of
                                      the Certificates --
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                                      Distributions  on the Certificates' herein.In addition, to the extent funds are available therefor (including funds available under the Policy), on the
                                      Distribution Date in           20  , Certificateholders will be entitled to
                                      receive as  payment  of  principal  an  amount  equal  to  the  outstanding
                                      Certificate Principal Balance.
                                      Distributions  of  Principal  Collections  based  upon  the  Investor Fixed
                                      Allocation  Percentage  may  result   in  distributions  of  principal   to
                                      Certificateholders  in amounts that  are greater relative  to the declining
                                      Pool Balance than  would be the  case if the  Investor Floating  Allocation
                                      Percentage  were used to determine  the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate  distributions of principal to Certificateholders will not exceed the Original Certificate
                                      Principal Balance.
The Certificate Insurer.............  Financial Security Assurance Inc. (the 'Certificate Insurer') is a New York
                                      monoline  insurance company engaged exclusively  in the business of writing financial guaranty insurance,  principally in respect  of asset-backed  and other  collateralized securities  offered in domestic  and foreign markets.
                                      The Certificate Insurer's claims-paying ability  is rated 'Aaa' by  Moody's
                                      Investors  Service, Inc. ('Moody's') and 'AAA' by each of Standard & Poor's
                                      Ratings Services, a division of The McGraw-Hill Companies, Inc.  ('Standard
                                      &   Poor's'),  Nippon  Investors  Service,   Inc.  and  Standard  &  Poor's
                                      (Australia) Pty. Ltd. See 'The Certificate Insurer' herein.
Policy..............................  On or before the Closing Date, the Policy will be issued by the Certificate
                                      Insurer pursuant to the provisions of the Insurance and Indemnity Agreement
                                      (the 'Insurance Agreement') to be dated as of October 31,  1996,  among the
                                      Seller, the Depositor, the Master Servicer and the Certificate Insurer.

                                      The Policy will irrevocably and  unconditionally guarantee payment on  each
                                      Distribution  Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal  Distribution
                                      Amount  (as  defined  herein) with  respect  to the  Certificates  for such
                                      Distribution  Date  and  (ii)  accrued  and  unpaid  interest  due  on  the
                                      Certificates   (together,  the   'Guaranteed  Distributions'),   with  such
                                      Guaranteed Distributions  having been  calculated  in accordance  with  the original  terms of the Certificates or  the Agreement except for amendments or modifications  to which  the  Certificate Insurer  has given  its  prior written  consent.  The effect  of  the Policy  is  to guarantee  the timely payment of interest on,  and the ultimate payment  of the principal  amount of,  all of the Certificates.The 'Guaranteed Principal Distribution Amount'
                                      for any Distribution  Date shall  be the  amount by  which the  Certificate
                                      Principal  Balance (after giving effect  to all other amounts distributable and allocable to principal on  the Certificates on such Distribution  Date)
                                      exceeds  the Invested Amount  for such Distribution  Date. In addition, the
                                      Policy will guarantee the payment of the outstanding Certificate  Principal
                                      Balance on the Distribution Date in           , 20  (after giving effect to
                                      all  other  amounts  distributable  and  allocable  to  principal  on  such
                                      Distribution Date).
                                      In accordance with the Agreement, the Trustee will be required to establish and maintain  an account  (the 'Spread  Account') for  the benefit  of  the
                                      Certificate   Insurer  and   the  Certificateholders.   The  Trustee  shall

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
                                      deposit the amounts into the Spread Account as required by the Agreement.
                                      In the  absence  of  payments under  the  Policy,  Certificateholders  will directly  bear the credit  and other risks  associated with their undivided interest in the  Trust Fund. See  'Description of the  Certificates --  The
                                      Policy' herein.
Overcollateralization Amount........  The  distribution of Accelerated Principal Distribution Amounts, if any, to
                                      Certificateholders may result in the Invested Amount being greater than the
                                      Certificate Principal Balance,  thereby creating the  Overcollateralization
                                      Amount.  The  Overcollateralization Amount,  if any,  will be  available to
                                      absorb  any  Investor  Loss  Amount   not  covered  by  Investor   Interest
                                      Collections. Payments of Accelerated Principal Distribution Amounts are not
                                      covered  by  the Policy.  Any  Investor Loss  Amounts  not covered  by such overcollateralization, amounts on deposit in the Spread Account or Investor
                                      Interest Collections will be covered by  draws on the Policy to the  extent provided therein.
Record Date.........................  The  last day preceding a Distribution Date  or, if the Certificates are no
                                      longer Book-Entry  Certificates, the  last  day of  the month  preceding  a
                                      Distribution Date.
Servicing...........................  The Master Servicer will be responsible for servicing,  managing and making collections  on the Mortgage  Loans.  The Master  Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described  under  'Description  of the  Certificates  Payments  on Mortgage
                                      Loans;  Deposits to Collection  Account' herein.  On the third Business Day prior to each  Distribution  Date (the  'Determination  Date'),  the Master
                                      Servicer  will  calculate,  and instruct the Trustee  regarding the amounts available to be paid, as described under  'Description of the  Certificates
                                      -- Payments on Mortgage Loans;  Deposits to Collection  Account' herein, to the  Certificateholders  on such Distribution Date. See 'Description of the
                                      Certificates -- Distributions on the Certificates'  herein. With respect to each Collection  Period,  the Master Servicer will receive from collections in  respect of  interest  on the  Mortgage  Loans,  on behalf of itself,  a portion of such  collections  as a monthly  servicing  fee (the  'Servicing
                                      Fee') in the  amount of 0.50% per annum (the  'Servicing  Fee Rate') on the aggregate  Principal  Balances of the Mortgage Loans as of the first day of each such  Collection  Period.  See  'Description  of  the  Certificates --
                                      Servicing  Compensation and Payment of Expenses' herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or  a  third-party  servicer  will  be  appointed  as  a successor Master Servicer. See 'Description of the  Certificates -- Certain
                                      Matters  Regarding the Master Servicer and the Transferor' herein.
Final Payment of Principal;
  Termination.......................  The  Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer  and
                                      (B)  the earliest  of (i)  the Distribution  Date on  which the Certificate
                                      Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional retransfer to the Transferor  of the Certificates,  as described below  and
                                      (iv)  the Distribution Date in             , 20  . The Certificates will be
                                      subject to optional retransfer to  the Transferor on any Distribution  Date after  the Certificate Principal Balance is  reduced to an amount less than or equal to

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


                                      $            (10%  of the Original Certificate  Principal Balance) and  all
                                      amounts  due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance
                                      Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding  Certificate  Principal  Balance  and  accrued  and  unpaid interest  thereon at  the Certificate  Rate through  the day  preceding the final Distribution Date. See 'Description of The
                                      Certificates --  Termination; Retirement  of the  Certificates' herein  and
                                      'The Agreements -- Termination; Optional Termination' in the Prospectus.
                                      In addition, the Trust Fund may be liquidated as a result of certain events of  bankruptcy, insolvency or receivership  relating to the Transferor. See
                                      'Description of the Certificates -- Rapid Amortization Events' herein.
Trustee.............................  The First National  Bank of  Chicago, a national  banking association  (the
                                      'Trustee'), will act as Trustee on behalf of the Certificateholders.
Mandatory Retransfer of Certain
  Mortgage Loans....................  The  Seller  will  make  certain  representations  and  warranties  in  the
                                      Agreement with  respect  to the  Mortgage  Loans. If  the  Seller  breaches certain  of its representations and warranties with respect to any Mortgage
                                      Loan and such breach materially and adversely affects the interests of  the
                                      Certificateholders  or the Certificate Insurer and  is not cured within the specified period, the  Mortgage Loan will  be removed from  the Trust  Fund upon the expiration of a specified period from the date on which the Seller becomes  aware or receives notice of such  breach and will be reassigned to the Seller. See 'Description of the Certificates -- Assignment of  Mortgage
                                      Loans' herein.
Federal Income Tax Consequences.....  Subject  to  the   qualifications   set  forth  in   'Federal   Income  Tax
                                      Consequences'  herein,  special  tax  counsel  to the  Depositor  is of the opinion that,  under existing law, a Certificate  will be treated as a debt instrument  for federal  income tax purposes as of the Closing Date.  Under the Agreement,  the  Transferor,  the Depositor and the  Certificateholders
                                      will agree to treat the Certificates as indebtedness for federal income tax purposes.  Furthermore,  special  tax  counsel to the  Depositor  is of the opinion that the Trust Fund will not be treated as either an association or a publicly traded partnership taxable as a corporation. See 'Federal Income
                                      Tax Consequences'  herein and in the Prospectus for additional  information concerning the application of federal income tax laws.
ERISA Considerations................  The  acquisition of  a Certificate by  a pension or  other employee benefit plan (a 'Plan') subject to the  Employee Retirement Income Security Act  of
                                      1974,  as  amended  ('ERISA'),  could,  in  some  instances,  result  in  a
                                      'prohibited transaction' or other violation of the fiduciary responsibility provisions of  ERISA and  Code Section  4975. Certain  exemptions from  the prohibited  transaction rules could be applicable to the acquisition of the
                                      Certificates. Any  Plan  fiduciary  considering  whether  to  purchase  any
                                      Certificate  on behalf of a Plan  should consult with its counsel regarding the applicability  of the  provisions of  ERISA and  the Code.  See  'ERISA
                                      Considerations' herein and in the Prospectus.
Legal Investment Considerations.....  The  Certificates  will not  constitute  'mortgage related  securities' for
                                      purposes  of  the  Secondary  Mortgage  Market  Enhancement  Act  of   1984
                                      ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are
                                      first    mortgages.    Accordingly,    many    institutions    with   legal

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


                                      authority to invest in  comparably rated securities  based solely on  first mortgages  may not be legally authorized to invest in the Certificates. See
                                      'Legal Investment  Considerations' herein  and  'Legal Investment'  in  the
                                      Prospectus.
Certificate Rating..................  It  is a condition to  the issuance of the  Certificates that they be rated
                                      'AAA' by Standard & Poor's and  'Aaa' by Moody's (each a 'Rating  Agency').
                                      In  general, ratings address credit risk  and do not address the likelihood of prepayments. See  'Ratings' herein and  'Risk Factors --  Rating of  the
                                      Securities' in the Prospectus.
Risk Factors........................  For  a discussion  of certain  risks associated  with an  investment in the
                                      Certificates, see 'Risk Factors' on page S-18 herein and on page 13 in  the
                                      Prospectus.

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

                                  RISK FACTORS



     Investors should consider the following risks in connection with the purchase of Certificates.



     Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.



     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.



     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of
Certificateholders only indirectly through DTC and its Participants. See 'Description of the Certificates -- Book-Entry Certificates' herein and 'Risk Factors -- Book-Entry Registration' in the Prospectus.



     Cash Flow Considerations and Risks. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest thereon. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.



     Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See 'Description of the Certificates' herein and 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See 'Maturity and Prepayment Considerations' herein and 'Yield and Prepayment Considerations' in the Prospectus.



     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.



     Legal Considerations -- Lien Priority. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'Certain Legal Aspects of the Loans' in the Prospectus.



     Legal Considerations -- Security Interest. Under the terms of the Agreement, so long as Countrywide's long-term senior unsecured debt is rated at least 'BBB-' by Standard & Poor's and 'Baa2' by Moody's, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Closing Date Pool Balance, Additional Balances and Related Documents potentially ineffective against (i) any creditors of Countrywide, who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of Countrywide, or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of Countrywide.



     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from Countrywide to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of Countrywide, the receiver of Countrywide may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by Countrywide, secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer,
(i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust Fund in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.



     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.



     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.



     Geographic Concentration. As of the Cut-off Date, approximately 30.54% (by Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans) of the Mortgaged Properties are located in the State of California. An overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing the Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.



     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Loan Rate for such Mortgage Loan. Any such increase in the Credit Line of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Loan Rate of a Mortgage Loan would reduce the excess cash flow available to absorb losses.



     Delinquent Mortgage Loans. The Trust Fund will include Statistic Calculation Pool Mortgage Loans which are 89 or fewer days delinquent as of the Statistic Calculation Date. The Statistic Calculation Date Principal Balance of Statistic Calculation Pool Mortgage Loans which are between 30 days and 89 days delinquent as of the Statistic Calculation Date was $467,607.79. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.



     For a discussion of additional risks pertaining to the Certificates, see 'Risk Factors' in the Prospectus.



                            THE CERTIFICATE INSURER



     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.



     General. Financial Security Assurance Inc. (the 'Certificate Insurer' or 'Financial Security') is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Insurer is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.



     The Certificate Insurer and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.



     The Certificate Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Certificate Insurer or any claim under any insurance policy issued by the Certificate Insurer or to make any additional contribution to the capital of the Certificate Insurer.



     The principal executive offices of the Certificate Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.



     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Certificate Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.



     Ratings of Claims-Paying Ability. The Certificate Insurer's claims-paying ability is rated 'Aaa' by Moody's and 'AAA' by each of S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.



     Capitalization. The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1996 (in thousands):



                                                                                  JUNE 30, 1996
                                                                                  -------------
                                                                                   (UNAUDITED)

Deferred Premium Revenue
  (net of prepaid reinsurance premiums)........................................    $   351,180
                                                                                  -------------
Shareholder's Equity:
     Common Stock..............................................................         15,000
     Additional Paid-In Capital................................................        681,470
     Unrealized Loss on Investments (net of deferred income taxes).............         (5,685)
     Accumulated Earnings......................................................         94,287
                                                                                  -------------
Total Shareholder's Equity.....................................................    $   785,072
                                                                                  -------------
Total Deferred Premium Revenue and Shareholder's Equity........................    $ 1,136,252
                                                                                  -------------
                                                                                  -------------



     For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of the Certificate Insurer and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.



     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Certificate Insurer and Subsidiaries included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of the Certificate Insurer and Subsidiaries for the six-month period ended June 30, 1996 included as an exhibit to the Quarterly Report on Form 10-Q for the period ended June 30, 1996, each of which has been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement.



     All financial statements of the Certificate Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.



     Insurance Regulation. The Certificate Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance

Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ('single risks') and the volume of transactions ('aggregate risks') that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.



     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information regarding the Certificate Insurer or Holdings set forth under the heading 'The Certificate Insurer.'



                              THE MASTER SERVICER



GENERAL



     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.



THE MASTER SERVICER



     Countrywide Home Loans, Inc. ('Countrywide'), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as Master Servicer for the Mortgage Loans pursuant to the Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.



     At September 30, 1996, Countrywide provided servicing for approximately $150 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 1996, Countrywide provided servicing for approximately $359 million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.



     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices located throughout the nation.



                          THE HOME EQUITY LOAN PROGRAM



UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS



     The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, demonstrated savings ability, equity in the related property and the nature of the underlying first mortgage loan.



     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity loan, the Seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.



     The Seller originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the 'Alternative Documentation Program') and its Reduced Documentation Loan Program (the 'Reduced Documentation Program'). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.



     Full appraisals are generally performed on all home equity loans which at origination had a principal balance greater than $100,000. Such appraisals are determined on the basis of a Seller-approved, independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ('FNMA') or Federal Home Loan Mortgage Corporation ('FHLMC'). For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for home equity loans are currently $10,000 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.



     After obtaining all applicable employment, credit and property information, the Seller uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The 'debt-to-income ratio' is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 40%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The Seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.



     It is generally the Seller's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has an original principal balance of $100,000 or more, the Seller requires that the borrower obtain an American Land Title Association ('ALTA') policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.



SERVICING OF THE MORTGAGE LOANS



     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and aggregation of  payments relating to the Mortgage  Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.



     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 75 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.



     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.



     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.



     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.



FORECLOSURE AND DELINQUENCY EXPERIENCE



     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                                     DELINQUENCY STATUS AS OF FEBRUARY 29,
                                                                                     1996*
                                                                    ---------------------------------------
                                                                    DOLLARS     PERCENT    UNITS    PERCENT
                                                                    --------    -------    -----    -------

Current..........................................................   $
30-59 days.......................................................    501,182                  23
60-89 days.......................................................    344,022                   3
90+ days.........................................................     48,452                   2
                                                                    --------    -------    -----    -------
     Total.......................................................   $            100.00%             100.00%
                                                                    --------    -------    -----    -------
                                                                    --------    -------    -----    -------



                                                                     DELINQUENCY STATUS AS OF SEPTEMBER 30,
                                                                                     1996*
                                                                 ------------------------------------------
                                                                    DOLLARS          PERCENT    UNITS    PERCENT
                                                                 ---------------     -------    -----    -------

Current.......................................................   $355,779,899.83      49.61%   14,630      99.69%
30-59 days....................................................      1,072,768.00       0.30        37       0.25
60-89 days....................................................        230,262.33       0.06         6       0.04
90+ days......................................................        102,612.93       0.03         3       0.02
                                                                  --------------    -------    ------    -------
     Total....................................................   $357,185,543.09     100.00%   14,676     100.00%
                                                                 ---------------    -------    ------    -------
                                                                 ---------------    -------    ------    -------

------------



* Delinquencies are reported on a contractual basis.



     As of September 30, 1996, 7 loans with an aggregate balance of $385,975.59 are in bankruptcy and 7 loans with an aggregate balance of $806,077.95 are in foreclosure.



                       DESCRIPTION OF THE MORTGAGE LOANS



GENERAL



     Certain information with respect to the Statistic Calculation Pool Mortgage Loans is set forth below. A detailed description of the Mortgage Loans actually delivered will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the Certificates. The
Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the 'Credit Line Agreements') and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in 44 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See ' -- Mortgage Loan Terms' below.



     The Statistic Calculation Date Pool Balance is $216,574,732.71, which is equal to the aggregate Principal Balances of the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date. As of the Statistic Calculation Date, the Statistic Calculation Pool Mortgage Loans were not more than 89 days delinquent. The average Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans was approximately $23,894, the minimum Statistic Calculation Date Principal Balance was zero, the maximum Statistic Calculation Date Principal Balance was $730,420, the minimum Loan Rate and the maximum Loan Rate as of the Statistic Calculation Date were 6.99% and 13.75% per annum, respectively, and the weighted average Loan Rate as of the Statistic Calculation Date was approximately 9.85% per annum. As of the Statistic Calculation Date, the average Credit Limit Utilization Rate of the Statistic Calculation Pool Mortgage Loans was approximately 69.15%. The 'Credit Limit Utilization Rate' is determined by dividing the Statistic Calculation Date Pool Balance by the aggregate of the Credit Limits of the related Credit Line Agreements. The remaining term to scheduled maturity for the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from 145 months to 305 months and the weighted average remaining term to scheduled maturity was approximately 286 months. As of the Statistic Calculation Date, the Combined Loan-to-Value Ratio of the Statistic Calculation Pool Mortgage Loans ranged from 4.55% to 100% and the weighted average Combined Loan-to-Value Ratio was approximately 78.76%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior or equal in priority to such Mortgage Loan (calculated generally at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date ranged from $9,400 to $1,000,000 and averaged approximately $34,552. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately 25.36%. As of the Statistic Calculation Date, approximately 5.01% by Statistic Calculation Date Principal Balance of the Statistic Calculation Pool Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 94.99% of such Mortgage Loans represented second liens. As of the Statistic Calculation Date, approximately 88.62% of the Statistic Calculation Pool Mortgage Loans are secured by Mortgaged Properties which are single-family residences and 96.53% were owner-occupied. As of the Statistic Calculation Date, approximately 30.54%, 7.20%, 4.75%, 4.54% and 4.28% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are located in California, Washington, Colorado, Utah and Florida, respectively.



MORTGAGE LOAN TERMS



     General. A borrower may access a Mortgage Loan by writing a check in a minimum amount of $250. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistic Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate (the 'Maximum Rate') ranging from 12.25% to 18.00% per annum and subject to applicable usury limitations. As of the Statistic Calculation Date, the weighted average Maximum Rate for the Statistic Calculation Pool Mortgage Loans was approximately 17.86%. See 'Certain Legal Aspects of the Loans Applicability of Usury Laws' in the Prospectus. The daily periodic rate on the Mortgage Loans (the 'Loan Rate') is the sum of the Index Rate plus the spread (the 'Margin'), divided by 365 days. The Margin generally ranges between 0.125% and 5.50% and had a weighted average, with respect to the Statistic Calculation Pool Mortgage Loans as of the Statistic Calculation Date, of approximately 2.20%. The 'Index Rate' is based on the highest 'prime rate' published in the 'Money Rates' table of The Wall Street Journal (the 'Index') as of the first business day of each calendar month.



     Countrywide offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of 80%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index Rate plus the applicable Margin. As of the Statistic Calculation Date, approximately 24.65% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance were subject to an introductory rate of 6.99% per annum.



     In general, the home equity loans may be drawn upon for a period (the 'Draw Period') of either five years (which may be extendible for an additional five years, upon Countrywide's approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately 93.17% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance, are subject to a fifteen year repayment period (the 'Repayment Period') following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately 6.80% of the Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance, are subject to a ten year
Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.



     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.



     Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this Prospectus Supplement is based on the Statistic Calculation Pool. The Statistic Calculation Pool reflects the Mortgage Loans originated by the Seller through the Statistic Calculation Date, and the statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Statistic Calculation Date. The Depositor expects that the actual pool as of the Closing Date will represent
approximately $           aggregate  Principal  Balance of Mortgage  Loans.  The
Mortgage Loans to be included in the final pool will represent Mortgage Loans originated or to be originated by the Seller on or prior to the Cut-off Date and sold by the Seller to the Depositor, and by the Depositor to the Trust Fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented herein, some amortization will occur prior to the Cut-off Date. In addition, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final pool and as a result may not be included in the final pool. As a result of the foregoing, the statistical distribution of characteristics as of the Cut-off Date for the final Mortgage Loan pool will vary from the statistical distribution of such characteristics of the Statistic Calculation Pool as presented in this Prospectus Supplement, although such variance will not be material. In the event that the Seller does not, as of the Cut-off Date, have the full amount of Mortgage Loans which the Depositor expects to purchase from the Seller and sell to the Trust Fund on such date, (i.e., approximately $ aggregate Principal Balance of Mortgage Loans) the Depositor will reduce the size of the offering. The Depositor does not expect that the original principal amount of the Certificates will increase or decrease by more than 5% as a result of such non-delivery.



     The following tables describe the Statistic Calculation Pool Mortgage Loans and the related Mortgaged Properties based upon the Statistic Calculation Pool as of the close of business on the Statistic Calculation Date:

                     PRINCIPAL BALANCES
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
RANGE OF PRINCIPAL  MORTGAGE      PRINCIPAL       PRINCIPAL
     BALANCES         LOANS        BALANCE         BALANCE
------------------- ---------  ---------------  ------------

0.00 to
  10,000.00........    2,088   $  9,418,647.57       4.35%
10,000.01 to
  20,000.00........    3,117     48,593,970.84      22.44
20,000.01 to
  30,000.00........    1,754     43,627,142.51      20.14
30,000.01 to
  40,000.00........     936      32,833,991.07      15.16
40,000.01 to
  50,000.00........     472      21,359,325.38       9.86
50,000.01 to
  60,000.00........     213      11,884,650.81       5.49
60,000.01 to
  70,000.00........     138       8,992,906.15       4.15
70,000.01 to
  80,000.00........      84       6,272,179.82       2.90
80,000.01 to
  90,000.00........      52       4,416,801.99       2.04
90,000.01 to
  10,0000.00.......      76       7,395,882.84       3.41
10,0000.01 to
  12,5000.00.......      51       5,754,581.71       2.66
125,000.01 to
  150,000.00.......      43       6,030,178.22       2.78
150,000.01 to
  175,000.00.......       7       1,152,668.94       0.53
175,000.01 to
  200,000.00.......      10       1,904,219.06       0.88
200,000.01 to
  225,000.00.......       5       1,070,974.58       0.49
225,000.01 to
  250,000.00.......       8       1,920,951.10       0.89
250,000.01 to
  275,000.00.......       1         251,005.21       0.12
275,000.01 to
  300,000.00.......       1         295,240.26       0.14
300,000.01 to
  325,000.00.......       3         943,507.49       0.44
325,000.01 to
  350,000.00.......       1         334,943.37       0.15
350,000.01 and
  up...............       4       2,120,963.79       0.98
                    ---------  ---------------     ------
    Total..........    9,064   $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------

                 GEOGRAPHIC DISTRIBUTION(1)
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
                    MORTGAGE      PRINCIPAL      PRINCIPAL
       STATE          LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------
Alabama............     139    $  2,343,542.40       1.08%
Arizona............     289       6,015,284.69       2.78
California.........   2,284      66,150,678.27      30.54
Colorado...........     388      10,293,831.80       4.75
Connecticut........      80       2,413,619.76       1.11
Delaware...........      10         159,753.58       0.07
District of
  Columbia.........       4         104,911.16       0.05
Florida............     448       9,262,459.12       4.28
Georgia............     212       4,734,092.25       2.19
Idaho..............     233       5,227,102.74       2.41
Illinois...........     405       8,440,490.73       3.90
Indiana............     128       2,543,245.08       1.17
Iowa...............      27         537,463.66       0.25
Kansas.............      52       1,007,274.34       0.47
Kentucky...........      16         381,758.16       0.18
Louisiana..........     175       3,398,109.34       1.57
Maine..............      14         235,571.71       0.11
Maryland...........     134       2,636,550.44       1.22
Massachusetts......     206       4,617,396.94       2.13
Michigan...........     377       7,077,181.92       3.27
Mississippi........      28         609,667.94       0.28
Missouri...........     150       2,370,986.19       1.09
Montana............      21         655,268.37       0.30
Nebraska...........      15         164,710.96       0.08
Nevada.............     155       3,432,717.99       1.59
New Hampshire......      18         351,016.67       0.16
New Jersey.........     331       6,899,277.64       3.19
New Mexico.........      91       2,196,277.02       1.01
New York...........     178       4,892,923.64       2.26
North Carolina.....     156       2,753,133.87       1.27
North Dakota.......       3          59,095.20       0.03
Ohio...............     294       5,041,827.96       2.33
Oklahoma...........      50       1,115,809.98       0.52
Oregon.............     296       8,342,977.32       3.85
Pennsylvania.......     272       5,098,194.26       2.35
Rhode Island.......      32         659,791.79       0.30
South Carolina.....      43         918,203.17       0.42
South Dakota.......      12         208,461.32       0.10
Tennessee..........     104       2,132,824.68       0.98
Utah...............     293       9,832,041.14       4.54
Vermont............       8         146,252.71       0.07
Virginia...........     123       2,798,616.12       1.29
Washington.........     618      15,588,671.56       7.20
Wisconsin..........     123       2,030,830.54       0.94
Wyoming............      29         694,836.58       0.32
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



------------



(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

              COMBINED LOAN-TO-VALUE RATIOS(1)
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
 RANGE OF COMBINED  NUMBER OF       DATE            DATE
    LOAN-TO-VALUE    MORTGAGE     PRINCIPAL       PRINCIPAL
       RATIOS         LOANS        BALANCE         BALANCE
------------------- ---------  ---------------  ------------
0.000% to
  10.000%..........      19    $    309,994.22       0.14%
10.001% to
  20.000%..........      74       1,622,830.07       0.75
20.001% to
  30.000%..........      85       2,031,575.23       0.94
30.001% to
  40.000%..........     111       3,838,645.08       1.77
40.001% to
  50.000%..........     205       4,984,740.53       2.30
50.001% to
  60.000%..........     368       9,454,932.16       4.37
60.001% to
  70.000%..........   1,051      26,951,374.04      12.44
70.001% to
  80.000%..........   2,677      63,282,874.63      29.22
80.001% to
  90.000%..........   3,760      89,221,337.68      41.20
90.001% to
  100.000%.........     714      14,876,429.17       6.87
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



------------



(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.



                       PROPERTY TYPE
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
                    MORTGAGE      PRINCIPAL      PRINCIPAL
   PROPERTY TYPE      LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

Single Family......   8,093    $191,935,972.28      88.62%
Two-to-Four-Family...      79     2,189,630.89       1.01
Condominium........     177       4,252,828.50       1.96
PUD................     715      18,196,301.04       8.40
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



                       LIEN PRIORITY
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
                    MORTGAGE      PRINCIPAL      PRINCIPAL
   LIEN PRIORITY      LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

First Lien.........     262    $ 10,852,958.83       5.01%
Second Lien........   8,802     205,721,773.88      94.99
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------

                       LOAN RATES(1)
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
     RANGE OF       MORTGAGE      PRINCIPAL      PRINCIPAL
    LOAN RATES        LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

6.99%..............   2,186    $ 53,375,340.64      24.65%
8.25% to 8.50%.....      43       1,019,575.74       0.47
8.51% to 8.75%.....     531      11,568,762.88       5.34
8.76% to 9.00%.....      35       1,088,606.72       0.50
9.01% to 9.25%.....     543      14,298,370.80       6.60
9.26% to 9.50%.....       4          76,363.73       0.04
9.51% to 9.75%.....     719      18,576,016.83       8.58
9.76% to 10.00%....      74       1,553,142.28       0.72
10.01% to 10.25%...     329       7,648,420.23       3.53
10.26% to 10.50%...      82       1,999,113.09       0.92
10.51% to 10.75%...     698      15,715,964.72       7.26
10.76% to 11.00%...     751      17,009,785.16       7.85
11.01% to 11.25%...     669      17,454,438.04       8.06
11.26% to 11.50%...     844      21,909,609.70      10.12
11.51% to 11.75%...      38         780,284.98       0.36
11.76% to 12.00%...     692      15,454,306.97       7.14
12.01% to 12.25%...     187       3,609,623.16       1.67
12.26% to 12.50%...     188       4,129,746.64       1.91
12.51% to 12.75%...      68       1,542,611.40       0.71
12.76% to 13.00%...      65       1,559,466.90       0.72
13.01% to 13.25%...     276       5,421,260.31       2.50
13.26% to 13.50%...      21         362,540.19       0.17
13.51% to 13.75%...      21         421,381.60       0.19
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



------------



(1) Approximately     %  of  the Statistic  Calculation  Pool Mortgage  Loans by
    Statistic Calculation Date Principal Balance are subject to an introductory rate of 6.99% per annum.



                           MARGIN
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
     RANGE OF       MORTGAGE      PRINCIPAL      PRINCIPAL
      MARGINS         LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

0.000% to 0.250%...      63    $  1,511,363.59       0.70%
0.251% to 0.500%...     998      21,304,099.72       9.84
0.501% to 0.750%...     407       9,108,689.64       4.21
0.751% to 1.000%...     762      21,718,272.81      10.03
1.001% to 1.250%...     178       5,813,541.03       2.68
1.251% to 1.500%...   1,115      27,547,029.11      12.72
1.501% to 1.750%...     317       6,929,816.96       3.20
1.751% to 2.000%...     450      11,289,197.49       5.21
2.001% to 2.250%...     153       3,383,092.37       1.56
2.251% to 2.500%...     768      17,455,201.46       8.06
2.501% to 2.750%...     766      17,463,209.76       8.06
2.751% to 3.000%...     683      17,685,686.92       8.17
3.001% to 3.250%...     845      22,003,909.70      10.16
3.251% to 3.500%...      39         830,284.98       0.38
3.501% to 3.750%...     692      15,454,306.97       7.14
3.751% to 4.000%...     190       3,679,223.16       1.70
4.001% to 4.250%...     187       4,090,546.64       1.89
4.251% to 4.500%...      68       1,542,611.40       0.71
4.501% to 4.750%...      65       1,559,466.90       0.72
4.751% to 5.000%...     276       5,421,260.31       2.50
5.001% and up......      42         783,921.79       0.36
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------

               CREDIT LIMIT UTILIZATION RATES
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
  RANGE OF CREDIT   NUMBER OF       DATE            DATE
        LIMIT       MORTGAGE      PRINCIPAL      PRINCIPAL
 UTILIZATION RATES    LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

0.001% to
  10.000%..........     985    $    428,607.52       0.20%
10.001% to
  20.000%..........     237       1,880,196.49       0.87
20.001% to
  30.000%..........     256       2,745,454.07       1.27
30.001% to
  40.000%..........     335       5,046,198.12       2.33
40.001% to
  50.000%..........     371       5,787,062.87       2.67
50.001% to
  60.000%..........     431       8,121,441.71       3.75
60.001% to
  70.000%..........     584      12,255,191.67       5.66
70.001% to
  80.000%..........     547      14,193,398.32       6.55
80.001% to
  90.000%..........     590      16,408,919.52       7.58
90.001% to
  100.000%.........   4,728     149,708,262.42      69.13
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------


                       CREDIT LIMITS
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
  RANGE OF CREDIT   MORTGAGE      PRINCIPAL      PRINCIPAL
       LIMITS         LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

0.00 to 10,000.00..     144    $  1,030,035.33       0.48%
10,000.01 to
  20,000.00........   3,087      39,270,470.15      18.13
20,000.01 to
  30,000.00........   2,354      44,000,924.64      20.32
30,000.01 to
  40,000.00........   1,330      34,250,110.25      15.81
40,000.01 to
  50,000.00........     888      26,715,116.30      12.34
50,000.01 to
  60,000.00........     322      12,453,032.20       5.75
60,000.01 to
  70,000.00........     241      10,656,116.54       4.92
70,000.01 to
  80,000.00........     165       6,886,058.04       3.18
80,000.01 to
  90,000.00........      98       5,275,006.31       2.44
90,000.01 to
  100,000.00.......     211      11,113,631.26       5.13
100,000.01 to
  125,000.00.......      69       5,276,356.31       2.44
125,000.01 to
  150,000.00.......      81       8,073,486.30       3.73
150,000.01 to
  175,000.00.......      13       1,347,990.62       0.62
175,000.01 to
  200,000.00.......      22       2,458,145.10       1.14
200,000.01 to
  225,000.00.......       7       1,004,986.65       0.46
225,000.01 to
  250,000.00.......      10       1,308,809.03       0.60
250,000.01 to
  275,000.00.......       4         750,315.42       0.35
275,000.01 to
  300,000.00.......       3         494,976.25       0.23
300,000.01 to
  325,000.00.......       3         828,717.53       0.38
325,000.01 to
  350,000.00.......       4         800,943.37       0.37
350,000.01 and
  up...............       8       2,578,505.11       1.19
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------

                       MAXIMUM RATES
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
                    MORTGAGE      PRINCIPAL      PRINCIPAL
   MAXIMUM RATES      LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

12.25%.............      31    $    503,128.24       0.23%
15.00%.............       7         319,247.24       0.15
15.90%.............       5          93,649.83       0.04
16.00%.............     158       2,869,233.73       1.32
17.00%.............     834      19,493,127.20       9.00
18.00%.............   8,029     193,296,346.47      89.25
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



         MONTHS REMAINING TO SCHEDULED MATURITY(1)
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
  RANGE OF MONTHS                CALCULATION     CALCULATION
   REMAINING TO     NUMBER OF       DATE            DATE
      SCHEDULED     MORTGAGE      PRINCIPAL       PRINCIPAL
     MATURITY         LOANS        BALANCE         BALANCE
------------------- ---------  ---------------  ------------

145-150............     139    $  2,731,826.13       1.26%
151-155............     564      11,797,956.78       5.45
156-160............       9         198,934.19       0.09
286-290............       7          75,093.61       0.03
291-295............   3,737      89,528,245.32      41.34
296-300............   4,600     112,086,613.18      51.75
301-305............       5         134,760.00       0.06
321-325............       3          21,303.50       0.01
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------


------------



(1) Assumes that the Draw Period for Statistic Calculation Pool Mortgage Loans with five year Draw Periods will be extended for an additional five years.



                      ORIGINATION YEAR
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
                    MORTGAGE      PRINCIPAL      PRINCIPAL
 ORIGINATION YEAR     LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

1994...............       4    $     73,674.90       0.03%
1995...............       9         123,498.01       0.06
1996...............   9,051     216,377,559.80      99.91
                    ---------  ---------------     ------
    Total..........   9,064    $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------



                     DELINQUENCY STATUS
------------------------------------------------------------
                                                 PERCENT OF
                                                   POOL BY
                                  STATISTIC       STATISTIC
                                 CALCULATION     CALCULATION
                    NUMBER OF       DATE            DATE
  NUMBER OF DAYS    MORTGAGE      PRINCIPAL      PRINCIPAL
    DELINQUENT        LOANS        BALANCE        BALANCE
------------------- ---------  ---------------  ------------

0 to 29............ 9,045      $216,107,124.92      99.78%
30 to 59...........    19           467,607.79       0.22
                    ---------  ---------------     ------
    Total.......... 9,064      $216,574,732.71     100.00%
                    ---------  ---------------     ------
                    ---------  ---------------     ------

CONVEYANCE OF MORTGAGE LOANS

     The obligation of the Trust Fund to purchase Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate Insurer: (i)
such Mortgage Loan  may  not  be         or  more  days  delinquent  as  of  the
Closing Date; (ii) the remaining term to stated maturity of such Mortgage Loan will not exceed years and no more than % of the Mortgage Loans may have an original term exceeding months; (iii) such Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Mortgage Loan will not
have a  Loan  Rate less  than         %; (v)  such Subsequent Mortgage Loan will
be otherwise acceptable to the Certificate Insurer; (vi) following the purchase of such Subsequent Mortgage Loan by the Trust, the Mortgage Loans as of the Closing Date: (a) will have a weighted average Loan Rate of at least %;
(b) will have a weighted average remaining term  to stated maturity of not  more
than       months; (c) will have a weighted average Combined Loan-to-Value Ratio
of not more than      % (d) will have  no Mortgage Loan with a Principal Balance
in excess of $         ; (e) will have a concentration  in any one state not  in
excess of       %; and (f) will have not more than      % in aggregate principal
balance of Mortgage Loans relating to non-owner occupied properties; (vii) such Mortgage Loan shall have a Combined Loan-to-Value Ratio not in excess of %;
(viii) such Mortgage  Loan will have a Credit Limit between $    and $    ; (ix)
such Mortgage Loan will  have a Margin  between       %  and       %;  and   (x)
such Mortgage Loan will comply with the representations and warranties in the Agreement.




                     MATURITY AND PREPAYMENT CONSIDERATIONS



     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under 'Description of the Certificates Distributions on the Certificates' herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses from Investor Interest Collections, amounts on deposit in the Spread Account or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.



     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See 'Description of the Certificates Optional Retransfers of Mortgage Loans to the Transferor' herein.



     All of the Mortgage Loans may be prepaid in full or in part at any time. However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 and six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.



     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under 'Description of the Mortgage Loans -- Mortgage Loan Terms' herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain 'due-on-sale' provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless
(i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a 'due-on-sale' provision will have the

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

same effect as a prepayment of the related Mortgage Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses' in the Prospectus.



     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.



     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.



     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See 'Yield and Prepayment Considerations' in the Prospectus.



                      POOL FACTOR AND TRADING INFORMATION



     The 'Pool Factor' is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See 'Description of the Certificates -- Distributions on the Certificates' herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.



     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 1996 calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See 'Description of the Certificates -- Book-Entry Certificates' and ' -- Reports to Certificateholders' herein.



                        DESCRIPTION OF THE CERTIFICATES



     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.



GENERAL



     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of October); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account for the Certificates (excluding net earnings thereon); (v) the Policy; (vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See ' -- Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The  aggregate  undivided interest  in the  Trust  Fund represented  by the
Certificates as of  the Closing  Date is expected  to equal  $              (the
'Original Invested Amount'), which represents approximately 98% of the Cut-off Date Pool Balance. The 'Original Certificate Principal Balance' is expected to equal $ . Following the Closing Date, the 'Invested Amount' with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein) for such Distribution Date. The principal amount of the outstanding Certificates (the 'Certificate Principal Balance') on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See ' -- Distributions on the Certificates' below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.



     The Transferor will own the remaining undivided interest in the Mortgage Loans (the 'Transferor Interest'), which, as of any date of determination, will equal the Pool Balance as of the close of business on the day preceding such date of determination, less the Invested Amount as of the close of business on the preceding Distribution Date. The Transferor Interest is expected to
initially  equal $           ,  which represents approximately 2% of the Cut-off
Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.



     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.



BOOK-ENTRY CERTIFICATES



     The Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Certificates ('Certificate Owners') may elect to hold their Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a
'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ('Participants') and DTC.



     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants'), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.



     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.



     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear, as a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see 'Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup Withholding' herein and 'Global, Clearance, Settlement And Tax Documentation Procedures Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.



     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.



     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.



     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

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     CEDEL is  incorporated  under the  laws  of Luxembourg  as  a  professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.



     Euroclear  was  created  in 1968  to  hold securities  for  participants of
Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.



     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.



     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.



     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -- Foreign Investors' and ' -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to

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

the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.



     Monthly and annual reports on the Trust Fund provided by the Master Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.



     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.



     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.



     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.



     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



ASSIGNMENT OF MORTGAGE LOANS



     At the time of issuance of the Certificates, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the 'Related Documents'), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of October). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the 'Mortgage Loan Schedule') delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan as well as information with respect to the Loan Rate.



     The Agreement will permit Countrywide to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the 'Mortgage Files') and assignments of the Mortgage Loans to the Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of Countrywide is rated at least 'BBB-' by Standard & Poor's and 'Baa2' by Moody's. In the event that

Countrywide's long-term senior unsecured debt rating does not satisfy the above-described standards (an 'Assignment Event'), Countrywide will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of Countrywide and the Trustee in the Mortgage Loans). In lieu of delivery of original documentation, Countrywide may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.



     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a 'Transfer Deficiency'), the Seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the 'Transfer Deposit Amount') equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the Agreement as a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.



     An 'Eligible Substitute Mortgage Loan' is a mortgage loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.



     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.



     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as 'Defective Mortgage Loans.'



     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.



AMENDMENTS TO CREDIT LINE AGREEMENTS



     Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not materially and adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.



OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR



     In order to permit the Transferor to remove Mortgage Loans from the Trust Fund at such times, if any, as the Transferor Interest exceeds the level required by the Certificate Insurer and the Rating Agencies, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the 'Transfer Date') from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a 'Mortgage Loan Schedule' containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.



     As of any date of determination, the 'Minimum Transferor Interest' is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.



PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT



     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the 'Collection Account') for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two Business Days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the 'Determination Date'), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An 'Eligible Account' is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of 'BBB-' by Standard & Poor's and 'Baa3' by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund ('SAIF') or the Bank Insurance Fund ('BIF') of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.



     Eligible Investments are specified in the Agreement and are limited to (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than A-1 and P-2 and the long-term debt of Countrywide Home Loans, Inc. is rated at least A-3 by Moody's; such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy, (iv), or commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency; (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency;
(viii)  repurchase obligations with respect to any security described in clauses
(i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;
(x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.



ALLOCATIONS AND COLLECTIONS



     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, 'Interest Collections' will be equal to the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, 'Principal Collections' will be equal to the sum of (i) the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. 'Net Liquidation Proceeds' with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. 'Liquidation Proceeds' are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.



     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ('Investor Interest Collections') will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the 'Investor Floating Allocation Percentage' is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.



     Principal Collections will be allocated between the Certificateholders and the Transferor ('Investor Principal Collections' and 'Transferor Principal Collections', respectively) as described herein.



     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.



     With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.



DISTRIBUTIONS ON THE CERTIFICATES



     Beginning with the first Distribution Date (which will occur on December 16, 1996), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the 'Record Date'). The term 'Distribution Date' means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or as otherwise agreed by such Certificateholder and the Trustee) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a 'Business Day' is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.



     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:



          (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;



          (ii) as payment to the Certificate Insurer for the premium for the Policy;



          (iii) as payment to Certificateholders for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

          (iv) to pay to Certificateholders the Investor Loss Amount for such Distribution Date;



          (v) as payment to Certificateholders for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;



          (vi) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);



          (vii) to pay to Certificateholders principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount (such amount so paid, the 'Accelerated Principal Distribution Amount');



          (viii) in respect of any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;



          (ix) as payment to the Master Servicer for certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and



          (x) to pay to the Transferor to the extent permitted as described herein.



     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance; however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.



     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.



     The 'Required Overcollateralization Amount' shall be an amount set forth in the Insurance Agreement (as defined herein). 'Liquidation Loss Amount' means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The 'Investor Loss Amount' shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.



     A 'Liquidated Mortgage Loan' means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the Mortgage Loan or the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.



     As to any Distribution Date, the 'Collection Period' is the calendar month preceding each Distribution Date.



     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The 'Certificate Rate' for a Distribution Date will generally equal a per annum rate equal to the sum of (a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b)
   %. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a per annum rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the rate at which the fee payable to the Trustee is calculated, the rate at which the premium payable to the Certificate Insurer is calculated and, commencing with the Distribution Date in June 1997, 0.50%) weighted on the basis of the daily average balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.



     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the 'Closing Date')) through the day preceding such Distribution Date (each such period, an 'Interest Period') on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections, amounts on deposit in the Spread Account and, if necessary, from draws on the Policy.



     Calculation of the LIBOR Rate. On the second LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. 'Telerate Screen Page 3750' means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The 'Reference Bank Rate' will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. 'LIBOR Business Day' means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.



     Transferor Collections. Collections allocable to the Transferor Interest will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.



     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.



     Distributions of Principal Collections. For the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred,
ending  on the Distribution  Date in                           20  (the 'Managed
Amortization Period'), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the 'Scheduled Principal Collections Distribution Amount' shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the 'Maximum Principal Payment' will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the 'Alternative Principal Payment' will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.



     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after
the   Cut-off   Date   through   the   last  day of November 1996.



     Distributions  of  Principal  Collections  based  upon  the  Investor Fixed
Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.



     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in
20   , Certificateholders will be entitled  to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.



     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the 'Paying Agent'). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.



RAPID AMORTIZATION EVENTS



     As described above, the Managed  Amortization Period will continue  through
the  Distribution Date in              20   , unless  a Rapid Amortization Event
occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. 'Rapid Amortization Event' refers to any of the following events:



          (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made, (ii) to record assignments of Mortgage Loans when required pursuant to the Agreement or (iii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement, which failure materially and adversely affects the interests of the Certificateholders or the
     Certificate Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;



          (b) any representation or warranty made by the Seller or the Depositor in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;



          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor;



          (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or



          (e) the aggregate of all draws under the Policy incurred during the Managed Amortization Period exceed 1% of the Cut-off Date Pool Balance.



     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Transferor, the Depositor and the Master Servicer (and to the Trustee, if given by either the Certificate Insurer or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or
(d), a Rapid Amortization Event
will be deemed to have occurred without any notice or other action on the part of the Trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.



     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating at least 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will first be paid to the Certificate Insurer to the extent of any unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders on the date such amounts are received (the 'Dissolution Distribution Date'). If the portion of such amounts allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.



     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.



THE POLICY



     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the 'Insurance Agreement') to be dated as of October 31, 1996, among the Seller, the Depositor, the Master Servicer, the Trustee and the Certificate Insurer.



     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the 'Guaranteed Distributions'), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.



     The 'Guaranteed Principal Distribution Amount' shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in
                    20 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).



     In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the 'Spread Account') for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.



     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.



     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).



     The terms 'Receipt' and 'Received', with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.



     Under the Policy, 'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in states of New York, California or Illinois are authorized or obligated by law or executive order to be closed.



     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.



     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.



     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.



     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to
Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.



     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.



     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.



REPORTS TO CERTIFICATEHOLDERS



     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:



          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;



          (ii) the amount being distributed to Certificateholders;



          (iii) the amount of interest included in such distribution and the related Certificate Rate;



          (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);



          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;



          (vi) the amount, if any, of principal included in such distribution;



          (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts included in such distribution;



          (viii) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts after giving effect to such distribution;



          (ix) the Servicing Fee for such Distribution Date;



          (x) the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;



          (xi) the  Pool Balance  as  of the  end  of the  preceding  Collection
     Period;



          (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;



          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and



          (xiv) the amount of any draws on the Policy.



     In the case of information furnished pursuant to clauses (iii), (iv),  (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.



     Within 60 days after the end of each calendar year commencing in 1996, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.



COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS



     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.



     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE



     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.



     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.



     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.



REALIZATION UPON DEFAULTED MORTGAGE LOANS



     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds and, if necessary, from other collections on or in respect of the Mortgage Loans, for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.



OPTIONAL PURCHASE OF DEFAULTED LOAN



     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES



     With respect to each Collection Period, the Master Servicer will receive from Interest Collections in respect of the Mortgage Loans a portion of such Interest Collections as a monthly Servicing Fee in the amount equal to 0.50% per annum ('Servicing Fee Rate') on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.



     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds and, if necessary, other collections on or in respect of the Mortgage Loans.



EVIDENCE AS TO COMPLIANCE



     The Agreement provides for delivery on or before May 31 in each year, beginning May 31, 1997, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.



     On or before May 31 of each year, beginning May 31, 1997, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.



CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE TRANSFEROR



     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.



     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master
Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.



     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement to the extent described therein (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.



     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the Agreement to the contrary notwithstanding.



EVENTS OF SERVICING TERMINATION



     'Events of Servicing Termination' will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.



     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.



RIGHTS UPON AN EVENT OF SERVICING TERMINATION



     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the

Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $15,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.



AMENDMENT



     The Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Seller, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Seller, the Depositor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising  under  the  Agreement  or  the  Policy  which  shall  not  be inconsistent with the provisions of the Agreement, to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the Agreement as to the amount of senior liens which the Master Servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, and the Trustee, and the Master Servicer and the Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding or (iii) adversely affect in any material respect the interests of the Certificate Insurer.



TERMINATION; RETIREMENT OF THE CERTIFICATES



     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution
Date in                     20  .



     The Certificates will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 10% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.



     In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See ' -- Rapid Amortization Events' herein.



THE TRUSTEE



     The First National Bank of Chicago, a national banking association with its principal place of business in Illinois, has been named Trustee pursuant to the Agreement.



     The   commercial  bank  or  trust  company   serving  as  Trustee  may  own
Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.



     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.



     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the
Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.



CERTAIN ACTIVITIES



     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See ' -- Evidence as to Compliance' above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.



                     DESCRIPTION OF THE PURCHASE AGREEMENT



     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from Countrywide pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and Countrywide, as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.



TRANSFERS OF MORTGAGE LOANS



     Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount of such Additional Balance.

REPRESENTATIONS AND WARRANTIES



     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.



ASSIGNMENT TO TRUST FUND



     The Seller will expressly acknowledge and consent to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.



TERMINATION



     The Purchase Agreement  will terminate  upon the termination  of the  Trust
Fund.



                                USE OF PROCEEDS



     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.



                        FEDERAL INCOME TAX CONSEQUENCES



GENERAL



     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.



CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS



     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood llp, special tax counsel to the Depositor ('Tax Counsel'), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the
Certificates will be treated as 'Debt Securities' as described in the Prospectus. See 'Federal Income Tax Consequences' in the Prospectus.



     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the 'IRS') and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.



     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.



TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS



     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See 'Federal Income Tax Consequences' in the Prospectus.



     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the 'OID Regulations') it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ('OID') if the interest were not treated as 'unconditionally payable' under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See 'Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount' in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.



POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION



     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.



     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.



     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation.



POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL



     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a 'taxable mortgage pool' will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.



     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.



     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.



FOREIGN INVESTORS



     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See 'Federal Income Tax Consequences -- Tax Treatment of Foreign Investors' in the Prospectus.



     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of 'effectively connected' income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.



     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.



BACKUP WITHHOLDING



     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.



     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect
Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.



                                  STATE TAXES



     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.



     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.



                              ERISA CONSIDERATIONS



     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus.



     The U.S. Department of Labor has granted to Lehman Brothers, Inc. ('Lehman Brothers') Prohibited Transaction Exemption 91-14 (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.



     Among the conditions which must be satisfied for the Exemption to apply are the following:



          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;



          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;



          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, or Duff & Phelps;



          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith;



          (5) The Trustee is not an affiliate of either Underwriter, the Seller, the Depositor, the Master Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates (the 'Restricted Group'); and



          (6) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.



     The Underwriters believe that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.



     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.



                        LEGAL INVESTMENT CONSIDERATIONS



     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'Legal Investment' in the Prospectus.



                                  UNDERWRITING



     Subject to the terms and conditions set forth in the underwriting agreement, dated November , 1996 (the 'Underwriting Agreement'), among the Depositor, Lehman Brothers, Inc. ('Lehman Brothers') and Countrywide Securities Corporation (an affiliate of the Depositor, the Seller and the Master Servicer and, together with Lehman Brothers, the 'Underwriters'), the Depositor has agreed to sell to the Underwriters, and Lehman Brothers and Countrywide Credit Corporation have respectively agreed to purchase from the Depositor,
$             and  $            initial Certificate Principal Balance of the
Certificates.



     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.



     The Depositor has been advised by the Underwriters that they propose initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of % of the Certificate denominations. The Underwriters may allow and such dealers may reallow a
discount not in excess  of       % of  the Certificate denominations to  certain
other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.



     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.



                                 LEGAL MATTERS



     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York.



                                    EXPERTS



     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this

Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                    RATINGS



     It is a condition to issuance that the Certificates be rated 'AAA' by Standard & Poor's 'Aaa' by Moody's.



     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.



     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.



     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.



     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                           PAGE
                                     ----------------
Accelerated Principal Distribution
  Amount..........................         S-10, S-42
Additional Balances...............                S-3
Agreement.........................                S-3
ALTA..............................               S-23
Alternative Documentation
  Program.........................               S-22
Alternative Principal Payment.....         S-12, S-44
Assignment Event..................               S-38
beneficial owner..................               S-35
BIF...............................               S-40
Book-Entry Certificates...........               S-35
Business Day......................         S-42, S-47
Cede..............................                S-8
CEDEL.............................                S-8
CEDEL Participants................               S-36
Certificate Insurer...............         S-13, S-19
Certificate Owners................          S-8, S-35
Certificate Principal Balance.....          S-4, S-34
Certificate Rate..................    S-4, S-11, S-43
Certificateholder.................         S-35, S-57
Certificates......................           S-1, S-4
Chase.............................                S-8
Citibank..........................                S-8
Closing Date......................    S-1, S-12, S-43
Closing Date Pool Balance.........           S-1, S-4
Closing Date Principal Balance....                S-4
Code..............................               S-54
Collection Account................         S-11, S-40
Collection Period.................         S-11, S-43
Combined Loan-to-Value Ratio......                S-7
Cooperative.......................               S-37
Countrywide.......................     S-1, S-3, S-21
Credit Limit......................                S-7
Credit Limit Utilization Rate.....               S-25
Credit Line Agreements............          S-3, S-24
Cut-off Date......................           S-1, S-3
Cut-off Date Pool Balance.........                S-3
Cut-off Date Principal Balance....                S-3
Debt Securities...................               S-54
Defective Mortgage Loans..........               S-39
Definitive Certificate............               S-35
Depositor.........................                S-3
Determination Date................         S-13, S-40
Dissolution Distribution Date.....               S-45
Distribution Date.................    S-1, S-11, S-42
Draw Period.......................               S-25
DTC...............................    S-8, S-35, S-64
Due Date..........................                S-7
Eligible Account..................               S-40
Eligible Substitute Mortgage
  Loan............................               S-39

                                           PAGE
                                     ----------------
ERISA.............................         S-16, S-57
Euroclear.........................                S-8
Euroclear Operator................               S-37
Euroclear Participants............               S-36
European Depositaries.............          S-8, S-35
Events of Servicing Termination...               S-51
Exemption.........................               S-57
FHLMC.............................               S-22
Financial Intermediary............               S-35
Financial Security................               S-19
Fixed Allocation Percentage.......               S-11
FNMA..............................               S-22
Guaranteed Distributions..........         S-13, S-46
Guaranteed Principal Distribution
  Amount..........................         S-13, S-46
Holdings..........................         S-19, S-20
Index.............................               S-26
Index Rate........................               S-25
Indirect Participants.............               S-35
Insurance Agreement...............          S-13 S-46
Interest Collections..............          S-9, S-41
Interest Period...................         S-12, S-43
Invested Amount...................          S-4, S-39
Investor Fixed Allocation
  Percentage......................               S-11
Investor Floating Allocation
  Percentage......................          S-9, S-41
Investor Interest Collections.....          S-9, S-41
Investor Loss Amount..............         S-11, S-43
Investor Principal Collections....         S-11, S-41
IRS...............................               S-55
Lehman Brothers...................         S-57, S-58
LIBOR.............................               S-11
LIBOR Business Day................               S-44
Liquidated Mortgage Loan..........               S-43
Liquidation Loss Amount...........         S-11, S-43
Liquidation Proceeds..............               S-41
Loan Rate.........................          S-7, S-25
Managed Amortization Period.......         S-12, S-44
Margin............................               S-25
Master Servicer...................                S-3
Maximum Principal Payment.........         S-12, S-44
Maximum Rate......................               S-25
Minimum Transferor Interest.......          S-5, S-40
Money Rates.......................          S-7, S-25
Mortgage Files....................               S-38
Mortgage Loan Schedule............    S-5, S-38, S-40
Mortgage Loans....................      S-1, S-3, S-6
Mortgaged Properties..............                S-3
Moody's...........................               S-13
Net Liquidation Proceeds..........          S-9, S-41
OID...............................               S-55

                                           PAGE
                                     ----------------
OID Regulations...................               S-55
Order.............................               S-46
Original Certificate Principal
  Balance.........................          S-4, S-34
Original Invested Amount..........          S-4, S-34
Overcollateralization Amount......               S-10
Participants......................               S-35
Paying Agent......................               S-11
Percentage Interest...............                S-8
Plan..............................               S-16
Policy............................           S-1, S-3
Pool Balance......................          S-3, S-42
Pool Factor.......................               S-34
Principal Balance.................                S-3
Principal Collections.............          S-9, S-41
Purchase Agreement................                S-6
Rapid Amortization Event..........               S-45
Rating Agency.....................               S-16
Receipt...........................               S-47
Received..........................               S-47
Record Date.......................               S-42
Reduced Documentation Program.....               S-22
Reference Bank Rate...............               S-43
Related Documents.................               S-38
Relevant Depositary...............               S-35
Repayment Period..................               S-25
Required Overcollateralization
  Amount..........................               S-43

                                           PAGE
                                     ----------------
Restricted Group..................               S-58
Rules.............................               S-35
SAIF..............................               S-40
Scheduled Principal Collections
  Distribution Amount.............         S-12, S-44
Seller............................                S-3
Servicing Fee.....................               S-14
Servicing Fee Rate................         S-14, S-50
SMMEA.............................         S-16, S-58
Spread Account....................         S-14, S-46
Standard & Poor's.................               S-13
Statistic Calculation Date........                S-3
Statistic Calculation Date
  Principal Balance...............                S-5
Statistic Calculation Pool........                S-5
Statistic Calculation Pool
  Mortgage Loan..................                 S-5
Subsequent Mortgage Loan..........                S-5
Tax Counsel.......................               S-54
Telerate Screen Page 3750.........               S-43
Terms and Conditions..............               S-37
Transfer Date.....................               S-40
Transfer Deficiency...............               S-39
Transfer Deposit Amount...........               S-39
Transferor........................                S-4
Transferor Interest...............     S-1, S-4, S-35
Transferor Principal Collections..         S-11, S-41
Trust Fund........................           S-1, S-3
Trustee...........................          S-3, S-15
Underwriters......................               S-58
Underwriting Agreement............               S-58

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Certificates, Series 1996-A (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Revolving Home Equity Loan Asset Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to other home equity loan asset backed certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Revolving Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and CEDEL or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for  non-U.S. Persons  with  effectively connected  income  (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

_____________________________                      _____________________________

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
                                                       PROSPECTUS SUPPLEMENT
Summary.....................................................................................................................   S-3
Risk Factors................................................................................................................   S-17
The Certificate Insurer.....................................................................................................   S-19
The Master Servicer.........................................................................................................   S-21
The Home Equity Loan Program................................................................................................   S-22
Description of the Mortgage Loans...........................................................................................   S-24
Maturity and Prepayment Considerations......................................................................................   S-32
Pool Factor and Trading Information.........................................................................................   S-34
Description of the Certificates.............................................................................................   S-34
Description of the Purchase Agreement.......................................................................................   S-53
Use of Proceeds.............................................................................................................   S-54
Federal Income Tax Consequences.............................................................................................   S-54
State Taxes.................................................................................................................   S-57
ERISA Considerations........................................................................................................   S-57
Legal Investment Considerations.............................................................................................   S-58
Underwriting................................................................................................................   S-58
Legal Matters...............................................................................................................   S-59
Experts.....................................................................................................................   S-59
Ratings.....................................................................................................................   S-59
Index of Defined Terms......................................................................................................   S-60
Annex I.....................................................................................................................   S-63

                                                            PROSPECTUS
Prospectus Supplement or Current Report on Form 8K..........................................................................     2
Available Information.......................................................................................................     2
Incorporation of Certain Documents by Reference.............................................................................     2
Reports to Securityholders..................................................................................................     3
Summary of Terms............................................................................................................     4
Risk Factors................................................................................................................    11
The Trust Fund..............................................................................................................    17
Use of Proceeds.............................................................................................................    21
The Depositor...............................................................................................................    22
Loan Program................................................................................................................    22
Description of the Securities...............................................................................................    24
Credit Enhancement..........................................................................................................    38
Yield and Prepayment Considerations.........................................................................................    43
The Agreements..............................................................................................................    45
Certain Legal Aspects of the Loans..........................................................................................    57
Federal Income Tax Consequences.............................................................................................    71
State Tax Considerations....................................................................................................    90
ERISA Considerations........................................................................................................    90
Legal Investment............................................................................................................    93
Method of Distribution......................................................................................................    94
Legal Matters...............................................................................................................    95
Financial Information.......................................................................................................    95
Ratings.....................................................................................................................    95
Index of Defined Terms......................................................................................................    97

                              COUNTRYWIDE HOME
                          EQUITY LOAN TRUST 1996-A

                              $
                                 (APPROXIMATE)
                               REVOLVING HOME
                              EQUITY LOAN ASSET
                              BACKED CERTIFICATES
                                 SERIES 1996-A

                                  CWABS, INC.
                                   DEPOSITOR


                         COUNTRYWIDE HOME LOANS, INC.

                                     [LOGO]

                           SELLER AND MASTER SERVICER


                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                               NOVEMBER   , 1996
                   -----------------------------------------

                                LEHMAN BROTHERS
                       COUNTRYWIDE SECURITIES CORPORATION


_____________________________                      _____________________________

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996



PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________, 199__)


                               $__________________
                                  (Approximate)

            Home Equity Loan Asset Backed Certificates, Series 199_-_

                                   CWABS, Inc.
                                    Depositor

                         [Countrywide Home Loans, Inc.]
                           Seller and Master Servicer


     Each Home Equity Loan Asset Backed Certificate, Series 199_-_ (collectively, the "Certificates") will represent an undivided interest in the [Countrywide] Home Equity Loan Trust 199_-_ (the "Trust Fund") to be formed pursuant to a Pooling and Servicing Agreement among [Countrywide Home Loans, Inc. ("Countrywide")], as Seller and Master Servicer, CWABS, Inc., as Depositor, and [ ], as Trustee. The property of the Trust Fund will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by either first and second deeds of trust or mortgages on one- to four-family residential properties. See "Index of Defined Terms" on Page S-56 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.

     The aggregate undivided interest in the Trust Fund represented by the Certificates will, as of ____________, 199_ (the "Cut-off Date"), represent approximately __% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust Fund not represented by the Certificates (the "Transferor Interest") will initially be equal to $_________________, which as of the Cut-off Date is _% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

     Distributions of principal and interest on the Certificates will be made on the __________th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a "Distribution Date"), commencing ___________, 199_. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth under "Summary--Interest," "Summary--Principal Payments from Principal Collections" and "Description of the Certificates--Distributions on the Certificates" herein. The Certificates are not guaranteed by the Depositor, [Countrywide] or any affiliate thereof. [However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a financial guaranty insurance policy (the "Policy") to be issued by


                                    [INSURER]

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein and in the Prospectus.

                             ----------------------


       PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
            "RISK FACTORS" ON PAGE S-16 HEREIN AND ON PAGE 12 IN THE
                            ACCOMPANYING PROSPECTUS.
       THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO
           NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
              [COUNTRYWIDE], THE TRUSTEE OR ANY AFFILIATE THEREOF,
                  EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER
                   THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
                          INSURED OR GUARANTEED BY ANY
                              GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


==========================================================================================================================
                                                                         Price to        Underwriting      Proceeds to
                                                                        Public (1)        Discount(2)   the Depositor(3)
--------------------------------------------------------------------------------------------------------------------------
Per Certificate.....................................................  %                 %                %
--------------------------------------------------------------------------------------------------------------------------
Total...............................................................  $                 $                $
==========================================================================================================================

(1)  Plus accrued interest, if any, from _______________, 199_.

(2) The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

(3)  Before deducting expenses, estimated to be $_______________.

                             ----------------------

     The Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System on or about ______________, 199_ (the "Closing Date"). The Certificates will be offered in Europe and the United States of America.

                             ----------------------

                                  [UNDERWRITER]


_____________, 199_

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                             ----------------------

     The Certificates offered hereby constitute part of a separate series of Home Equity Loan Asset Backed Certificates being offered by CWABS, Inc. from time to time pursuant to its Prospectus dated _______________, 199__. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.


     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at _____________, telephone:_________, facsimile number:_____________, attention:__________.

--------------------------------------------------------------------------------

                                     SUMMARY


     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on Page S-56 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.

Trust Fund..................  [Countrywide] Home Equity Loan Trust 199_-_ (the
                              "Trust Fund") will be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of ______________, 199_ (the "Cut-off
                              Date") among [Countrywide Home Loans, Inc.
                              ("Countrywide")], as seller and servicer (together with any successor in such capacity, the "Seller" and the "Master Servicer", respectively), CWABS, Inc., as depositor (the "Depositor"), and [ ], as trustee (the "Trustee"). The property of the Trust Fund will include: a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans"), under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by either first or second mortgages on residential properties that are one- to four-family properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____________); property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy"); an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully under "Description of the Certificates--General" herein.

                              The Trust Fund property will include the unpaid principal balance of each Mortgage Loan as of the Cut-off Date (the "Cut-off Date Principal Balance") plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") during the life of the Trust Fund. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-off Date Principal Balance of the Mortgage Loans is $____________________ (the "Cut-off Date
                              Pool Balance"). The "Principal Balance" of a
                              Mortgage Loan (other than a Liquidated Mortgage
                              Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus
                              (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) shall be zero.


Securities Offered..........  Each of the Home Equity Loan Asset Backed
                              Certificates, Series 199_-_ offered hereby (the "Certificates") represents an undivided interest in the Trust Fund. Each Certificate represents the right to receive payments of interest at the variable rate described below (the "Certificate Rate"), payable monthly, and payments of principal at such time and to the extent provided herein under "Description of the Certificates -- Distributions on the Certificates". The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $__________________ (the "Original Invested Amount"), which represents __% of the Cut- off Date Pool Balance. The "Original Certificate Principal Balance" will equal $__________________. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections (as defined herein) previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The Transferor (as described below) will own the remaining undivided interest (the "Transferor Interest") in the Mortgage Loans, which is equal to the Pool Balance minus the Invested Amount and will initially equal approximately __% of the Cut-off Date Pool Balance. The Transferor (the "Transferor") as of any date is the owner of the Transferor Interest which initially will be [Countrywide].

                              The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "Description of the Certificates" herein.

Removal of Certain
Mortgage Loans;
Additional Balances.........  In order to permit the Transferor to remove
                              Mortgage Loans from the Trust Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove from the Trust Fund certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of the


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                              Transfer Date (as defined herein) (after giving
                              effect to such removal) exceeds the Minimum
                              Transferor Interest (as defined below); (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above. See "Description of the Certificates--Optional Transfers of Mortgage Loans to the Transferor" herein.


                              The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) __% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.


                              During the term of the Trust Fund, all Additional Balances will be transferred to and become property of the Trust Fund. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal payments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Interest is equal to the Pool Balance minus the Invested Amount, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the Mortgage Loans and as Principal Collections are received.


The Mortgage Loans..........  The Mortgage Loans are secured by first and second mortgages on Mortgaged Properties located in ___ states. On the Closing Date, [Countrywide] will sell the Mortgage Loans to the Depositor, pursuant to a purchase agreement (the "Purchase Agreement").

                              The percentage of the Cut-off Date Principal
                              Balance of the Mortgage Loans secured by Mortgaged Properties located in the states of __________, ________, __________, _______, ______ and ________
                              is approximately ____%, ____%, ____%, ____%, ____%
                              and ____%, respectively. The

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                              "Combined Loan-to-Value Ratio" of each Mortgage
                              Loan is the ratio of (A) the sum of (i) the maximum amount the borrower was permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and (ii) the amounts of any related senior mortgage loans (computed as of the date of origination of each such Mortgage Loans) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. As of the Cut-off Date the Combined Loan-to-Value Ratios ranged from ____% to ______% and, as of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately ____%.

                              [Interest on each Mortgage Loan is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "Description of the Mortgage Loans--Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street Journal and (ii) a Margin within the range of ____% to ____%]. As of the Cut-off Date, the weighted average Margin was approximately ____%. Loan Rates are adjusted monthly on the first business day of the calendar month preceding the Due Date. As to each Mortgage Loan, the "Due Date" is the fifteenth day of each month. The Cut-off Date Principal Balances ranged from zero to $__________ and averaged approximately $__________. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $__________ to $__________ and averaged approximately $__________. Each Mortgage Loan was originated in the period from _______________, 199_ to ________________, 199_. As of the Cut-off
                              Date, the maximum Credit Limit Utilization Rate (as defined herein) was 100% and the weighted average Credit Limit Utilization Rate was approximately ____%. As of the Cut-off Date, approximately ____% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ____% of the Mortgage Loans represented second liens. As of the Cut-off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "Description of the Mortgage Loans" herein.


Denominations..............   The Certificates will be offered for purchase in
                              denominations of $1,000 and multiples of $1 in excess thereof. The interest in the Trust Fund evidenced by a Certificate (the "Percentage
                              Interest") will be equal to the percentage derived by dividing


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                              the denomination of such Certificate by the
                              Original Certificate Principal Balance.


Registration of
Certificates................  The Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), in Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The Certificates will initially be registered in the name of Cede. The interests of the Certificateholders will be represented by book entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described under "Description of the Certificates--Book-Entry Certificates" herein. All references in this Prospectus Supplement to any Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See "Risk Factors--Book-Entry Certificates", "Description of the Certificates--Book-Entry Certificates" herein and "Annex I" hereto.


Depositor..................   CWABS, Inc., a Delaware corporation and a limited
                              purpose finance subsidiary of Countrywide Credit
                              Industries, Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 155 North Lake Avenue, Pasadena,
                              California 91101 (Telephone: (818) 584-2212). See
                              "The Depositor" in the Prospectus.

Master Servicer of the
Mortgage Loans.............   [Countrywide Home Loans, Inc.,a New York
                              corporation headquartered in Pasadena, California.
                              The principal executive offices of the Master
                              Servicer are located at 155 North Lake Avenue,
                              Pasadena, California 91101 (Telephone: (818)

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                              304-8400).] See "Servicing of the Mortgage
                              Loans--The Master Servicer" herein.

Collections................   All collections on the Mortgage Loans will
                              generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection
                              Period, including the portion of Net Liquidation
                              Proceeds (as defined below) allocated to interest pursuant to the terms of the Credit Line
                              Agreements less Servicing Fees for the related
                              Collection Period.

                              As to any Distribution Date, "Principal
                              Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein).

                              "Net Liquidation Proceeds" with respect to a Mortgage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.


                              With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described under "Description of the Certificates--Allocations and Collections" herein.


                              On each Distribution Date, the Investor Interest Collections will be applied in the following order of priority: (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement; (ii) as payment for the premium for the Policy; (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon) on the Certificate

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                              Principal Balance of the Certificates; (iv) to pay
                              any Investor Loss Amount (as defined herein) for such Distribution Date; (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections allocable to the Certificateholders, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy; (vi) to reimburse prior draws made from the Policy (with interest thereon); (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required Overcollateralization Amount, each as defined herein (such amount, if any, paid pursuant to this clause (vii) being referred to herein as the "Accelerated Principal Distribution Amount");
                              (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and Certificateholders pursuant to the Agreement or amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and
                              (x) to the Transferor to the extent permitted as described under "Description of the Certificates--Distributions on the Certificates" herein.


                              Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy.

                              The "Overcollateralization Amount" on any date of determination is the amount, if any, by which the Invested Amount exceeds the Certificate Principal Balance on such day. Payments to Certificateholders pursuant to clause (iii) above will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
                              (iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

                              "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date. See "Description of the Certificates--Distributions on the Certificates" herein.

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                              Principal Collections will be allocated between
                              the Certificateholders and the Transferor
                              ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Mortgage Loans of __% and __%, respectively, as of the Cut-off Date (the "Fixed Allocation Percentage"), but a lesser amount of Principal Collections may be distributed to Certificateholders during the Managed Amortization Period, as described below. The "Investor Fixed Allocation Percentage" shall be __%.


                              The Master Servicer will deposit Interest
                              Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein.


Collection Period..........   As to any Distribution Date other than the first
                              Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date. As to the first Distribution
                              Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _____________, 199_.

Interest...................   Interest on the Certificates will be distributed
                              monthly on the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day (each, a "Distribution
                              Date"), commencing on ______________, 199_, at the
                              Certificate Rate for the related Interest Period
                              (as defined below). The "Certificate Rate" for an Interest Period will generally equal the sum of [(a) the London Interbank offered rate for one-month Eurodollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second
                              LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) and (b)
                              ____%.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution
                              Date. Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing
                              Date") through the day preceding such Distribution
                              Date (each such period, an "Interest Period")

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                              on the basis of the actual number of days in the
                              Interest Period and a 360-day year.

                              Interest payments on the Certificates will be funded from Investor Interest Collections, any funds on deposit in the Spread Account and from draws on the Policy. See "Description of the Certificates" herein.

Principal Payments from
Principal Collections......   For the period beginning on the first Distribution
                              Date and, unless a Rapid Amortization Event (as defined herein) shall have earlier occurred, ending on the Distribution Date in _____________, 200_ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution
                              Amount for such Distribution Date. On any
                              Distribution Date during the Managed Amortization
                              Period, the "Scheduled Principal Collections
                              Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution
                              Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation
                              Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal
                              Payment" will equal the greater of (x) ____% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal
                              Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

                              Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment. See "Description of the
                              Certificates--Distributions on the Certificates" herein.

                              In addition, to the extent funds are available therefor (including funds available under the Policy), on the Distribution Date in _____________ 20__, Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

                              Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in

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                              respect of the Invested Amount. The aggregate
                              distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

The Certificate Insurer....   [Insurer] (the "Certificate Insurer") is a
                              insurance company engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. The Certificate
                              Insurer's claims-paying ability is rated ____ by _________________________________________ and
                              _____ by ________________________________________.
                              See "The Certificate Insurer" in this Prospectus
                              Supplement.

Policy.....................   On or before the Closing Date, the Policy will be
                              issued by the Certificate Insurer pursuant to the provisions of the Insurance and Indemnity
                              Agreement (the "Insurance Agreement") to be dated as of _____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate
                              Insurer.

                              The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

                              The "Guaranteed Principal Distribution Amount" for any Distribution Date shall be the amount by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ____________, 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

                              In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

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                              In the absence of payments under the Policy,
                              Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust Fund. See "Description of the Certificates--The Policy" herein.


Overcollateralization
Amount....................    The distribution of Accelerated Principal
                              Distribution Amounts, if any, to
                              Certificateholders may result in the Invested
                              Amount being greater than the Certificate
                              Principal Balance, thereby creating the
                              Overcollateralization Amount. The
                              Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount not covered by Investor Interest Collections. Payments of Accelerated Principal Distribution Amounts are not covered by the Policy. Any Investor Loss
                              Amounts not covered by such overcollateralization, amounts on deposit in the Spread Account or Investor Interest Collections will be covered by draws on the Policy to the extent provided therein.

Record Date...............    The last day preceding a Distribution Date or, if
                              the Certificates are no longer Book-Entry
                              Certificates, the last day of the month preceding a Distribution Date.


Servicing.................    The Master Servicer will be responsible for
                              servicing, managing and making collections on the Mortgage Loans. The Master Servicer will deposit all collections in respect of the Mortgage Loans into the Collection Account as described under "Description of the Certificates--Payments on
                              Mortgage Loans; Deposits to Collection Account" herein. On the third Business Day prior to each Distribution Date (the "Determination Date"), the
                              Master Servicer will calculate, and instruct the Trustee regarding the amounts available to be paid, as described under "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein, to the Certificateholders on such Distribution Date. See
                              "Description of the Certificates--Distributions on the Certificates" herein. With respect to each Collection Period, the Master Servicer will receive from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee
                              (the "Servicing Fee") in the amount of
                              approximately ____% per annum (the "Servicing Fee
                              Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. See "Description of the
                              Certificates--Servicing Compensation and Payment of Expenses" herein. In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master Servicer. See "Description of the
                              Certificates--Certain Matters Regarding the Master
                              Servicer and the Transferor" herein.


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Final Payment of
Principal; Termination.....   The Trust Fund will terminate on the Distribution
                              Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and
                              (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust
                              Fund, (iii) the optional retransfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ______________,
                              20__. The Certificates will be subject to optional retransfer to the Transferor on any Distribution
                              Date after the Certificate Principal Balance is reduced to an amount less than or equal to $________________ (__% of the Original Certificate
                              Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal
                              Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. See "Description Of The
                              Certificates--Termination; Retirement of the
                              Certificates" herein and "The
                              Agreements--Termination; Optional Termination" in the Prospectus.

                              In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "Description of the Certificates--Rapid Amortization Events" herein.


Trustee....................   [ ], a ____________________________ (the
                              "Trustee") will act as Trustee on behalf of the Certificateholders.


Mandatory Retransfer of
Certain Mortgage Loans.....   The Seller will make certain representations and
                              warranties in the Agreement with respect to the Mortgage Loans. If the Seller breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust Fund upon the expiration of a specified period from the date on which the Seller becomes aware or receives notice of such breach and will be reassigned to the Seller. See "Description of the Certificates--Assignment of Mortgage Loans" herein.

Federal Income Tax
Consequences...............   Subject to the qualifications set forth in
                              "Federal Income Tax Consequences" herein, special tax counsel to the Depositor is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for federal income tax purposes as of the Closing Date. Under the Agreement, the Transferor, the Depositor and the Certificateholders will agree to treat the


--------------------------------------------------------------------------------

                              Certificates as indebtedness for federal income tax purposes. Furthermore, special tax counsel to the Depositor is of the opinion that the Trust Fund will not be treat as either an association or a publicly traded partnership taxable as a
                              corporation.   See   "Federal  Income  Tax
                              Consequences" herein and in the Prospectus for additional information concerning the application of federal income tax laws.


ERISA Considerations.......   The acquisition of a Certificate by a pension or
                              other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of
                              1974, as amended ("ERISA"), could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Certificates. Any Plan fiduciary considering whether to purchase any Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations.............   The Certificates will not constitute "mortgage
                              related securities" for purposes of the Secondary
                              Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "Legal Investment
                              Considerations" herein and "Legal Investment" in the Prospectus.

Certificate Rating.........   It is a condition to the issuance of the
                              Certificates that they be rated "___" by _____ and "___" by _________ (each a "Rating Agency"). In general, ratings address credit risk and do not address the likelihood of prepayments. See
                              "Ratings" herein and "Risk Factors--Rating of the Securities" in the Prospectus.


Risk Factors...............   For a discussion of certain risks associated with
                              an investment in the Certificates, see "Risk
                              Factors" on Page S-16 herein and on page 12 in the Prospectus.


--------------------------------------------------------------------------------

                                  RISK FACTORS

     Investors should consider the following risks in connection with the purchase of Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.


     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificate-holders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors-Book-Entry Registration" in the Prospectus.


     Cash Flow Considerations and Risks. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or
(ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Description of the Certificates" herein and "Certain Legal Aspects of Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See "Maturity and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.


     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place forany given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.


     Legal Considerations -- Lien Priority. The Mortgage Loans are secured by mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Loans" in the Prospectus.

     Legal Considerations -- Security Interest. Under the terms of the Agreement, so long as [Countrywide's] long-term senior unsecured debt is rated at least "____" by ___ and "____" by _______, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust Fund will not be required to be recorded. Failure to deliver the Related Documents to the Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Cut-off Date Principal Balances, Additional Balances and Related Documents potentially ineffective against (i) any creditors of [Countrywide], who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of [Countrywide], or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of [Countrywide].

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from [Countrywide] to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of [Countrywide], the receiver of [Countrywide] may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by [Countrywide], secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, (i) if the Mortgage Loans have not been delivered to the Trustee, the interest of the Trust Fund in the Mortgage Loans will be that of an unperfected security interest and (ii) even if the Mortgage Loans have been delivered to the Trustee, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust Fund is either a valid transfer and assignment of such Mortgage Loans to the Trust Fund or the grant to the Trust Fund of a security interest in such Mortgage Loans.

     If a conservator, receiver or trustee were appointed for the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur, Additional Balances would not be sold to the Trust Fund. In such an event, the Rapid Amortization Period would commence and the Trustee would attempt to sell the Mortgage Loans (unless Certificateholders holding Certificates evidencing undivided interests aggregating at least 51% of the Certificate Principal Balance instruct otherwise), thereby causing early payment of the Certificate Principal Balance. The net proceeds of such sale will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. The Investor Fixed Allocation Percentage of remaining amounts will be distributed to the Certificateholders and the Policy will cover any amount by which such remaining net proceeds are insufficient to pay the Certificate Principal Balance in full.


     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]


     Master Servicer's Ability to Change the Terms of the Mortgage Loans. The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan. Any such increase in the Credit Line of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Margin of a Mortgage Loan would reduce the excess cash flow available to absorb losses.

     Delinquent Mortgage Loans. The Trust Fund will include Mortgage Loans which are 89 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Principal Balance of Mortgage Loans which are between 30 days and 89 days delinquent as of the Cut-off Date was $_________________. If there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, the Overcollateralization Amount and the amount on deposit in the Spread Account have been reduced to zero, and the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.


     For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.

                             THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, neither the Depositor nor the Master Servicer makes any representation as to the accuracy and completeness of such information.


                      [Description of Certificate Insurer]

                               THE MASTER SERVICER

General

     [The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Master Servicer may perform any of its obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

The Master Servicer

     [Countrywide Home Loans, Inc. ("Countrywide"), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as Master Servicer for the Mortgage Loans pursuant to the Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in ________________ 199_.

     At ______________, 199_, Countrywide provided servicing for approximately $____ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At ___________, 199_, Countrywide provided servicing for approximately $___ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices located throughout the nation.]

                          THE HOME EQUITY LOAN PROGRAM

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity loan, the Seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     The Seller originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the "Alternative Documentation Program") and its Reduced Documentation Loan Program (the "Reduced Documentation Program"). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program generally are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.


     Full appraisals are generally performed on all home equity loans which at origination had a principal balance greater than $100,000. Such appraisals are determined on the basis of a Seller-approved, independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"). For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for home equity loans are $10,000 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.


     After obtaining all applicable employment, credit and property information, the Seller uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate plus a margin of 2%) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 38%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The Seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.


     It is generally the Seller's policy to require a title search before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has an original principal balance of $100,000 or more, the Seller requires that the borrower obtain an American Land Title Association ("ALTA") policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and aggregation of payments relating to the Mortgage Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 75 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since [Countrywide] only began servicing home equity loans in __________________ 199_, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                  Delinquency Status As Of ___________, 199__*

                                                              Dollars          Percent       Units      Percent
                                                         ------------------  ------------   --------  ------------
     Current..........................................   $
     30-59 days.......................................
     60-89 days.......................................
     90+ days.........................................
                                                         ------------------  ------------   --------  ------------

          Total.......................................   $                     100.00%                  100.00%
                                                         ==================  ============   ========  ============

----------
*    Delinquencies are reported on a contractual basis.

     As of ___________, 199_, loans with an aggregate balance of $_______ are in bankruptcy and ____ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a _______, 199_ charge off of $_______. [In addition to this charge off, there is an anticipated charge off of approximately $ which may also be realized in _______________.]

                        DESCRIPTION OF THE MORTGAGE LOANS

General

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in ____ states. The Mortgaged Properties securing the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The
average Cut-off Date Principal Balance was approximately $       , the minimum
Cut-off Date

Principal Balance was zero, the maximum Cut-off Date Principal Balance was $____________, the minimum Loan Rateand the maximum Loan Rate as of the Cut-off Date were ___% and ___% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately ___% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately %, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from ___ months to ___ months and the weighted average remaining term to scheduled maturity was approximately months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from ___% to ___% and the weighted average Combined Loan-to-Value Ratio was approximately %. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $________ to $________ and averaged approximately $________. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately ___%. As of the Cut-off Date, approximately ___% by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately % of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately ___% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-off Date, approximately ___%, ___%, ___%, __%, ___% and ___% by Cut-off Date Principal Balance are located in __________,
________, __________, _______, ______ and ________], respectively.

Mortgage Loan Terms

     [A borrower may access a Mortgage Loan by writing a check in a minimum amount of $250. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from [_____% to _____%] per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately ___%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-off Date, of approximately %, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

     [Countrywide] offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of 75% and 80%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to the Index plus the applicable Margin. As of the Cut-off Date, approximately % of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

     In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon [Countrywide's] approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately ___% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to 1/180 of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately ___% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to 1/120 of the outstanding principal balance as of the end of the Draw Period.

     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

     Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                               PRINCIPAL BALANCES

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
            Range of Principal Balances                    Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
$_______ to $_________.............................                     $                                       %
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ to $_________.............................
$_______ and over..................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                           GEOGRAPHIC DISTRIBUTION(1)

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
                       State                               Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
                                                                        $                                       %








































                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

----------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                                         COMBINED LOAN-TO-VALUE RATIOS(1)

                                                          Number of                                Percent of Pool
                 Range of Combined                        Mortgage         Cut-off Date           by Cut-off Date
               Loan-to-Value Ratios                        Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
 _____% to ______%.................................                     $                                        %
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
______% to ______%.................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

----------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                  PROPERTY TYPE

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Property Type                               Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
Single Family......................................                     $                                       %
Two- to Four-Family................................
Condominium........................................
PUD................................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                                  LIEN PRIORITY

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Lien Priority                               Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
First Lien.........................................                     $                                       %
Second Lien........................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                                  LOAN RATES(1)

                                                          Number of                                Percent of Pool
                 Range of                                 Mortgage         Cut-off Date           by Cut-off Date
                Loan Rates                                 Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
_____% to _____%...................................                     $                                       %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

----------
(1) Approximately % of the Mortgage Loans by Cut-Off Date Principal Balance are subject to an introductory rate of _____% per annum.

                                     MARGIN

                                                          Number of                                Percent of Pool
                 Range of                                 Mortgage         Cut-off Date           by Cut-off Date
                 Margins                                   Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
_____% to _____%...................................                     $                                       %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                         CREDIT LIMIT UTILIZATION RATES

                                                          Number of                                Percent of Pool
               Range of Credit Limit                      Mortgage         Cut-off Date           by Cut-off Date
                 Utilization Rates                         Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
_____% to _____%...................................                     $                                       %
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
_____% to _____%...................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                                  CREDIT LIMITS

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Range of Credit Limits                      Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
$__________to $_________...........................                     $                                       %
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ to $_________...........................
$_________ and over................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                                  MAXIMUM RATES

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Maximum Rates                               Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
-----%.............................................                     $                                       %
-----%.............................................
-----%.............................................
-----%.............................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                    MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                          Number of                                Percent of Pool
                 Range of Months                          Mortgage         Cut-off Date           by Cut-off Date
          Remaining to Scheduled Maturity                  Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
___ to ___.........................................                     $                                       %
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
___ to ___.........................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

----------
(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                                ORIGINATION YEAR

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Organization Year                           Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
----...............................................                     $                                       %
----...............................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                               DELINQUENCY STATUS

                                                          Number of                                Percent of Pool
                                                          Mortgage         Cut-off Date           by Cut-off Date
               Number of Days Delinquent                   Loans         Principal Balance       Principal Balance
---------------------------------------------------      ----------     -------------------      -----------------
0 to 29 ...........................................      $                                                      %
30 to 59...........................................
                                                         ----------     -------------------      -----------------
60 to 89...........................................
                                                         ----------     -------------------      -----------------

     Total.........................................                     $                                100.00%
                                                         ==========     ===================      =================

                     MATURITY AND PREPAYMENT CONSIDERATIONS


     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described under "Description of the Certificates--Distributions on the Certificates" herein, until the Certificate Principal Balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon their Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon their Fixed Allocation

Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change their Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholdersin amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. In addition, Investor Interest Collections may be distributed as principal to Certificateholders in connection with the Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.


     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders share of Principal Collections is based upon its Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate. The Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust Fund at any time during the life of the Trust Fund, so long as the Transferor Interest (after giving effect to such removal) is not less than the Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.


     All of the Mortgage Loans may be prepaid in full or in part at any time. [However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 and six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between six months and five years following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.


     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of The Loans--Due-on-Sale Clauses" in the Prospectus.


     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.


     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.


                       POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "Description of the Certificates--Distributions on the Certificates" herein. Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates and the Invested Amount of any unreimbursed Liquidation Loss Amounts.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 199_ calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates--Book-Entry Certificates" and "--Reports to Certificateholders" herein.

                         DESCRIPTION OF THE CERTIFICATES


     The Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following is a description of the material provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.


General


     The Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust Fund. The property of the Trust Fund will consist of, to the extent provided in the Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agreement; (ii) collections on the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of ); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Security Account for the Certificates (excluding net earnings thereon); (v) the Policy;
(vi) the Spread Account (for the benefit of the Certificate Insurer and the Certificateholders); and (vii) an assignment of the Depositor's rights under the Purchase Agreement. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially maintain the Security Register for the Certificates. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust Fund represented by the Certificates as of the Closing Date will equal $ (the "Original Invested Amount"), which represents __% of the Cut-off Date Pool Balance. The "Original Certificate Principal Balance" will equal $ . Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "--Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.


     The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount. The Transferor Interest will initially equal $________, which represents _% of the Cut-off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be the Seller. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust Fund.


     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates, and (ii) certain other conditions specified in the Agreement are satisfied.

Book-Entry Certificates


     The Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") may elect to hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.


     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).


     Certificate Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants") with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in CEDEL, or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or, CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as, a result of sales of securities by or through a CEDEL Participant (as defined, below) or Euroclear Participant (as defined below) to a DTC Participant will be, received with value on the DTC settlement date but will be available in the, relevant CEDEL or Euroclear cash account only as of the business day following, settlement in DTC. For information with respect to tax documentation procedures, relating to the Certificates, see "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein and "Global, Clearance, Settlement And Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.


     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery

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against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing andinterfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.


     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust Fund provided by the Master Servicer to CEDE, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.


     DTC has advised the Transferor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear


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

Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Transferor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Transferor or the Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Mortgage Loans


     At the time of issuance of the Certificates, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____). The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     The Agreement will permit the Seller to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") and assignments of the Mortgage Loans to the Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of [Countrywide] is rated at least "______" by ___ and "______" by _______. In the event that [Countrywide's] long-term senior unsecured debt rating does not satisfy the above-described standards (an "Assignment Event"), [Countrywide] will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of [Countrywide] and the Trustee in the Mortgage Loans). In lieu of delivery of original documentation, [Countrywide] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.

     Within 90 days of an Assignment Event, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Trustee, the Seller will be obligated to accept the transfer of such Mortgage Loan from the Trust Fund. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Seller will be obligated to either substitute an Eligible



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

Substitute Mortgage Loan or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstandingthe foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than _% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (ix) satisfy certain other conditions specified in the Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan and to the extent that the Transferor Interest would be reduced below the Minimum Transferor Interest, the Seller will be required to make a deposit to the Collection Account equal to such difference.


     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders.


     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

Amendments to Credit Line Agreements

     Subject to applicable law, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. In addition, the Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

Optional Transfers of Mortgage Loans to the Transferor


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     In order to permit the Transferor to remove Mortgage Loans from the Trust
Fund at such times, if any, as the overcollateralization exceeds the level required to maintain the ratings on the Certificates, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust Fund, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of the following conditions: (i) No Rapid Amortization Event (as defined herein) has occurred; (ii) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest; (iii) the transfer of any Mortgage Loans on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event; (iv) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust Fund after such removal; (v) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (vi) in connection with the first such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.


     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) _% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

Payments on Mortgage Loans; Deposits to Collection Account

     The Trustee shall establish and maintain on behalf of the Master Servicer an account (the "Collection Account") for the benefit of the Certificateholders and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Collection Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the third Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _______ and "____" by ___, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an Affiliate of the Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.


     Eligible Investments are specified in the Agreement and are limited to (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States; (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by



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each such Rating Agency; (iii) commercial or finance company paper (including, without limitation, commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates) which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.


Allocations and Collections

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by the Pool Balance at the beginning of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.


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     The Trustee will deposit any amounts drawn under the Policy into the
Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

Distributions on the Certificates

     Beginning with the first Distribution Date (which will occur on __________, 199_), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections in the following manner and order of priority:

          (i) as payment to the Trustee for its fee for services rendered pursuant to the Agreement;

          (ii) as payment for the premium for the Policy;

          (iii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

          (iv) to pay Certificateholders the Investor Loss Amount for such Distribution Date;

          (v) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) absorbed by the Overcollateralization Amount, (c) funded by amounts on deposit in the Spread Account or (d) funded by draws on the Policy;

          (vi) to reimburse prior draws made from the Policy (with interest thereon);

          (vii) to pay principal on the Certificates until the Invested Amount exceeds the Certificate Principal Balance by the Required
     Overcollateralization Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

          (viii) any other amounts required to be deposited in an account for the benefit of the Certificate Insurer and the Certificateholders or owed to the Certificate Insurer pursuant to the Insurance Agreement;

          (ix) certain amounts that may be required to be paid to the Master Servicer pursuant to the Agreement; and

          (x) to the Transferor to the extent permitted as described herein.


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     Payments to Certificateholders pursuant to clause (iii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iv), (v) and (vii) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance, however, payments pursuant to clause (vii) will not reduce the Invested Amount. The Accelerated Principal Distribution Amount is not guaranteed by the Policy.

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     The "Required Overcollateralization Amount" shall be an amount set forth in the Agreement. "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date other than the first Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date. As to the first Distribution Date, the "Collection Period" is the period beginning after the Cut-off Date and ending on the last day of _______________ 199_.


     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of [(a) LIBOR, calculated as specified below, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distribution Date) plus (b) ____% per annum.] Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate, the fee payable to the Trustee and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date.


     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, if necessary, from draws on the Policy.

     [Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Depositor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each


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of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.]

     Transferor Collections. Collections allocable to the Transferor Interest that are not distributed to Certificateholders will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Overcollateralization. The distribution of the aggregate Accelerated Principal Distribution Amount, if any, to Certificateholders may result in the Invested Amount being greater than the Certificate Principal Balance, thereby creating overcollateralization. The Overcollateralization Amount, if any, will be available to absorb any Investor Loss Amount that is not covered by Investor Interest Collections.

     Distributions of Principal Collections. For the period beginning on the first Distribution Date and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in ______________ 20__ (the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the greater of (x) 0___% of the Certificate Principal Balance immediately prior to such Distribution Date and (y) the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     The amount of Principal Collections to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances during the first Collection Period which is the period beginning after the Cut-off Date through the last day of __________ 199_.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the Distribution Date in ____________ 20__, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.


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     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

Rapid Amortization Events

     As described above, the Managed Amortization Period will continue through the Distribution Date in 20 , unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Seller (i) to make a payment or deposit required under the Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Seller in the Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Seller has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor; or


          (d) the Trust Fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended.


     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Trustee or Certificateholders holding Certificates evidencing more than 51% of the Percentage Interests or the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Depositor and the Master Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c) or (d), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders immediately upon the occurrence of such event.


     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust Fund, the Transferor will immediately cease to transfer Additional Balances to the Trust Fund and the Transferor will promptly give notice to the Trustee of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and the Investor Fixed Allocation Percentage of such remaining proceeds and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). If the portion of such proceeds allocable to the Certificateholders are not sufficient to pay in full the remaining amount due on the Certificates, the Policy will cover such shortfall.


     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of


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the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

The Policy

     [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of ____________, 199_, among the Seller, the Depositor, the Master Servicer and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" shall be the amount, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in ______________ 20__ (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date).

     In accordance with the Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement.

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount out of the funds of the Certificate Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificateholder is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Certificateholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).


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     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer and to its fiscal agent appointed by the Certificate Insurer at its option, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed, provided that the Certificateholders have received the full amount of the Guaranteed Distributions.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Seller. The Policy by its terms may not be cancelled or revoked.
The Policy is governed by the laws of the State of ________.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law. The Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code. In the event the Certificate Insurer were to become insolvent, any claims arising under the Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to
Article 14.2 of Chapter 1 of part 2 of Division 1 of the California Insurance Code.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.


     In the absence of payments under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust Fund.]


Reports to Certificateholders

     Concurrently with each distribution to the Certificateholders, the Master Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

          (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii) the amount being distributed to Certificateholders;

          (iii) the amount of interest included in such distribution and the related Certificate Rate;


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          (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

          (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution;

          (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

          (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution;

          (ix) the Servicing Fee for such Distribution Date;

          (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

          (xi) the Pool Balance as of the end of the preceding Collection
     Period;

          (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;


          (xiii) the book value of any real estate which is acquired by the Trust Fund through foreclosure or grant of deed in lieu of foreclosure; and


          (xiv) the amount of any draws on the Policy.

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year commencing in 1996, the Master Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

Hazard Insurance

     The Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.

     The Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with


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extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.


     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

Optional Purchase of Defaulted Loan


     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Loan Rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.


Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-off Date for the first Collection Period). All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.


     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement. In addition, the Master Servicer will be entitled to



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reimbursement for certain expenses incurred by it in connection with defaulted
Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

Evidence as to Compliance

     The Agreement provides for delivery on or before ___________ in each year, beginning in ___________, 199_, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before _____________ of each year, beginning ___________, 199_, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Master Servicer and the Transferor

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     The Master Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.


     The Agreement provides that the Master Servicer will indemnify the Trust Fund and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the successor Master Servicer's actions or omissions. The Agreement provides that neither the Depositor, the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust Fund, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Transferor or the Master Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may,

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in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

Events of Servicing Termination


     "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to deposit in the Collection Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 25% of the Certificate Principal Balance; or (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer with the consent of holders of Investor Certificates evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Agreement.


     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Master Servicer shall provide the Trustee, the Depositor, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination


     So long as an Event of Servicing Termination remains unremedied, either the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance or the Certificate Insurer, may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $__________ and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.


Amendment

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     The Agreement may be amended from time to time by the Seller, the Master
Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, the Seller, the Transferor or the Master Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.


Termination; Retirement of the Certificates


     The Trust Fund will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund, (iii) the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in ____________ 20__.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to __% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date. In no event, however, will the Trust Fund created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust Fund may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.


The Trustee

     [________], a ____________________________ with its principal place of business in ________, has been named Trustee pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Depositor, the Master Servicer, the Seller and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate

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Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust Fund of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.


Certain Activities


     The Trust Fund will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Master Servicer with the terms of the Agreement.


                      DESCRIPTION OF THE PURCHASE AGREEMENT


     The Mortgage Loans to be transferred to the Trust Fund by the Depositor will be purchased by the Depositor from [Countrywide] pursuant to the Purchase Agreement to be entered into between the Depositor, as purchaser of the Mortgage Loans, and [Countrywide], as Seller of the Mortgage Loans. Under the Purchase Agreement, the Seller will agree to transfer the Mortgage Loans and related Additional Balances to the Depositor. Pursuant to the Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust Fund, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust Fund. The following is a description of the material provisions of the Purchase Agreement.


Transfers of Mortgage Loans


     Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor, all of its right, title and interest in and to the Mortgage Loans and all of the Additional Balances thereafter created. The purchase price of the Mortgage Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor in cash. The purchase price of each Additional Balance comprising the Principal Balance of a Mortgage Loan is the amount such Additional Balance.


Representations and Warranties

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The Seller will also represent and warrant to the Depositor that, among other things, immediately prior to the sale of the Mortgage Loans to the Depositor, the Seller was the sole owner and holder of the Mortgage Loans free and clear of any and all liens and security interests. The Seller will make similar representations and warranties in the Agreement. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the Purchase Agreement constitutes a valid sale to the Depositor of all right, title and interest of the Seller in and to the Mortgage Loans and the proceeds thereof.


Assignment to Trust Fund

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     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Mortgage Loans under the Agreement to the Trust Fund. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust Fund.


Termination


     The Purchase Agreement will terminate upon the termination of the Trust
Fund.


                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Mortgage Loans.

                         FEDERAL INCOME TAX CONSEQUENCES

General


     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.


Characterization of the Certificates as Indebtedness


     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood llp, special tax counsel to the Depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for Federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. See "Federal Income Tax Consequences" in the Prospectus.


     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Transferor, the Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

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     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Certificate Owners


     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Federal Income Tax Consequences" in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Federal Income Tax Consequences--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.


Possible Classification of the Certificates as a Partnership or Association Taxable as a Corporation

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.


     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.


     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, it is the opinion of Tax Counsel that the Trust Fund will not be treated as either an association or a partnership taxable as a corporation.


Possible Classification as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.


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     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors


     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Federal Income Tax Consequences--Tax Treatment of Foreign Investors" in the Prospectus.


     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust Fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                   STATE TAXES

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     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Certificates.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to _________________ ("Underwriter") Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                         LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated ___________, 199_ (the "Underwriting Agreement"), among the Depositor and [Underwriter] (the "Underwriter"), the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor all the Certificates.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The Depositor has been advised by the Underwriter that it proposes initially to offer the Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at such price less a discount not in excess of ____% of the Certificate denominations. The Underwriter may allow and such dealers may reallow a discount not in excess of _____% of the Certificate denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.


     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor by Brown & Wood llp, New York, New York and for the Underwriter by Strook & Strook & Lavan, New York, New York.

                                     EXPERTS

     The consolidated balance sheets of [Insurer] and Subsidiaries as of ___________, 199_ and 199_ and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended ___________, 199_, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of ________________________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

     It is a condition to issuance that the Certificates be rated "___" by _____ and "___" by _________.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The Depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS


                                                                   Page
                                                                   ----
Accelerated Principal Distribution Amount.....................S-9, S-39
Additional Balances.................................................S-3
Agreement...........................................................S-3
ALTA     ..........................................................S-20
Alternative Documentation Program..................................S-19
Alternative Principal Payment................................S-11, S-41
Assignment Event...................................................S-35
BIF      ..........................................................S-37
Book-Entry Certificates............................................S-32
Business Day.................................................S-39, S-44
Cede     ...........................................................S-7
CEDEL    ...........................................................S-7
CEDEL Participants.................................................S-33
Certificate Insurer................................................S-12
Certificate Owners............................................S-7, S-32
Certificate Principal Balance.................................S-4, S-31
Certificate Rate........................................S-4, S-10, S-40
Certificateholder............................................S-32, S-53
Certificates...................................................S-1, S-4
Chase    ...........................................................S-7
Citibank ...........................................................S-7
Closing Date............................................S-1, S-10, S-40
Code     ..........................................................S-51
Collection Account...........................................S-10, S-37
Collection Period............................................S-10, S-40
Combined Loan-to-Value Ratio........................................S-6
Cooperative........................................................S-34
[Countrywide]............................................S-1, S-3, S-19
Credit Limit........................................................S-6
Credit Limit Utilization Rate......................................S-22
Credit Line Agreements........................................S-3, S-21
Cut-off Date...................................................S-1, S-3
Cut-off Date Pool Balance...........................................S-3
Cut-off Date Principal Balance......................................S-3
Debt Securities....................................................S-51
debt-to-income ratio...............................................S-20
Defective Mortgage Loans...........................................S-36
Definitive Certificate.............................................S-32
Depositor...........................................................S-3
Determination Date...........................................S-13, S-37
Dissolution Distribution Date......................................S-42
Distribution Date.......................................S-1, S-10, S-39
Draw Period........................................................S-22
DTC      ...............................................S-7, S-32, S-60
Due Date ...........................................................S-6
Eligible Account...................................................S-37
Eligible Substitute Mortgage Loan..................................S-36
ERISA    ....................................................S-15, S-54
Euroclear...........................................................S-7
Euroclear Operator.................................................S-33
Euroclear Participants.............................................S-33
European Depositaries.........................................S-7, S-32

                                                                   Page
                                                                   ----
Events of Servicing Termination....................................S-48
Exemption..........................................................S-54
FHLMC    ..........................................................S-20
Financial Intermediary.............................................S-32
Fixed Allocation Percentage........................................S-10
FNMA     ..........................................................S-20
Guaranteed Distributions.....................................S-12, S-43
Guaranteed Principal Distribution Amount.....................S-12, S-43
Index Rate.........................................................S-22
Insurance Agreement..........................................S-12, S-43
Interest Collections..........................................S-8, S-38
Interest Period..............................................S-10, S-40
Invested Amount...............................................S-4, S-31
Investor Fixed Allocation Percentage...............................S-10
Investor Floating Allocation Percentage.......................S-8, S-38
Investor Interest Collections.................................S-8, S-38
Investor Loss Amount..........................................S-9, S-40
Investor Principal Collections...............................S-10, S-38
IRS      ..........................................................S-51
LIBOR    ..........................................................S-10
LIBOR Business Day.................................................S-40
Liquidated Mortgage Loan...........................................S-40
Liquidation Loss Amount.......................................S-9, S-40
Liquidation Proceeds...............................................S-38
Loan Rate.....................................................S-6, S-22
Managed Amortization Period..................................S-11, S-41
Margin   ..........................................................S-22
Master Servicer.....................................................S-3
Maximum Principal Payment....................................S-11, S-41
Maximum Rate.......................................................S-22
Minimum Transferor Interest...................................S-5, S-37
Money Rates.........................................................S-6
Mortgage Files.....................................................S-35
Mortgage Loan Schedule..................................S-5, S-35, S-37
Mortgage Loans.................................................S-1, S-3
Mortgaged Properties................................................S-3
Moody's  ..........................................................S-37
Net Liquidation Proceeds......................................S-8, S-38
OID      ..........................................................S-52
OID Regulations....................................................S-52
Order    ..........................................................S-43
Original Certificate Principal Balance........................S-4, S-31
Original Invested Amount......................................S-4, S-31
Overcollateralization Amount........................................S-9
Paying Agent.......................................................S-11
Percentage Interest.................................................S-6
Plan     ..........................................................S-15
Policy   ......................................................S-1, S-3
Pool Balance..................................................S-3, S-38
Pool Factor........................................................S-31
Principal Balance...................................................S-3
Principal Collections.........................................S-8, S-38
Purchase Agreement..................................................S-5
Rapid Amortization Event...........................................S-42

                                                                   Page
                                                                   ----
Rating Agency......................................................S-15
Receipt  ..........................................................S-43
Received ..........................................................S-43
Record Date........................................................S-39
Reduced Documentation Program......................................S-19
Reference Bank Rate................................................S-40
Related Documents..................................................S-35
Relevant Depositary................................................S-32
Repayment Period...................................................S-22
Required Overcollateralization Amount..............................S-40
Rules    ..........................................................S-32
SAIF     ..........................................................S-37
Scheduled Principal Collections Distribution Amount..........S-11, S-41
Seller   ...........................................................S-3
Servicing Fee......................................................S-13
Servicing Fee Rate...........................................S-13, S-46
SMMEA    ....................................................S-15, S-54
Spread Account...............................................S-12, S-43
Tax Counsel........................................................S-51
Telerate Screen Page 3750..........................................S-40
Terms and Conditions...............................................S-34
Transfer Date......................................................S-36
Transfer Deficiency................................................S-35
Transfer Deposit Amount............................................S-35
Transferor..........................................................S-4
Transferor Interest......................................S-1, S-4, S-32
Transferor Principal Collections.............................S-10, S-38
Trust Fund.....................................................S-1, S-3
Trustee  .....................................................S-3, S-14
Underwriter........................................................S-54
Underwriting Agreement.............................................S-54

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or [Underwriter]. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                             ----------------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Prospectus Supplement

Summary .................................................................    S-3
Risk Factors ............................................................   S-16
The Certificate Insurer .................................................   S-18
The Master Servicer .....................................................   S-19
The Home Equity Loan Program ............................................   S-19
Description of the Mortgage Loans .......................................   S-21
Maturity and Prepayment Considerations ..................................   S-29
Pool Factor and Trading Information .....................................   S-31
Description of the Certificates .........................................   S-31
Description of the Purchase Agreement ...................................   S-50
Use of Proceeds .........................................................   S-51
Federal Income Tax Consequences .........................................   S-51
State Taxes .............................................................   S-53
ERISA Considerations ....................................................   S-54
Legal Investment Considerations .........................................   S-54
Underwriting ............................................................   S-54
Legal Matters ...........................................................   S-55
Experts .................................................................   S-55
Ratings .................................................................   S-55
Index of Defined Terms ..................................................   S-56
Annex I .................................................................   S-59

Prospectus
Prospectus Supplement or Current Report on Form 8K ......................      2
Available Information ...................................................      2
Incorporation of Certain Documents by Reference .........................      2
Reports to Securityholders ..............................................      3
Summary of Terms ........................................................      4
Risk Factors ............................................................     11
The Trust Fund ..........................................................     17
Use of Proceeds .........................................................     21
The Depositor ...........................................................     22
Loan Program ............................................................     22
Description of the Securities ...........................................     24
Credit Enhancement ......................................................     38
Yield and Prepayment Considerations .....................................     43
The Agreements ..........................................................     45
Certain Legal Aspects of the Loans ......................................     57
Federal Income Tax
  Consequences ..........................................................     71
State Tax Considerations ................................................     90
ERISA Considerations ....................................................     90
Legal Investment ........................................................     93
Method of Distribution ..................................................     94
Legal Matters ...........................................................     95
Financial Information ...................................................     95
Ratings .................................................................     95
Index of Defined Terms ..................................................     97


================================================================================

                               [COUNTRYWIDE] HOME
                           EQUITY LOAN TRUST 199__-__

                                $_______________
                                 (Approximate)


                                Home Equity Loan
                           Asset Backed Certificates
                                Series 199__-__


                                  CWABS, Inc.
                                   Depositor

                         [Countrywide Home Loans, Inc.]
                           Seller and Master Servicer


                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                              ____________, 199__

                          ---------------------------


                                 [UNDERWRITER]

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996



PROSPECTUS SUPPLEMENT
(To Prospectus dated __________, 1996)

                              $
                                  (Approximate)


               Mortgage Pass-Through Certificates, Series 19__-__
 Distributions payable on the ____ day of each month, commencing in _____ 19__


                                   CWABS, Inc.
                                    Depositor

                         [Countrywide Home Loans, Inc.]
                           Seller and Master Servicer



                               -------------------


     The Mortgage Pass-Through Certificates, Series 199__-__ (collectively, the "Certificates") will represent the entire beneficial interest in a Trust Fund consisting of a pool (the "Mortgage Pool") of [fixed-rate] sub-prime Mortgage Loans secured by first liens on one- to four-family residential properties. Only the Classes of Certificates identified in the table below (collectively, the "Offered Certificates") are offered hereby. See "Index of Defined Terms" on Page S-57 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.


                               -------------------


     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-12 HEREIN AND ON PAGE 12 IN THE ACCOMPANYING PROSPECTUS.


     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES OR ANY OTHER PERSON. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF CERTIFICATEHOLDERS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
 UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================================
                                                      Initial Class
                                                       Certificate
                                                       Balance (1)                     Pass-Through Rate
------------------------------------------------------------------------------------------------------------------
Class A-                                               $                                            %
------------------------------------------------------------------------------------------------------------------
Class                                                  $                                            %
------------------------------------------------------------------------------------------------------------------
Class PO                                               $                                            (2)
------------------------------------------------------------------------------------------------------------------
Class X                                                  (3)                                        (4)
------------------------------------------------------------------------------------------------------------------
Class A-R                                              $                                            %
------------------------------------------------------------------------------------------------------------------
Class B-                                               $                                            %
------------------------------------------------------------------------------------------------------------------
Class                                                  $                                            %
------------------------------------------------------------------------------------------------------------------
Class                                                  $                                            %
==================================================================================================================


(1) Subject to the permitted variance described under "Summary of Terms--Offered Certificates" herein.

(2) The Class PO Certificates will be Principal Only Certificates and will not bear interest.
(3) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount (initially expected to be approximately $ ).
(4) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the weighted average of the Net Mortgage Rates of the Non-Discount Mortgage Loans over (b) % per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately % per annum.

     The Senior Certificates, other than the Class PO and Class X Certificates (the "Underwritten Senior Certificates"), will be purchased by _________ and the Class ___ Certificates (together with the Underwritten Senior Certificates, the "Underwritten Certificates") offered hereby will be purchased by _________ (each, an "Underwriter") from the Depositor and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Underwritten Certificates are expected to be approximately $_________, plus accrued interest, before deducting issuance expenses payable by the Depositor. The Class , Class PO and Class X Certificates will be issued to the Depositor on or about _________, 19__ as partial consideration for the sale of the Mortgage Loans to the Trust Fund.

     The Underwritten Certificates are offered by the respective Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Underwritten








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Senior Certificates, other than the Class A-R Certificates, will be made in book-entry form only through the facilities of The Depository Trust Company, that the Class A-R Certificates will be delivered at the offices of _________________ in New York, New York and that the Class Certificates will be delivered at the offices of_______________ in New York, New York, in each case on or about _________, 19__.

                                 [Underwriters]








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     The Mortgage Loans will be sold to the Depositor by [Countrywide Home
Loans, Inc. ("Countrywide")].


     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, Offered Certificates, other than the Class A-R Certificates, will constitute "regular interests" in the REMIC. The Class A-R Certificates will constitute the sole class of "residual interest" in the REMIC. Prospective investors are cautioned that a Class A-R Certificateholder's REMIC taxable income and the tax liability thereon will exceed cash distributions in certain periods, in which event such holder must have sufficient alternative sources of funds to pay such tax liability. See "Federal Income Tax Consequences" herein and in the Prospectus.


     The Class A-R Certificates will be subject to certain transfer restrictions. See "Description of the Certificates -- Restrictions on Transfer of the Class A-R Certificates" herein.

     The yield to investors on each Class of Offered Certificates will be sensitive in varying degrees to, among other things, the rate and timing of principal payments (including prepayments) of the Mortgage Loans, which may vary significantly over time. The yield to maturity of a Class of Offered Certificates purchased at a discount or premium will be more sensitive to the rate and timing of payments thereon. Holders of the Offered Certificates should consider, in the case of any such Certificates purchased at a discount, and particularly the Principal Only Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium and particularly the Interest Only Certificates, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield that is lower than the anticipated yield. Holders of the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such holders to recover their initial investments. The yield to investors in the Offered Certificates, and particularly the Class ____ Certificates, also will be adversely affected by Net Interest Shortfalls and by Realized Losses. No representation is made as to the anticipated rate of prepayments on the Mortgage Loans, the amount and timing of Net Interest Shortfalls or Realized Losses, or as to the resulting yield to maturity of any Class of Certificates.

     Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has an obligation to do so. There is currently no secondary market for the Offered Certificates and there can be no assurance that such a market will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.


     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               -------------------

     This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus of the Depositor dated _________, 1996 (the "Prospectus") and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.


     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at _____________, telephone:_________, facsimile number:_____________, attention:__________.



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                                SUMMARY OF TERMS


     This Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary of Terms are defined elsewhere in this Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on Page S-57 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.


Title of Certificates...........    Mortgage Pass-Through Certificates, Series
                                    199 - (the "Certificates").

Offered Certificates............    Class A-__, Class _____, Class PO, Class X,
                                    Class A-R, Class B-__ and Class _____
                                    Certificates. Only the Offered Certificates are offered hereby. The aggregate initial
                                    Class Certificate Balances of the
                                    Certificates will be subject to a permitted variance in the aggregate of plus or minus
                                    __%. Variances in the Class Certificate
                                    Balances may result in variances in the
                                    Notional Amount of the Class of Notional
                                    Amount Certificates.

                                    The Notional Amount of the Class X
                                    Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans as of the Cut-off Date.

Certificates other than the
  Offered Certificates..........    In addition to the Offered Certificates, the
                                    following Classes of Certificates will be issued in the indicated approximate initial
                                    Class Certificate Balances and will bear interest at the indicated Pass-Through
                                    Rates, but are not offered hereby:

                                                   Initial Class
                                                   Certificate      Pass-Through
                                                   Balance          Rate
                                                   ----------       ------------
                                    Class    (1)...  $                      %
                                    Class    (1)...  $                      %
                                    Class    (1)...  $                      %
                                    --------

                                    (1) The Class _________, Class __________
                                    and Class _________ Certificates will
                                    provide limited credit support to the Senior
                                    Certificates and the other Subordinated
                                    Certificates, as described under
                                    "Description of the
                                    Certificates--Principal--Subordinated
                                    Principal Distribution Amount" and "Credit
                                    Enhancement--Subordination of Certain
                                    Classes" herein.

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                                    Any information contained herein with
                                    respect to the Class _____, Class _____ and Class _____ Certificates is provided only to permit a better understanding of the Offered Certificates.

Designations

  Regular Certificates..........    All Classes of Certificates other than the
                                    Class A-R Certificates.

  Residual Certificates.........    Class A-R Certificates.

  Senior Certificates...........    Class A-__, Class __________, Class PO,
                                    Class X and Class A-R Certificates.

  Subordinated Certificates.....    Class B-__, Class __________, and Class
                                    _________ Certificates.

  Principal Only Certificates...    Class PO Certificates.

  Interest Only Certificates....    Class X Certificates.

  Notional Amount
    Certificates................    Class X Certificates.

  Fixed Rate Certificates.......    All Classes of Certificates other than the
                                    Class PO and Class X Certificates.

  Variable Rate Certificates....    Class X Certificates.

  Physical Certificates.........    Class PO, Class X and Class A-R Certificates
                                    and the Subordinated Certificates.

  Book-Entry Certificates.......    All Classes of Certificates other than the
                                    Physical Certificates.


Trust Fund......................    The Certificates will represent the entire
                                    beneficial ownership interest in the Trust
                                    Fund, which will consist of the Mortgage
                                    Pool.


Pooling and Servicing
  Agreement.....................    The Certificates will be issued pursuant to
                                    a Pooling and Servicing Agreement dated as of ________, 19 (the "Agreement"), among the
                                    Depositor, the Seller, the Master Servicer and the Trustee.

Depositor.......................    CWABS, Inc. (the "Depositor"), a Delaware
                                    corporation and a limited purpose finance
                                    subsidiary of Countrywide Credit Industries,
                                    Inc. See "The Depositor" in the Prospectus.
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Seller and Master Servicer......    [Countrywide Home Loans, Inc.
                                    ("Countrywide"] or the "Seller" and, in its capacity as master servicer of the Mortgage
                                    Loans, the "Master Servicer"). See
                                    "Servicing of Mortgage Loans -- The Master
                                    Servicer" herein. The Mortgage Loans were originated or acquired in the normal course of its business by the Seller and will be acquired by the Depositor in a privately negotiated transaction. The Master Servicer will be responsible for the servicing of the Mortgage Loans and will receive the Master
                                    Servicing Fee from interest collected on the Mortgage Loans. See "Servicing of Mortgage
                                    Loans -- Servicing Compensation and Payment of Expenses" herein.

Trustee.........................    __________________, a _____________________
                                    organized under the laws of
                                    _____________________ (the "Trustee").

Cut-off Date....................    ___________, 19__.

Closing Date....................    On or about ___________, 19__.

Determination Date..............    The ________ day of each month or, if such
                                    day is not a business day, the preceding business day; provided that the
                                    Determination Date in each month will be at least two business days prior to the related
                                    Distribution Date.


Mortgage Loans..................    The Mortgage Pool will consist of 30-year
                                    conventional [fixed-rate] mortgage loans secured by first liens on one- to four-family residential properties.
                                    Distributions of principal and interest on the Certificates will be based solely on payments received on the Mortgage Loans, as described under "Description of the
                                    Certificates" herein. See "The Mortgage
                                    Pool" herein.


Distribution Date...............    The _________ day of each month or, if such
                                    day is not a business day, on the first
                                    business day thereafter, commencing in
                                    ___________ 19 (each, a "Distribution
                                    Date"). Distributions on each Distribution
                                    Date will be made to Certificateholders of record as of the related Record Date, except that the final distribution on the Certificates will be made only upon presentment and surrender of the
                                    Certificates at the Corporate Trust Office of the Trustee.

Record Date.....................    The Record Date for each Distribution Date
                                    will be the last business day of the month preceding the month of such Distribution
                                    Date.

Priority of Distributions.......    Distributions will be made on each
                                    Distribution Date from Available Funds in
                                    the following order of priority: (i) to
                                    interest
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                                    on each interest bearing Class of Senior
                                    Certificates; (ii) to principal on the
                                    Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinated Certificates;
                                    and (iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class __
                                    Certificates, in each case subject to the limitations set forth herein under
                                    "Description of the Certificates --
                                    Principal."


                                    Under certain circumstances, distributions from Available Funds for a Distribution Date that would otherwise be made on the Subordinated Certificates may be distributed instead on the Senior Certificates. See "Description of the Certificates -- Allocation of Losses" herein.


Distributions of Interest.......    To the extent funds are available therefor,
                                    each interest bearing Class of Certificates will be entitled to receive interest in the amount of the Interest Distribution Amount for such Class. The Class PO Certificates are Principal Only Certificates and will not bear interest. See "Description of the Certificates -- Interest" herein.

  A. Interest Distribution
    Amount......................    For each interest bearing Class of
                                    Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance or
                                    Notional Amount, as the case may be.

  B. Pass-Through Rate..........    The Pass-Through Rate for each interest
                                    bearing Class of Offered Certificates for each Distribution Date will be as set forth or described on the cover page hereof.

                                    The Pass-Through Rate for the Class X
                                    Certificates for any Distribution Date will
                                    be equal to the excess of (a) the weighted
                                    average of the Net Mortgage Rates of the
                                    Non-Discount Mortgage Loans over (b) ____%
                                    per annum. The Pass-Through Rate for the
                                    Class X Certificates for the first
                                    Distribution Date is expected to be
                                    approximately ___% per annum.
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                                    With respect to each Distribution Date, the
                                    "Interest Accrual Period" for each interest bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

Distributions of Principal......    On each Distribution Date, to the extent
                                    funds are available therefor, principal
                                    distributions in reduction of the Class
                                    Certificate Balances of each Class of
                                    Certificates (other than the Notional Amount
                                    Certificates) will be made in the order and subject to the priorities set forth herein under "Description of the Certificates --
                                    Principal" in an aggregate amount equal to such Class' allocable portion of the Senior
                                    Principal Distribution Amount, the Class PO
                                    Principal Distribution Amount or the
                                    Subordinated Principal Distribution Amount, as applicable. The Notional Amount
                                    Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.
                                    See "Description of the Certificates --
                                    Principal" herein.

Credit Enhancement -- General...    Credit enhancement for the Senior
                                    Certificates will be provided by the
                                    Subordinated Certificates and credit
                                    enhancement for each Class of Subordinated
                                    Certificates will be provided by the Class or Classes of Subordinated Certificates with higher numerical Class ______ designations, as described below. The aggregate of the initial Class Certificate Balances of the Class _____, Class and Class ______
                                    Certificates, which are the only
                                    Certificates supporting the Class
                                    Certificates, is expected to be
                                    approximately $_________.


Subordination...................    The rights of holders of the Subordinated
                                    Certificates to receive distributions with respect to the Mortgage Loans in the Trust
                                    Fund will be subordinated to such rights of holders of the Senior Certificates, and the rights of the holders of each Class of Subordinated Certificates (other than the
                                    Class _______ Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described under "Credit
                                    Enhancement--Subordination of Certain
                                    Classes" herein.


                                    The subordination of the Subordinated
                                    Certificates to the Senior Certificates, and the further subordination within the Subordinated Certificates, is intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders

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                                    protection against losses on the Mortgage
                                    Loans to the extent described under
                                    "Description of Certificates--Allocation of
                                    Losses" herein. The Subordinated
                                    Certificates also provide protection, to a lesser extent, against Special Hazard Losses, Bankruptcy Losses and Fraud Losses. However, in certain circumstances the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the Certificates could result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount. See "Description of the Certificates -- Priority of Distributions Among Certificates," " -- Allocation of Losses," and "Credit Enhancement -- Subordination of Certain Classes" herein.

                                    In addition, Realized Losses on the Mortgage
                                    Loans will reduce the Class Certificate
                                    Balances of the applicable Class of
                                    Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates -- Allocation of Losses" herein), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

Advances........................    The Master Servicer is obligated to make
                                    cash advances ("Advances") with respect to delinquent payments of principal of and interest on any Mortgage Loan to the extent described under "Servicing of Mortgage
                                    Loans--Advances" herein. The Trustee will be obligated to make any such Advance if the Master Servicer fails in its obligation to do so, to the extent provided in the Agreement. See "Servicing of Mortgage Loans
                                    -- Advances" herein.


Prepayment Considerations and
  Risks; Reinvestment Risk......    The rate of principal payments on the
                                    Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered
                                    Certificates will be related

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                                    to the rate and timing of payments of
                                    principal on the Mortgage Loans.

                                    Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield may depend upon the degree to which it is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.


                                    Because the Mortgage Loans may be prepaid at any time, it is not possible to predict the rate at which distributions of principal of the Offered Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on such Offered Certificates. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Offered Certificates. See "Risk Factors--Prepayment Considerations and
                                    Risks" and "Yield, Prepayment and Maturity
                                    Considerations" herein.


Optional Termination............    On any Distribution Date on which the Pool
                                    Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the
                                    Master Servicer will have the option to
                                    purchase, in whole, the Mortgage Loans and the REO Property, if any, remaining in the Trust Fund. See "Description of the
                                    Certificates -- Optional Termination"
                                    herein.

Federal Income Tax

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  Consequences..................    An election will be made to treat the Trust
                                    Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. The Regular Certificates will constitute "regular interests" in the REMIC and the Residual Certificates will constitute the sole class of "residual interest" in the REMIC. The Class A-_, Class PO and Class X Certificates will, and depending on their respective issue prices certain other Classes of Offered Certificates may, be issued with original issue discount ("OID") for federal income tax purposes. See "Federal Income Tax Consequences" herein and in the Prospectus.

                                    The holders of the Class A-R Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Class A-R Certificates. See "Description of the
                                    Certificates--Restrictions on Transfer of the Class A-R Certificates" herein.


                                    The Interest Only Certificates and the
                                    Principal Only Certificates will, and
                                    certain other Classes of Offered
                                    Certificates may, be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.


ERISA Considerations............    The acquisition of an Offered Certificate by
                                    a pension or other employee benefit plan (a
                                    "Plan") subject to the Employee Retirement
                                    Income Security Act of 1974, as amended
                                    ("ERISA"), could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended
                                    (the "Code").

                                    Subject to the considerations and conditions described under "ERISA Considerations" herein, it is expected that the Senior Certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a Plan.

                                    Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein.

Legal Investment................    The Senior Certificates and the Class _____
                                    Certificates will constitute "mortgage
                                    related securities" for purposes of the
                                    Secondary Mortgage Market Enhancement Act of
                                    1984 ("SMMEA") so long as they are rated in one of the two highest

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                                    rating categories by at least one nationally
                                    recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

                                    It is anticipated that the Class _____ and Class _____ Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not constitute "mortgage related securities" for purposes of SMMEA.

                                    Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.


Ratings.........................    It is a condition to the issuance of the
                                    Senior Certificates that they be rated
                                    ______ by ("______") and ______ by ("______"
                                    and, together with ______, the "Rating
                                    Agencies"). See ______, "Ratings" herein. It is a condition to the issuance of the Class
                                    ______, Class ______ and Class ______
                                    Certificates that they be rated at least
                                    ______, and ______, respectively, by ______.
                                    The ratings of the Offered Certificates of any Class should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either of the Rating Agencies. See
                                    "Risk Factors--Certificate Rating" and
                                    "Ratings" herein.

Risk Factors....................    For a discussion of certain risks associated
                                    with an investment in the Certificates, see
                                    "Risk Factors" on Page S-12 herein and on Page S-12 in the Prospectus.

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                                  RISK FACTORS

     Investors should consider the following risks in connection with the purchase of the Certificates.

     Consequences of Owning Book-Entry Certificates. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.

     Since transactions in the Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical certificate representing the Certificates. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.



     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. Certificate Owners will not be recognized as Certificateholders as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificate-holders only indirectly through DTC and its Participants. See "Description of the Certificates--Book-Entry Certificates" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.



     Cash Flow Considerations and Risks. Minimum monthly payments on the Mortgage Loans will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss.

     Prepayment Considerations and Risks. Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks" herein and "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Mortgage Loans that may affect the prepayment experience thereof. The yield to maturity and weighted average life of the Certificates will be affected primarily by the rate and timing of prepayment on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Certificateholders. See

"Yield, Prepayment and Maturity Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Bankruptcy and Insolvency Risks. The sale of the Mortgage Loans from [Countrywide] to the Depositor will be treated as a sale of the Mortgage Loans. However, in the event of an insolvency of [Countrywide], the receiver of [Countrywide] may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by [Countrywide], secured by a pledge of the applicable Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Certificates and reductions in the amounts thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Mortgage Loans by it to the Trust is either a valid transfer and assignment of such Mortgage Loans to the Trust or the grant to the Trust of a security interest in such Mortgage Loans.

     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Certificateholders from appointing a successor Master Servicer.

     [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Pool Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

     Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are 89 or fewer days delinquent as of the Cut-off Date. The Cut-off Date Pool Principal Balance of Mortgage Loans which are between 30 days and 89 days delinquent as of the Cut-off Date was $_________________. If there are not sufficient Available Funds on any Distribution Dates, the aggregate amount of principal returned to the Certificateholders may be less than the respective Class Certificate Principal Balances on the day the Certificates were issued.

     Risks of Holding Subordinated Certificates. The subordination of the Subordinated Certificates to the Senior Certificates, and the further subordination within the Subordinated Certificates, is intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses on the Mortgage Loans to the extent described under

"Description of the Certificates--Allocation of Losses" and "Credit Enhancement--Subordination of Certain Classes". However, in certain circumstances the amount of available subordination (including the limited subordination provided for certain types of losses) may be exhausted and shortfalls in distributions on the Certificates could result. Holders of the Senior Certificates will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the available subordination amount.

     In addition, the weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses" herein), without the receipt of cash attributable to such reduction. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates--Allocation of Losses" and "Yield, Prepayment and Maturity Considerations--The Subordinated Certificates" herein.

     For a discussion of additional risks pertaining to the Certificates, see "Risk Factors" in the Prospectus.

                                THE MORTGAGE POOL

General


     The Depositor will purchase the Mortgage Loans from [Countrywide] pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date among [Countrywide], as Seller and Master Servicer, the Depositor and the Trustee (the "Agreement") and will cause the Mortgage Loans to be assigned, without recourse, to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders").


     Under the Agreement, the Seller will make certain representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Agreement and certain characteristics of the Mortgage Loans and, subject to the limitations described below under " -- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured material breach of any such representation, warranty or covenant. The Seller will represent and warrant to the Depositor in the Agreement that the Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio as to which the representations and warranties set forth in the Agreement can be made and that such selection was not made in a manner that would adversely affect the interests of the Certificateholders. See "Loan Program -- Representations by Sellers; Repurchases" in the Prospectus. Under the Agreement, the Depositor will assign all its right, title and interest in and to such representations, warranties and covenants (including the Seller's repurchase obligation) to the Trustee for the benefit of Certificateholders. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. [Countrywide] is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase obligation described above. The obligations of [Countrywide], as Master Servicer, with respect to the Certificates are limited to the Master Servicer's contractual servicing obligations under the Agreement.


     Certain information with respect to the Mortgage Loans expected to be included in the Mortgage Pool is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein under "The Mortgage Pool" with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented herein under "The Mortgage Pool" expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

     As of the Cut-off Date, the aggregate of the Stated Principal Balances of the Mortgage Loans is expected to be approximately $ (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All the Mortgage Loans provide for payments due as of the first day of each month (the "Due Date"). At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. The Mortgage Loans to be included in the Mortgage Pool were originated or purchased by [Countrywide] and were originated substantially in accordance with [Countrywide's] underwriting criteria for sub-prime ("B&C") quality mortgage loans described under "The Mortgage Pool--Underwriting Standards" herein. Sub-prime mortgage loans are generally first mortgage loans made to borrowers with prior credit difficulties.

     Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [All of the Mortgage Notes provide for a ________ (__) day grace period for monthly payments. Any Mortgage Loan may be prepaid in full or in part at any time; however, approximately ____% of the Mortgage Loans provide for the payment by the borrower of a prepayment charge in limited circumstances on full prepayments made within ____ years from the date of execution of the related Mortgage Note. In general, the Mortgage Note provides that a prepayment charge will apply if, during the first ____ years from the date of origination of such Mortgage Loan, the borrower prepays such Mortgage Loan in full. The amount of the prepayment charge will generally be equal to ____ months' advance interest calculated on the basis of the rate in effect at the time of such prepayment on the amount prepaid in excess of __% of the original balance of such Mortgage Loan.]

     Each Mortgage Loan was originated after __________________.

     The latest stated maturity date of any Mortgage Loan is ____________. The earliest stated maturity date of any Mortgage Loan is ____________.


     As of the Cut-off Date, no Mortgage Loan was delinquent more than 89 days.


     [No] Mortgage Loan will be subject to a buydown agreement. [No] Mortgage Loan provides for deferred interest or negative amortization.

     [No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95%. Each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to FNMA or FHLMC, which policy provides coverage in an amount equal to the excess of the original principal balance of the related Mortgage Loan over 75% of the value of the related Mortgaged Property, plus accrued interest thereon and related foreclosure expenses.

     The Loan-to-Value Ratio of a Mortgage Loan is equal to (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related Mortgaged Property. The Collateral Value of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for [Countrywide] by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the Collateral Value is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans become equal to or greater than the value of the Mortgaged Properties, actual losses on the Mortgage Loans could be higher than losses now generally experienced in the mortgage lending industry.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                                                 Mortgage Rates(1)
                                                 -----------------

                                   Number of Mortgage      Aggregate Principal Balance
     Mortgage Rates (%)                  Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
 6.250.......................                              $                                                   %
 6.750.......................
 6.875.......................
 7.000.......................
 7.125.......................
 7.250.......................
 7.375.......................
 7.500.......................
 7.625.......................
 7.750.......................
 7.875.......................
 8.000.......................
 8.125.......................
 8.250.......................
 8.375.......................
 8.500.......................
 8.625.......................
 8.750.......................
 8.875.......................
 9.000.......................
 9.125.......................
 9.250.......................
 9.375.......................
 9.500.......................
 9.875.......................
10.000.......................
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

----------
(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans (as so adjusted) is expected to be approximately ______%. Without such adjustment, the weighted average Mortgage Rate of the Mortgage Loans is expected to be approximately ______% per annum.

                                          Original Loan-to-Value Ratios(1)
                                          --------------------------------

   Original Loan-to-Value          Number of Mortgage      Aggregate Principal Balance
          Rates (%)                      Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
50.00 and below..............                              $                                                  %
50.01 to 55.00...............
55.01 to 60.00...............
60.01 to 65.00...............
65.01 to 70.00...............
70.01 to 75.00...............
75.01 to 80.00...............
80.01 to 85.00...............
85.01 to 90.00...............
90.01 to 95.00...............
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

----------
(1)  The weighted average original Loan-to-Value Ratio of the Mortgage Loans is
     expected to be approximately     %.


                                    Current Mortgage Loan Principal Balances(1)
                                    -------------------------------------------

    Current Mortgage Loan          Number of Mortgage      Aggregate Principal Balance
           Amounts                       Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
$          0 - $ 50,000......                              $                                                  %
$ 50,001 - $ 100,000.........
$100,001 - $ 150,000.........
$150,001 - $ 200,000.........
$200,001 - $ 250,000.........
$250,001 - $ 300,000.........
$300,001 - $ 350,000.........
$350,001 - $ 400,000.........
$400,001 - $ 450,000.........
$450,001 - $ 500,000.........
$500,001 - $ 550,000.........
$550,001 - $ 600,000.........
$600,001 - $ 650,000.........
$650,001 - $ 750,000.........
$750,001 - $1,000,000........
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------


----------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $ .


                                      Documentation Program for Mortgage Loans
                                      ----------------------------------------

       Type of Program             Number of Mortgage      Aggregate Principal Balance
                                         Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Full.........................                              $                                                  %
Alternative..................
Reduced......................
Streamlined..................
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

                                            Type of Mortgaged Properties
                                            ----------------------------

        Property Type              Number of Mortgage      Aggregate Principal Balance
                                         Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Single Family................                              $                                                  %
Condominium..................
Two- to Four-Family.........
Planned Unit Development.....
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

                                                 Occupancy Types(1)
                                                 ------------------

       Occupancy Type              Number of Mortgage      Aggregate Principal Balance
                                         Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Primary Residence............                              $                                                  %
Investor Property............
Second Residence.............
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

----------
(1) Based upon representations of the related mortgagors at the time of origination.


                                   State Distribution of Mortgaged Properties(1)
                                   ---------------------------------------------

            State                  Number of Mortgage      Aggregate Principal Balance
                                         Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------














                                                           $                                             %

Other (less than [2]%).......
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

----------
(1) Other includes other states with under [2]% concentrations individually. No more than approximately % of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


                                             Purpose of Mortgage Loans
                                             -------------------------

        Loan Purpose               Number of Mortgage      Aggregate Principal Balance
                                         Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
Purchase.....................                              $                                                  %
Refinance (rate/term)........
Refinance (cash out).........
                                           --              -----------                  ------------
Totals.......................                              $                            100.00%
                                           --              -----------                  ------------
                                           --              -----------                  ------------

                                           Remaining Terms to Maturity(1)
                                           ------------------------------

 Remaining Term to Maturity        Number of Mortgage      Aggregate Principal Balance
          (Months)                       Loans                    Outstanding            Percent of Mortgage Pool
------------------------------------------------------------------------------------------------------------------
360..........................
359..........................
358..........................
357..........................
356..........................
355..........................
354..........................
353..........................
352..........................
351..........................
349..........................
348..........................
347..........................
345..........................
344..........................
343..........................
342..........................
341..........................
338..........................
335..........................
334..........................
333..........................
332..........................
328..........................
326..........................
325..........................
321..........................
320..........................
319..........................
318..........................
314..........................
297..........................
293..........................
259..........................
240..........................
238..........................
237..........................
                                   ----------              -----------                                   ------
Totals.......................                              $                                             100.00%
                                   ----------              -----------                                   ------
                                   ----------              -----------                                   ------

----------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately months.


Assignment of the Mortgage Loans


     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund described under "Credit Enhancement" herein, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.


     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Seller.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed ___ days after the Closing Date as provided in the Agreement in the case of missing documents not returned from the public recording office), the Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place another mortgage loan (a "Replacement Mortgage Loan"); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Certificate Account and held for distribution to the Certificateholders on the related Distribution Date (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

Underwriting Standards

     The following is a description of the underwriting procedures customarily employed by [Countrywide] with respect to B&C quality mortgage loans.

     Countrywide produces its B&C quality mortgage loans through its Wholesale Lending Division, which works with mortgage brokers and other entities located throughout the United States. Prior to the funding of any B&C quality mortgage loan, Countrywide underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide. The mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of B&C mortgage loans. As a matter of policy, Countrywide does not purchase any B&C quality mortgage loan that it has not itself underwritten.

     Countrywide's underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan but also take into consideration the borrower's credit standing and repayment ability. On a case by case basis, Countrywide may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, low loan-to-value ratio, low debt-to-income ratio, stable employment, and time in the same residence. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will have been originated based on such underwriting exceptions.

     Each prospective borrower completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. As part of its quality control system, Countrywide reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. If the loan-to-value ratio is greater than 70%, Countrywide generally verifies the source funds for the down-payment; Countrywide does not verify the source of such funds if the loan-to-value ratio is 70% or less. Countrywide requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's ability to repay. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments.


     After obtaining all applicable employment, credit and property information, the Seller uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to any other monthly credit obligations. The "debt-to income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratio limit are permitted based on compensating factors.

     Countrywide's underwriting standards require an independent appraisal of the mortgaged property which conforms to Federal Home Loan Mortgage Corporation ("FHLMC") and Federal National Mortgage Corporation ("FNMA") standards. Each appraisal includes a market data analysis based on recent sales of



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comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a Countrywide representative before the loan is funded, and an additional drive-by appraisal is generally performed in connection with loan amounts over $350,000 with 80% or higher loan-to-value ratios. A drive-by appraisal is an exterior examination of the premises by the appraiser to determine that the property is in good condition. In most cases, properties that are not in good condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a B&C loan. The maximum loan amount varies depending upon a borrower's credit grade and documentation level but does not generally exceed $500,000. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide's underwriting standards permit loans with loan-to-value ratios at origination of up to 85% depending on the program, type and use of the property, creditworthiness of the borrower and debt-to-income ratio. The maximum combined loan-to-value ratio for purchase money mortgage loans, including any second deeds of trust subordinate to Countrywide's first deed of trust, is 90%.

     Countrywide requires title insurance on all B&C quality mortgage loans. Countrywide also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide's B&C mortgage loan underwriting standards are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide's B&C mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors with more risk factors resulting in lower loan-to-value ratios.

     Countrywide underwrites or originates B&C quality mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), Simple Documentation Loan Program (the "Simple Doc Program") and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide verifies the loan applicant's sources of income (except under the Stated Income Program), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide's underwriting standards.

     The Simple Doc Program is an alternative documentation program whereby income is verified using methods other than those employed by FNMA and FHLMC. Under the Simple Doc Program, acceptable documentation of income consists of six months' bank statements. In the case of self-employed individuals, acceptable alternative documentation consists of a profit and loss statement supported by a record of bank statements. Maximum loan-to-value ratios and maximum loan amounts are generally lower than those permitted under the Full Doc Program.

     Under the Stated Income Program, the borrower's employment and income sources must be stated on the borrower's application. The borrower's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Maximum loan-to-value ratios


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are generally lower than those permitted under the Full Doc Program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc, Simple Doc, and Stated Income Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the borrower's credit history and debt-to-income ratio. In general, higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies result in a loan being graded in a higher credit risk category.

                           SERVICING OF MORTGAGE LOANS

General

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. [As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.]

     The information set forth in the following section through and including the section captioned "Delinquency Status as of _____________, 199_" has been provided by [Countrywide]. No representation is made by the Depositor or any of its affiliates as to the accuracy or completeness of any such information.

The Master Servicer

     [Countrywide Home Loans, Inc. ("Countrywide"), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as the Master Servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     As of __________, 199_, Countrywide provided servicing for approximately $__________ million in B&C quality mortgages. As of ___________, 199_, Countrywide also provided servicing for prime quality mortgage loans with an aggregate principal balance of approximately $__________ billion, substantially all of which are being serviced for unaffiliated persons.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices throughout the nation.]

Loan Servicing

     Countrywide services substantially all of the mortgage loans it originates or acquires. Countrywide has established standard policies for the servicing and collection of B&C quality mortgage loans. Servicing includes, but is not limited to, collecting and remitting mortgage loan payments, accounting for principal

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and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged properties, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to B&C mortgage loans are mailed monthly by Countrywide. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide to the mortgagor with such statements. All payments are due by the first day of the month.

Collection Procedures

     When a mortgagor fails to make a payment on a mortgage loan, Countrywide attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide's B&C servicing procedures, Countrywide generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, within 60 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by Countrywide, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     After foreclosure, Countrywide may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, Countrywide's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency experience of Countrywide's B&C quality mortgage loans as of _________, 199_. A mortgage loan is characterized as delinquent if the borrower has not paid the minimum payment due by the due date. The table below excludes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy. Since Countrywide only began servicing B&C quality mortgage loans in August 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Mortgage Loans, and no assurances can be given that the foreclosure experience presented in the second paragraph below the table will be indicative of such experience on the Mortgage Loans.


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Delinquency Status as of __________, 199_


                         Dollars         Percent        Units          Percent

         Current         $_________        ____%         ____            ____%

       30-59 Days        $_________        ____%         ____            ____%

       60-89 Days        $_________        ____%         ____            ____%

        90+ Days         $_________        ____%         ____            ____%

          Total          $_________      100.00%         ____          100.00%


     [This table does not include ________ mortgage loans with principal balances aggregating $_____________ that were sold, but were being serviced on an interim basis pending transfer of servicing, as of ___________, 199_. As of the date hereof, servicing with respect to such mortgage loans has been transferred.]

     Delinquencies are reported on a contractual basis. As of _____________, 199_, __________ mortgage loans with an aggregate principal balance of $______________ were in foreclosure and, there were ___________ loans in bankruptcy with a combined loan balance of $______________.

     Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide's control, such as national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     [Over the last several years, there has been a general deterioration of the real estate market and weakening economy in many regions of the country, including __________. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, Countrywide may experience an increase in delinquencies on the loans it services and higher net losses on liquidated B&C loans.]

Servicing Compensation and Payment of Expenses

     [The Master Servicer will be paid a monthly fee from interest collected with respect to each Mortgage Loan (as well as from any liquidation proceeds from a Liquidated Mortgage Loan that are applied to accrued and unpaid interest) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate (such product, the "Servicing Fee"). The Servicing Fee Rate for each Mortgage Loan will equal ________% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "--Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments (as defined below) received from the 2nd day through the 15th day of a month ("Prepayment Interest Excess"), all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated

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to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.]

Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the Cut-off Date, principal prepayments by borrowers received by the Master Servicer from the first day through the fifteenth day of a calendar month will be distributed to Certificateholders on the Distribution Date in the same month in which such prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans results. Conversely, principal prepayments by borrowers received by the Master Servicer from the sixteenth day (or, in the case of the first Distribution Date, from the Cut-off Date) through the last day of a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount ofinterest to be distributed to Certificateholders with respect to such prepaid Mortgage Loans would result. Pursuant to the Agreement, the Master Servicing
Fee for any month will be reduced, but not by more than [one-half] of such Master Servicing Fee, by an amount sufficient to pass through to Certificateholders the full amount of interest to which they would be entitled in respect of each such prepaid Mortgage Loan on the related Distribution Date. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed an amount equal to one-half of the Master Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates -- Interest" herein.

Advances

     Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (net of the Master Servicing Fee with respect to the related Mortgage Loans) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each Mortgage Loan as to which the related Mortgaged Property has been acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure ("REO Property") (any such advance, an "Advance").

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement with respect to the Certificates will constitute an Event of Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement.



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                         DESCRIPTION OF THE CERTIFICATES

General


     The Certificates will be issued pursuant to the Agreement. Set forth below are descriptions of the material terms and provisions pursuant to which the Certificates will be issued. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.


     The Mortgage Pass-Through Certificates, Series 199_ - __ will consist of the Class A-__, Class ______, Class PO, Class X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class B-__, Class ______ and Class ______ Certificates (collectively, the "Subordinated Certificates"). The Senior Certificates and Subordinated Certificates are collectively referred to herein as the "Certificates." Only the Classes of Certificates listed on the cover page hereof (collectively, the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Certificate Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on the cover hereof.

     The Class Certificate Balance of any Class of Certificates as of any Distribution Date is the initial Class Certificate Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Class of Subordinated Certificates, any amounts allocated to such Class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described below under " -- Allocation of Losses". In addition, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.


     The Notional Amount of the Class X Certificates for any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Non-Discount Mortgage Loans with respect to such Distribution Date. A "Non-Discount Mortgage Loan" is any Mortgage Loan with a Net Mortgage Rate equal to or greater than __%. The initial Notional Amount of the Class X Certificates will be equal to the aggregate of the Stated Principal Balance of the Non-Discount Mortgage Loans as of the Cut-off Date.


     The Senior Certificates will have an initial aggregate principal balance of approximately $__________ and will evidence in the aggregate an initial beneficial ownership interest of approximately ______% in the Trust Fund. The Class B-__, Class B-__, Class B-__, Class B-__, Class B-__ and Class B-__ Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately ___%, ___%, ___%, ___%, ___%, and ___%, respectively, in the Trust Fund.

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Physical Certificates (other than Class A-R Certificates) offered hereby will be issued in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof. A single Certificate of each such Class may be issued in an amount different than described above. The Class A-R Certificates will be issued as a single Certificate in a denomination of $1,000.



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Book-Entry Certificates

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each Class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described in the Prospectus under "Description of the Certificates -- Book-Entry Certificates," no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of theBook-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Financial Intermediaries and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the Prospectus.

Payments on Mortgage Loans; Accounts


     On or prior to the Closing Date, the Master Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the Certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Master Servicer in Permitted Investments that are scheduled to mature on or prior to the business day preceding the next Distribution Date. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Account the amount of Available Funds and will deposit such Available Funds in an account established and maintained with the Trustee on behalf of the Certificateholders (the "Distribution Account").

     "Permitted Investments" will be specified in the Agreement and will be limited to (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;
(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iii) commercial or finance company paper (including, without limitation, commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates) which is then receiving the highest commercial or finance company paper



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rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company
(or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc.
("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discountissued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.


Distributions

     Distributions on the Certificates will be made by the Trustee on the __th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in ________ 199_ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Certificate Balance of $1,000,000 or more or who holds an Interest Only Certificate and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates




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     As more fully described under "Description of the Certificates--Interest",
"--Principal" and "--Allocation of Losses" herein, distributions will be made on each Distribution Date from Available Funds in the following order of priority:
(i) to interest on each interest bearing Class of Senior Certificates; (ii) to principal on the Classes of Senior Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth herein under " -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on such Classes on such Distribution Date; (iii) to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on such Distribution Date as principal of the Subordinated Certificates; and
(iv) to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class _____ Certificates, in each case subject to the limitations set forth herein under "Description of the Certificates -- Principal."

     "Available Funds" with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the month preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Agreement.


     With respect to any Distribution Date, the Class PO Deferred Amount is the aggregate of the applicable PO Percentage of each Realized Loss, other than any Excess Loss, to be allocated to the Class PO Certificates on such Distribution Date on or prior to the Senior Credit Support Depletion Date or previously allocated to the Class PO Certificates and not yet paid to the holders of the Class PO Certificates.


Interest

     The Classes of Offered Certificates will have the respective Pass-Through Rates set forth or described on the cover hereof.


     The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the excess of (a) the average of the Net Mortgage Rates of the Non-Discount Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof, over (b) ___% per annum. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately ___% per annum. The Net Mortgage Rate for each Mortgage Loan is the interest rate thereon (the "Mortgage Rate") less the Expense Fee Rate for such Mortgage Loan.


     On each Distribution Date, to the extent of funds available therefor, each interest bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest

Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest bearing Class will be equal to the sum of (i) interest at the applicable Pass-Through Rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts"). The Class PO Certificates are Principal Only Certificates and will not bear interest.

     With respect to each Distribution Date, the "Interest Accrual Period" for each interest bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.


     The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for such Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to (i) the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls with respect to such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Loans -- Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, a "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the calendar month preceding the month of such Distribution Date exceeds the aggregate amount payable on such Distribution Date by the Master Servicer as described under "Servicing of Mortgage Loans -- Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans." A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan. Each Class' pro rata share of such Net Interest Shortfalls will be based on the amount of interest such Class otherwise would have been entitled to receive on such Distribution Date.

     Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest bearing Class of Certificates, on the basis of the related Class Certificate Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any Unpaid Interest Amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any Unpaid Interest Amount so carried forward will not bear interest.

Principal

     General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between (i) the Senior Certificates (other than the Notional Amount Certificates and the Class

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

PO Certificates) and the Subordinated Certificates and (ii) the Class PO Certificates, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts.


     The Non-PO Percentage with respect to any Mortgage Loan with a Net Mortgage Rate ("NMR") less than ___% (each such Mortgage Loan, a "Discount Mortgage Loan") will be equal to NMR / ___%. The Non-PO Percentage with respect to any Non-Discount Mortgage Loan will be 100%. The PO Percentage with respect to any Discount Mortgage Loan will be equal to (___% - NMR) / ___%. The PO Percentage with respect to any Non-Discount Mortgage Loan will be 0%.


     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the Senior Certificates (other than the Notional Amount Certificates and the Class
PO Certificates) and the Subordinated Certificates, to the extent of the amount available from Available Funds for the distribution of principal on such respective Classes, as described below.

     The Non-PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable Non-PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date,
(c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period.

     Senior Principal Distribution Amount. On each Distribution Date prior to the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal of the following Classes of Senior Certificates in the following order of priority:

          (i) to the Class A-R Certificates until the Class Certificate Balance thereof has been reduced to zero;

          (ii) concurrently, to the Class _____ and Class _____ Certificates, pro rata based on their respective Class Certificate Balances, until the Class _____ Certificate Balances thereof have been reduced to zero;

          (iii) sequentially, to the Class _____ and Class _____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero;

          (iv) sequentially, to the Class _____ and Class _____ Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; and

          (v) to the Class _____ Certificates until the Class Certificate Balance thereof has been reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently as principal of the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately prior to such Distribution Date.


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


     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

     The Senior Principal Distribution Amount for any Distribution Date will equal the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such preceding calendar month, the Senior Percentage of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

     "Stated Principal Balance" means as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Pool Principal Balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

     The Senior Percentage for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates (other than the Class PO Certificates) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates, other than the Class PO Certificates, immediately prior to such date.

     The Senior Prepayment Percentage for any Distribution Date occurring during the ____ years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates which receive these unscheduled payments of principal (other than the Class PO Certificates) while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the _____ anniversary of the first Distribution Date will be as follows: for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the _____ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the ______ year thereafter, the Senior Percentage plus __% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur if (i) the outstanding principal balance of all Mortgage Loans delinquent __ days or more (averaged over the preceding _________ period), as a percentage of the aggregate principal balance of the Subordinated Certificates (averaged over the preceding _________ period), is equal to or greater than __%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the aggregate of the principal balances of the Subordinated Certificates as of the Cut-off Date (the "Original Subordinated Principal Balance"), (b) with respect to the Distribution Date on the ____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the _______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the ______ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance, and (e) with respect to the Distribution Date on the _____ anniversary of the first Distribution Date, __% of the Original Subordinated Principal Balance. The Subordinated Prepayment Percentage as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such date.

     If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance to zero.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class ___ Certificates, until the respective Class Certificate Balances thereof are reduced to zero. The Subordinated Percentage for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage.

     With respect to each Class of Subordinated Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any such Classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The Class Subordination Percentage with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of such Class of Subordinated Certificates immediately prior to such Distribution Date


                                      S-36







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

and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the Certificates are expected to be as follows:

         Class .......................................................     %
         Class .......................................................     %
         Class .......................................................     %
         Class .......................................................     %
         Class .......................................................     %
         Class .......................................................     %

     The Subordinated Principal Distribution Amount for any Distribution Date will equal (A) the sum of (i) the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date, (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount, up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of such Mortgage Loan and (iii) the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clause (f) of the definition of "Non-PO Formula Principal Amount" for such Distribution Date reduced by (B) the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds remaining after payment of interest and principal on the Senior Certificates and Class PO Deferred Amounts on the Class PO Certificates and interest and principal on the Subordinated Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount (the "Class PO Principal Distribution Amount") equal to the lesser of (x) the PO Formula Principal Amount for such Distribution Date and (y) the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the Senior Certificates (other than the Class PO Certificates) will be in an amount equal to the product of (i) Available Funds remaining after distribution of interest on the Senior Certificates and (ii) a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.


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

     The PO Formula Principal Amount for any Distribution Date will equal the sum of the applicable PO Percentage of (a) all monthly payments of principal due on each Mortgage Loan on the related Due Date, (b) the principal portion of the purchase price of each Mortgage Loan that was repurchased by the Seller or another person pursuant to the Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan that is not a Liquidated Mortgage Loan, the PO Formula Principal Amount will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

Allocation of Losses

     On each Distribution Date, the applicable PO Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan will be allocated to the Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates prior to distributions of principal on the Subordinated Certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Certificate Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) pro rata, based upon their respective Class Certificate Balances.

     On each Distribution Date, the applicable Non-PO Percentage of Excess Losses will be allocated pro rata among the Classes of Senior Certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the Subordinated Certificates based upon their respective Class Certificate Balances.

     Because principal distributions are paid to certain Classes of Certificates (other than the Class PO Certificates) before other Classes of Certificates, holders of such Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     Realized Losses allocated to a Class of Certificates comprised of multiple payment Components will be allocated pro rata among the Components of such Class of Certificates based on their respective Component Balances.


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     In general, a "Realized Loss" means, with respect to a Liquidated Mortgage
Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination of Certain Classes" herein.


     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination of Certain Classes" herein.

Structuring Assumptions

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"): (i) the Mortgage Pool consists of Mortgage Loans with the following characteristics:

                                                         Original Term to     Remaining Term to
Principal Balance  Mortgage Rate    Net Mortgage Rate   Maturity (in months) Maturity (in months)  Loan Age
-----------------  --------------   -----------------   -------------------  -------------------  -----------
$                             %                   %
$                             %                   %



(ii) the Mortgage Loans prepay at the specified constant percentages of SPA,
(iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of such Mortgage Loan by its respective remaining term to maturity,
(viii) the initial Class Certificate Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth on the cover page hereof and under "Summary of Terms -- Certificates other than the Offered Certificates", (ix) interest accrues on each interest bearing Class of Certificates at the applicable interest rate set forth or described on the cover hereof and as described under "Description of the Certificates--Interest" herein, (x) distributions in respect of the Certificates are received in cash on the day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is the date set forth under "Summary of Terms -- Closing Date," (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Master Servicer does not exercise the option to repurchase the Mortgage Loans


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

described herein under " -- Optional Purchase of Defaulted Loans" and
" -- Optional Termination" and (xiv) no Class of Certificates becomes a Restricted Class. While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans used in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Standard Prepayment Assumption ("SPA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% SPA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, ___% SPA assumes prepayment rates will be ___% per annum in month one, ___% per annum in month two, and increasing by ___% in each succeeding month until reaching a rate of ___% per annum in month 30 and remaining constant at ___% per annum thereafter. 0% SPA assumes no prepayments. There is no assurance that prepayments will occur at any SPA rate or at any other constant rate.

Optional Purchase of Defaulted Loans

     The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which such amount is to be distributed.

Optional Termination

     The Master Servicer will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the Pool Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than or equal to 10% of the Cut-off Date Pool Principal Balance. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class PO Certificates and, in the case of an interest bearing Certificate, any unpaid accrued interest thereon at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinated Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

The Trustee

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


     ______________________ will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with ___________________. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at _______________________________, Attention: _____________________ or at such other addresses as the Trustee may designate from time to time.

Restrictions on Transfer of the Class A-R Certificates

     The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," " -- Noneconomic Residual Interests" and "
-- Foreign Investors." The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.


                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

     The effective yield to the holders of the interest bearing Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the ____ day (or, if such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Certificate Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class PO Certificates), Excess Losses will be borne by all Classes of Certificates (other than the Notional Amount Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

Prepayment Considerations and Risks

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or Master Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" herein.

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described under "Description of the Certificates--Optional Purchase of Defaulted Loans" and "--Optional Termination" herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Principal Only Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Interest Only Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.


     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described herein under "Description of the Certificates -- Principal," the Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments will be initially distributed to the Classes of Senior Certificates (other than the Class PO Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such Classes of Senior Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinated Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant percentages of SPA. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificate when such reinvestment rates are considered.

Sensitivity of the Interest Only Certificates

     As indicated in the table below, the yield to investors in the Class X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Non-Discount Mortgage Loans (particularly those with high Net Mortgage Rates), which generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class X Certificates would be approximately 0% if prepayments were to occur at a constant rate of approximately ___% SPA. If the actual prepayment rate of the Non-Discount Mortgage Loans were to exceed the foregoing level for as little as one month while equaling such level for the remaining months, the investors in the Class X Certificates would not fully recoup their initial investments.

     As described above under "Description of the Certificates -- General," the Pass-Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans. The Non-Discount Mortgage Loans will have higher Net Mortgage Rates (and higher Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the purchase price of the Class X Certificates (expressed as a percentage of initial Notional Amount) is as follows:

                         Class                          Price*
                         ------                         ------
                         Class X......................  %

----------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

                    Sensitivity of the Interest Only Certificates to Prepayments
                                        (Pre-Tax Yields to Maturity)

                                                       SFA Prepayment /Assumption
                                                       --------------------------
Class                           0%               %                %               %                %            %
-------------------  ---------------  --------------   --------------  --------------   --------------   ----------
Class X                          %               %                %               %                %            %

     It is unlikely that the Non-Discount Mortgage Loans will have the precise characteristics described herein or that the Non-Discount Mortgage Loans will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

Sensitivity of the Principal Only Certificates

     The Class PO Certificates will be "principal only" certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Mortgage Loans will have a negative effect on the yield to investors in the Principal Only Certificates.

     As described above under "Description of the Certificates -- Principal," the Class PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans. The Discount Mortgage Loans will have lower Net Mortgage Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Principal Only Certificates (expressed as a percentage of initial Class Certificate Balance) is as follows:

                         Class                          Price*
                         -----                          ------
                         Class PO.....................  %


                   Sensitivity of the Principal Only Certificates to Prepayments
                                        (Pre-Tax Yields to Maturity)

                                                       SFA Prepayment /Assumption
                                                       --------------------------
Class                           0%               %                %               %                %            %
-------------------  ---------------  --------------   --------------  --------------   --------------   ----------
Class PO                         %               %                %               %                %            %

     Class PO.........................       %   %    %                     %                 %            %

     It is unlikely that the Discount Mortgage Loans will have the precise characteristics described herein or that the Discount Mortgage Loans will all prepay at the same rate until maturity or that all of such Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Principal Only Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Principal Only Certificates or as to the yield on the Principal Only Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Principal Only Certificates.

Additional Information

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Underwritten Certificates with the Commission in a report on Form 8-K to be dated ___________, 19__. Such tables and materials were prepared by each Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of such Certificate referred to in clause (a).

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

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see " -- Prepayment Considerations and Risks" herein and "Yield and Prepayment Considerations" in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates and the distribution of principal of the Planned Principal Classes and the Targeted Principal Classes in accordance with the Principal Balance Schedules herein. In particular, if the amount available for distribution as principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date exceeds the amount required to reduce the principal balances of the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances as set forth in the Principal Balance Schedules, such excess principal will be distributed on the remaining Classes of Senior Certificates (other than the Class PO Certificates) on such Distribution Date. Conversely, if the amount available for distribution of principal of the Senior Certificates (other than the Class PO Certificates) on any Distribution Date is less than the amount so required to reduce the Planned Principal Classes and the Targeted Principal Classes then entitled to receive a distribution of principal to their respective scheduled balances, no principal will be distributed on such other Classes of Senior Certificates on such Distribution Date. Accordingly, the rate of principal payments on the Mortgage Loans is expected to have a greater effect on the weighted average life of the Support Classes and under certain prepayment scenarios, the weighted average lives of the Targeted Principal Classes, than on the weighted average lives of the Planned Principal Classes.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity.
For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of SPA, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of the initial Class Certificate Balances of the Classes of Offered Certificates (other than the Notional Amount Certificates) that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) the Mortgage Loans will have the precise characteristics described herein or (ii) all of the Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

                                    Percent of Initial Class Certificate
                                            Balances Outstanding*

                                                                      Class A-
                                                                      --------

Distribution Date 0%                       %              %              %            %            %            %
--------------------------------  ------------   ------------   ------------   ----------   ----------   ----------
Initial.........................           %              %              %            %            %            %
    19..........................
    19..........................
    19..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................

                                          --             --             --           --           --           --

Weighted Average
 Life (in years)**..........

                                                                        Class
                                                                        -----

Distribution Date 0%                       %              %              %            %            %            %
--------------------------------  ------------   ------------   ------------   ----------   ----------   ----------
Initial.........................           %              %              %            %            %            %
    19..........................
    19..........................
    19..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................
    20..........................

                                          --             --             --           --           --           --

Weighted Average
 Life (in years)**..........

---------
*    Rounded to the nearest whole percentage.

** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

Last Scheduled Distribution Date

     The Last Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in ___________, 20__, which is the Distribution Date in the __________ month following the latest scheduled maturity date for any of the Mortgage Loans. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Certificate Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and " -- Weighted Average Lives of the Offered Certificates" herein and "Yield and Prepayment Considerations" in the Prospectus.

The Subordinated Certificates

     The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical Class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Certificate Balances of the applicable Class of Subordinated Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates -- Allocation of Losses" herein), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Class Certificate Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on such Class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class PO Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates -- Allocation of Losses" herein.

     If on any Distribution Date, the Applicable Credit Support Percentage for any Class of Subordinated Certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to such Class and all other Classes of Subordinated Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinated Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinated Certificates with lower numerical Class designations relative to the other Classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by such other Classes.


                               CREDIT ENHANCEMENT

Subordination of Certain Classes

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinated Certificates (other than the Class B-1 Certificates) to receive such distributions will be further subordinated to such rights of the Class or Classes of Subordinated Certificates with lower numerical Class designations, in each case only to the extent described herein. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the Classes of Subordinated Certificates with higher numerical Class designations to those with lower numerical Class designations is intended to increase the likelihood of receipt, respectively, by the Senior Certificateholders and the holders of Subordinated Certificates with lower numerical Class designations of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below. The applicable Non-PO Percentage of Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinated Certificates then outstanding with the highest numerical Class designation. In addition, the Class Certificate Balance of such Class of Subordinated Certificates will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for Class PO Deferred Amounts.

     The Subordinated Certificates will provide limited protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $_________ (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $_________ (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $_________ (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) __% of the aggregate of the principal balances of the Mortgage Loans,
(ii) _____ the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the _____, ______, _____ and ______ anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) __% of the then current Pool Principal Balance and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary and
(b) on the _____ anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.


     As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.


                                 USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Certificates against the purchase price of the Mortgage Loans.



                         FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, an election will be made to treat the Trust Fund as a REMIC. Assuming such an election is timely made and the terms of the Pooling and Servicing Agreement are complied with, Brown & Wood LLP, special tax counsel to the Depositor ("Tax Counsel") is of the opinion that the Trust Fund will qualify as a REMIC within the meaning of the Code. The Regular Certificates will constitute the regular interests in the REMIC. The Residual Certificates will constitute the sole class of "residual interest" in the REMIC. See "Federal Income Tax Consequences" in the Prospectus.


     The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.


     In the opinion of Tax Counsel, the Principal Only Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its

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


remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to % SPA (the "Prepayment Assumption"). No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.


     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.


     As is described more fully under "Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 593(d), 856(c)(5)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.


     The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, is subject to U.S federal income tax.


     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residual interest. See "Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates -- Residual Certificates -- Mark to Market Rules -- Residual Certificates -- Excess Inclusions and -- Tax-Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and " -- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the Prospectus.


                              ERISA CONSIDERATIONS

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

     Any Plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to (Prohibited Transaction Exemption , Exemption Application No. D-_____, Fed. Reg. (_____) (_____) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class _____, Class PO, Class X and Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund. Because the Class , Class PO and Class X Certificates are not being purchased by either Underwriter, such Classes of Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to either Underwriter. Consequently, the sale or exchange of the Class , Class PO and Class X Certificates may be made only under the conditions set forth for the Class B-, Class B- and Class B-Certificates below.

     Because the characteristics of the Class B-__, Class B-__, Class B-__ and Class __ A-R Certificates may not meet the requirements of PTCE 83-1, the Exemption or any other issued exemption under ERISA, the

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

purchase and holding of the Class B-__, Class B-__, Class B-__ and Class A-R Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfers of the Class B-__, Class B-__, Class B-__ and Class A-R Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class B-__, Class B-__ or Class B-Certificate. In the event that such representation is violated, or any attempt to transfer to a plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1 described in the Prospectus and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriters, the Depositor has agreed to sell to the Underwriters, and each Underwriter has agreed to purchase from the Depositor the respective Classes of Underwritten Certificates indicated on the cover page hereof to be purchased by it. Distribution of the Underwritten Certificates will be made by the respective Underwriters in each case from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Each Underwriter intends to make a secondary market in the Classes of Underwritten Certificates being purchased by it, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment.

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

     The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Class X and Class PO Certificates may be offered by the Depositor from time to time directly or through underwriters or agents (either of which may include Countrywide Securities Corporation, an affiliate of the Depositor and the Master Servicer) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Proceeds to the Depositor from any sale of the Class X or Class PO Certificates will equal the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to any such underwriter or agent. Any underwriters or agents that participate in the distribution of the Class X or Class PO Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of such Certificates by them and any discounts, commissions, concessions or other compensation received by any such underwriter or agent may be deemed to be underwriting discounts and commissions under such Act.

                                  LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Strook & Strook & Lavan, New York, New York, will pass upon certain legal matters on behalf of the Underwriters.

                                     RATINGS

     It is a condition to the issuance of the Senior Certificates that they be rated ______ by ("_____") and, by ("______" and, together with ______, the
"Rating Agencies"). It is a condition to the issuance of the Class B-__, Class B-__ and Class B-__ Certificates that they be rated at least _____, and _____, respectively, by _____.

     The ratings assigned by ________ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. _______'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. _______ratings on such certificates do not, however, constitute a statement regarding frequency of payments of the mortgage loans.

     The ratings assigned by ________ to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. _______'s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. _______'s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

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


                             INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----
Advance..............................................................S-8, S-28
Agreement............................................................S-4, S-15
Applicable Credit Support Percentage......................................S-35
Available Funds...........................................................S-31
B&C.......................................................................S-15
Bankruptcy Losses.........................................................S-38
Bankruptcy Loss Coverage Amount...........................................S-48
Beneficial Owner..........................................................S-29
Book-Entry Certificates....................................................S-4
CEDE......................................................................S-29
Certificate Account.......................................................S-30
Certificateholder...................................................S-15, S-29
Certificates..........................................................S-1, S-3
Class PO Principal Distribution Amount....................................S-36
Class Subordination Percentage............................................S-35
Closing Date...............................................................S-5
Code......................................................................S-10
Corporate Trust Office.....................................................S-2
Countrywide.....................................................S-2, S-4, S-25
Cut-off Date Pool Principal Balance.......................................S-15
Cut-Off Date...............................................................S-5
Debt Service Reduction....................................................S-49
Deficient Valuation.......................................................S-49
Definitive Certificate....................................................S-29
Deleted Mortgage Loan.....................................................S-22
Depositor..................................................................S-4
Depository................................................................S-29
Determination Date.........................................................S-5
Discount Mortgage Loan....................................................S-33
Distribution Account......................................................S-30
Distribution Date....................................................S-5, S-31
ERISA...............................................................S-10, S-50
Excess Losses.............................................................S-37
Exemption.................................................................S-51
FHLMC.....................................................................S-23
Fixed Rate Certificates....................................................S-4
FNMA......................................................................S-23
Fraud Loss Coverage Amount................................................S-48
Fraud Losses..............................................................S-38
Full Doc Program..........................................................S-24
Insurance Proceeds........................................................S-31
Interest Distribution Amount.........................................S-6, S-32
Interest Only Certificates.................................................S-4
Interest Accrual Period....................................................S-6
Last Scheduled Distribution Date..........................................S-46

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


                                                                          Page
                                                                          ----
Liquidated Mortgage Loan..................................................S-38
Liquidation Proceeds......................................................S-31
Loan-to-Value Ratio.......................................................S-16
Master Servicer............................................................S-4
Moody's...................................................................S-30
Mortgage..................................................................S-22
Mortgage File.............................................................S-22
Mortgage Loans.............................................................S-5
Mortgage Note.............................................................S-22
Mortgage Pool........................................................S-1, S-15
Mortgage Rate.............................................................S-32
Net Prepayment Interest Shortfall.........................................S-32
Net Interest Shortfall....................................................S-32
NMR.......................................................................S-33
Non-Discount Mortgage Loan................................................S-29
Non-PO Percentage.........................................................S-33
Non-PO Formula Principal Amount...........................................S-33
Notional Amount Certificates...............................................S-4
Notional Amount...........................................................S-29
Offered Certificates............................................S-1, S-3, S-28
OID..................................................................S-9, S-49
Original Subordinated Principal Balance...................................S-35
Original Applicable Credit Support Percentage.............................S-35
Pass-Through Rate..........................................................S-6
Permitted Investments.....................................................S-30
Physical Certificates......................................................S-4
Plan................................................................S-10, S-50
Pool Principal Balance....................................................S-34
PO Formula Principal Amount.........................................S-36, S-37
PO Percentage.............................................................S-33
Prepayment Assumption.....................................................S-49
Prepayment Interest Excess................................................S-27
Prepayment Interest Shortfall.............................................S-32
Principal Only Certificates................................................S-4
Prospectus.................................................................S-2
PTCE 95-60................................................................S-51
Rating Agencies.....................................................S-10, S-53
Realized Loss.............................................................S-37
Record Date..........................................................S-5, S-31
Regular Certificates.......................................................S-4
Regular Interests.....................................................S-2, S-9
Relief Act Reduction......................................................S-32
REMIC.................................................................S-2, S-9
REO Property..............................................................S-28
Replacement Mortgage Loan.................................................S-22
Residual Certificates......................................................S-4
Residual Interest.....................................................S-2, S-9
Restricted Classes........................................................S-35



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


                                                                          Page
                                                                          ----
Scheduled Payments........................................................S-15
Seller.....................................................................S-4
Senior Credit Support Depletion Date......................................S-34
Senior Prepayment Percentage..............................................S-34
Senior Certificates..................................................S-4, S-28
Senior Principal Distribution Amount......................................S-33
Senior Percentages........................................................S-34
Senior Credit Support Depletion Date......................................S-34
Servicing Fee.............................................................S-27
Simple Doc Program........................................................S-24
SMMEA.....................................................................S-10
SPA.......................................................................S-39
Special Hazard Mortgage Loan..............................................S-38
Special Hazard Losses.....................................................S-38
Special Hazard Loss Coverage Amount.......................................S-48
Stated Income Program.....................................................S-24
Stated Principal Balance..................................................S-34
Subordinated Prepayment Percentage........................................S-35
Subordinated Certificates............................................S-4, S-28
Subordinated Principal Distribution Amount................................S-35
Substitution Adjustment Amount............................................S-22
Trust Fund.................................................................S-4
Trustee....................................................................S-5
Underwriter................................................................S-1
Underwritten Senior Certificates...........................................S-1
Underwritten Certificates..................................................S-1
Unpaid Interest Amounts...................................................S-32
Variable Rate Certificates.................................................S-4



                                      S-59







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

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby, nor an offer of Offered Certificates in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this Prospectus Supplement or the Prospectus at any time does not imply that the information contained herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus Supplement or Prospectus is required by law to be delivered, this Prospectus Supplement or the Prospectus will be amended or supplemented accordingly.
                                 _______________

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                              Prospectus Supplement

Summary of Terms .....................................................     S-3
Risk Factors .........................................................    S-12
The Mortgage Pool ....................................................    S-15
Servicing of Mortgage Loans ..........................................    S-24
Description of the Certificates ......................................    S-28
Yield, Prepayment and Maturity Considerations ........................    S-40
Credit Enhancement ...................................................    S-47
Use of Proceeds ......................................................    S-49
Federal Income Tax Consequences ......................................    S-49
ERISA Considerations .................................................    S-50
Method of Distribution ...............................................    S-52
Legal Matters ........................................................    S-53
Ratings ..............................................................    S-53
Index of Defined Terms ...............................................    S-54


                                   PROSPECTUS


Prospectus Supplement or Current Report on Form 8-K ..................       2
Available Information ................................................       2
Incorporation of Certain Document by Reference .......................       2
Reports to Securityholders ...........................................       3
Summary of Terms .....................................................       4
Risk Factors .........................................................      11
The Trust Fund .......................................................      17
Use of Proceeds ......................................................      21
The Depositor ........................................................      22
Loan Program .........................................................      22
Description of the Securities ........................................      24
Credit Enhancement ...................................................      38
Yield and Prepayment Considerations ..................................      43
The Agreements .......................................................      45
Certain Legal Aspects of the Loans ...................................      57
Federal Income Tax Consequences ......................................      71
State Tax Considerations .............................................      90
ERISA Considerations .................................................      90
Legal Investment .....................................................      93
Method of Distribution ...............................................      94
Legal Matters ........................................................      95
Financial Information ................................................      95
Rating ...............................................................      95
Index of Defined Terms ...............................................      97


================================================================================


                                $[_____________]
                                  (Approximate)


                              Mortgage Pass-Through
                                 Certificates,
                                 Series 199_ - _


                                   CWABS, Inc.
                                    Depositor


                         [Countrywide Home Loans, Inc.]
                           Seller and Master Servicer



                          -----------------------------

                              PROSPECTUS SUPPLEMENT
                                [_________, 199_]


                          -----------------------------

================================================================================

                                      S-60







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

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996



PROSPECTUS SUPPLEMENT

(To Prospectus dated ___________, 1996)

                                  $___________
                  [COUNTRYWIDE] HOME EQUITY LOAN TRUST 199___
         $___________ HOME EQUITY LOAN ASSET BACKED NOTES, SERIES 199_-_
      $__________ HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 199_-_


     The [Countrywide] Home Equity Loan Trust 199__ (the "Trust Fund") will be formed pursuant to a trust agreement to be dated as of ______, 199_ (the "Trust Agreement") and entered into by CWABS, Inc. (the "Depositor"), ________________ and _____________, as owner trustee (the "Owner Trustee"). The Trust Fund will issue $___________ aggregate principal amount of Home Equity Loan Asset Backed Notes (the "Notes"). The Notes will be issued pursuant to an indenture to be dated as of __________ __, 199_ (the "Indenture"), between the Trust Fund and ____________, as indenture trustee (the "Indenture Trustee"). The Trust Fund will also issue $____________ aggregate principal amount of Home Equity Loan Asset Backed Certificates, Series 199_-_ (the "Certificates" and, together with the Notes, the "Securities"). See "Index of Defined Terms" on Page S-45 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.

     The property of the Trust Fund will include a pool of [adjustable rate] home equity revolving credit line loans made or to be made in the future (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by first and second deeds of trust or mortgages on one- to four-family residential properties. [In addition, the Securities will have the benefit of an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy") issued by ______________ (the "Certificate Insurer") covering [describe].]

     Distributions of principal and interest on the Notes will be made on the _________ day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each a "Distribution Date"), commencing on ________, 199_ to the extent described under "Summary of Terms--Description of the Securities" and "Description of the Securities" herein. Interest will accrue on the Notes at a rate (the "Note Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] (as defined herein) plus ___% per annum] [___% per annum] thereafter.

     The Certificates will represent fractional undivided interests in the Trust Fund. Distribution of principal and interest on the Certificates will be made on each Distribution Date to the extent described herein. Interest will accrue on the Certificates at a rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first Distribution Date and at [a floating rate equal to [LIBOR] plus ___% per annum] [___% per annum] thereafter.


     Payments of interest and principal on the Notes will have equal priority with payments of principal and interest (and will be made pro rata) on the Certificates.

     There is currently no market for the Securities offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "Risk Factors" herein.


       PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER
            "RISK FACTORS" ON PAGE S-12 HEREIN AND ON PAGE 12 IN THE
                            ACCOMPANYING PROSPECTUS.


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     THE SECURITIES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY
       AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR,
      OWNER TRUSTEE, INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO
          THE EXTENT PROVIDED HEREIN. THE SECURITIES ARE NOT INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                     ACCURACY OR ADEQUACY OF THIS PROSPECTUS
                      SUPPLEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     The Securities offered hereby will be purchased by [ ] (the "Underwriter") from the Depositor and will, in each case, be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Depositor from the sale of the Notes are expected to be $_____________ and from the sale of the Certificates are expected to be $__________ before deducting expenses payable by the Depositor of $_______.

     The Securities are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Notes will be delivered in book-entry form through the facilities of The Depository Trust Company, [Cedel, S.A. and the Euroclear System] on or about _______, 199_. The Securities will be offered in [Europe and] the United States of America.

                                   ----------

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Securities, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to investors. This is in addition to the obligation of dealers acting as Underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                                   ----------

     Each Series of Securities offered hereby constitute part of a separate Series of Asset Backed Securities being offered by the Underwriter from time to time pursuant to the Prospectus dated ____________, 199_. This Prospectus Supplement does not contain complete information about the offering of the Securities. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.


     The Trustee on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the Prospectus under "Incorporation of Certain Documents by Reference" that have been or may be incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee at _____________, telephone:_________, facsimile number:_____________, attention:__________.


                                   ----------

                                  [UNDERWRITER]

_______________, 199_


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                                SUMMARY OF TERMS


The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in the Prospectus Supplement or in the Prospectus. See "Index of Defined Terms" on Page S-45 of this Prospectus Supplement and on Page 98 of the Prospectus for the location of the definitions of certain capitalized terms.


Title of Securities ..................  Home Equity Loan Asset Backed Notes,
                                        Series 199__-__(the "Notes") and Home
                                        Equity Loan Asset Backed Certificates,
                                        Series 199__-__ (the "Certificates" and, together with the Notes, the
                                        "Securities").

Securities Offered ...................  All of the Securities, including the
                                        Class ___, Class __ and Class __ Notes
                                        and the Class __, Class __ and Class __
                                        Certificates. Each Security represents
                                        the right to receive payments of
                                        interest at the variable rate described
                                        below, payable monthly, and payments of
                                        principal at such time and to the extent provided below.


Trust Fund............................  [Countrywide] Home Equity Loan Trust
                                        199_-_ (the "Trust Fund" or the
                                        "Issuer"), a Delaware business trust
                                        established pursuant to the Trust
                                        Agreement (as defined herein), dated as
                                        of ___, 199_ (the "Cut-off Date"). The
                                        property of the Trust Fund will include:
                                        a pool of [adjustable rate] home equity
                                        revolving credit line loans made or to
                                        be made in the future (the "Mortgage
                                        Loans"), under certain home equity
                                        revolving credit line loan agreements
                                        (the "Credit Line Agreements") and
                                        secured by either first or second
                                        mortgages on residential properties that are one- to four-family properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of _____________); property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of foreclosure; [an irrevocable and unconditional limited financial guaranty insurance policy (the "Policy")]; an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Mortgaged Properties; and certain other property, as described more fully under "The Trust Fund" herein.

                                        The Trust Fund will include the unpaid
                                        principal balance of each Mortgage Loan
                                        as of the Cut-off Date (the "Cut-off
                                        Date Principal Balance") plus any
                                        additions thereto as a result of new
                                        advances made pursuant to the applicable
                                        Credit Line Agreement (the "Additional
                                        Balances") during the life of the Trust
                                        Fund. With respect to any date, the
                                        "Pool Balance"


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                                        will be equal to the aggregate of the
                                        Principal Balances of all Mortgage Loans as of such date. The "Principal Balance" of a Loan (other than a Liquidated Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan, minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Loan after the final recovery of related Liquidation Proceeds shall be zero.


Indenture  ...........................  The Notes will be issued pursuant to an indenture dated as of _________, 199_
                                        (the "Indenture") between the Trust Fund and the Indenture Trustee. The Indenture Trustee will allocate distributions of principal and interest to holders of the Notes (the "Noteholders") in accordance with the Indenture.

Trust Agreement.......................  Pursuant to a trust agreement dated as of ________ 1, 199_ (the "Trust
                                        Agreement"), among the Depositor,
                                        ________ and the Owner Trustee, the
                                        Trust Fund will issue the Certificates
                                        in an initial aggregate amount of
                                        $__________. The Certificates will
                                        represent fractional undivided interests in the Trust Fund.


Depositor.............................  CWABS, Inc. a Delaware corporation and a limited purpose finance subsidiary of
                                        Countrywide Credit Industries, Inc., a
                                        Delaware corporation.

Master Servicer.......................  [Countrywide Home Loans, Inc.
                                        ("Countrywide") and, in its capacity as
                                        Master Servicer of the Mortgage Loans,
                                        the "Master Servicer". The Master
                                        Servicer will service the Mortgage Loans pursuant to a Master Servicing Agreement dated _________ 1, 199_ between the Issuer and the Master Servicer.

Indenture Trustee.....................  _______________ (the "Indenture
                                        Trustee").

Owner Trustee.........................  _______________ (the "Owner Trustee").

Cut-off Date..........................  __________ 1, 199__.

Closing Date..........................  On or about __________ __, 199__.

Determination Date....................  The ___ business day, but no later than the ___ calendar day, of each month (the
                                        "Determination Date").

The Mortgage Loans....................  The Mortgage Loans are secured by first and second mortgages on Mortgaged
                                        Properties. The Mortgage Loans were
                                        originated or acquired in the normal
                                        course of its business by [Countrywide]
                                        (in such capacity, the "Seller").

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                                        On the Closing Date, [Countrywide] will
                                        sell the Mortgage Loans to the
                                        Depositor, pursuant to a purchase
                                        agreement (the "Purchase Agreement").
                                        The aggregate Principal Balance of the
                                        Mortgage loans as of the Cut-off Date is $___________ (the "Cut-off Date Pool Principal Balance").

                                        The percentage of the Cut-off Date
                                        Principal Balance of the Mortgage Loans
                                        secured by Mortgaged Properties located
                                        in the states of [__________, _________,
                                        _________, _______, ______ and ________]
                                        is approximately ____%, ____%, ____%,
                                        ____%, ____% and ____%, respectively.
                                        The "Combined Loan-to-Value Ratio" of
                                        each Mortgage Loan is the ratio of (A)
                                        the sum of (i) the maximum amount the
                                        borrower was permitted to draw down
                                        under the related Credit Line Agreement
                                        (the "Credit Limit") and (ii) the
                                        amounts of any related senior mortgage
                                        loans (computed as of the date of
                                        origination of each such Mortgage Loans) to (B) the lesser of (i) the appraised value of the Mortgaged Property or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. As of the Cut-off Date the Combined Loan-to-Value Ratios ranged from ____% to ______% and, as of the Cut-off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately ____%.


                                        Interest on each Mortgage Loan is
                                        payable monthly and computed on the
                                        related daily outstanding Principal
                                        Balance for each day in the billing
                                        cycle at a variable rate per annum (the
                                        "Loan Rate") equal at any time (subject
                                        to maximum rates, as described herein
                                        under "The Home Equity Lending
                                        Program--Mortgage Loan Terms," and
                                        further subject to applicable usury
                                        limitations) to the sum of [(i) the
                                        highest prime rate published in the
                                        "Money Rates" section of The Wall Street
                                        Journal] and (ii) a Margin within the
                                        range of ___% to ___%. As of the Cut-off
                                        Date, the weighted average Margin was
                                        approximately %. Loan Rates are adjusted monthly on the first business day of the calendar month preceding the Due Date. As to each Mortgage Loan, the "Due Date" is the ___ day of each month. The Cut-off Date Principal Balances ranged from zero to $________ and averaged approximately $_______. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $________ to $________ and averaged approximately $________. Each Mortgage Loan was originated in the period from __________ __, 19__ to __________ __, 19__. As of the Cut-off Date, the maximum Credit
                                        Limit Utilization Rate (as defined
                                        herein) was 100% and the weighted
                                        average Credit Limit Utilization Rate
                                        was approximately %. As of the Cut-off
                                        Date,

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                                        approximately ___% by Cut-off Date
                                        Principal Balance of theMortgage Loans
                                        represented first liens on the related
                                        Mortgaged Properties, while
                                        approximately ___% of the Mortgage Loans represented second liens. As of the Cut-off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from ___ months to ___ months and had a weighted average of approximately ___ months. See "The Home Equity Lending Program" and "Description of the Mortgage Loans" herein.

Distribution Date.....................  The ____ day of each month or, if such day is not a Business Day, the next
                                        succeeding Business Day, commencing with
                                        _______, 199_. A "Business Day" is any
                                        day other than a Saturday or Sunday or
                                        another day on which banking
                                        institutions in New York, New York [and
                                        ____________] are authorized or
                                        obligated by law, regulations or
                                        executive order to be closed.


Final Scheduled
     Distribution Dates...............  With respect to the Certificates,
                                        ___________________. To the extent not
                                        previously paid, the principal balance
                                        (the "Security Principal Balance") of
                                        the Notes will be due on the
                                        Distribution Date in _______, 199_.
                                        Failure to pay the full principal
                                        balance of Notes on or before the
                                        applicable final scheduled payment dates constitutes an Event of Default under the Indenture.


Record Date...........................  The last day preceding a Distribution
                                        Date or, if the Securities are no longer
                                        Book-Entry Securities, the last day of
                                        the month preceding a Distribution Date.

Collections...........................  All collections on the Mortgage Loans will be allocated by the Master Servicer in accordance with the Loan Agreements between amounts collected in respect of interest ("Interest Collections") and amounts collected in respect of principal ("Principal Collections" and collectively with Interest Collections, the "Collections"). The Master Servicer will generally deposit Collections distributable to the Holders in an account established for such purpose under the Servicing Agreement (the "Collection Account"). See "Description of the Master Servicing Agreement -- Allocations and Collections" herein and "The Agreements -- Payments on Loans; Deposits to Security Account" and "-- Collection Procedures" in the
                                        Prospectus.

Description of the Securities.........

     A. Distributions...................On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

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                                        (i)   to the Master Servicer, the
                                              Servicing Fee;

                                        (ii)  as payment for the accruedinterest
                                              due and any overdue accrued
                                              interest (with interest thereon)
                                              on the respective Security
                                              Principal Balances of the Notes
                                              and the Certificates;

                                        (iii) as principal on the
                                              Securities, the excess of
                                              Principal Collections over
                                              Additional Balances created during
                                              the preceding Collection Period,
                                              such amount to be allocated
                                              between the Notes and
                                              Certificates, pro rata, based on
                                              their respective Security
                                              Principal Balances;

                                        (iv)  as principal on the
                                              Securities, as payment for any
                                              Liquidation Loss Amounts on the
                                              Mortgage Loans;

                                        (v)   as payment for the premium on
                                              the Policy;

                                        (vi)  to reimburse prior draws made
                                              on the Policy; and

                                        (vii) any remaining amounts to the
                                              Seller.

                                        As to any Distribution Date, the
                                        "Collection Period" is the calendar
                                        month preceding the month of such
                                        Distribution Date.

                                        "Liquidation Loss Amount" means with
                                        respect to any Liquidated Mortgage
                                        Loan, the unrecovered Principal Balance
                                        thereof at the end of the related
                                        Collection Period in which such Mortgage
                                        Loan became a Liquidated Mortgage Loan
                                        after giving effect to the Net
                                        Liquidation Proceeds in connection
                                        therewith.

B. Note Rate..........................  Interest will accrue on the unpaid
                                        Security Principal Balance of the Notes
                                        at the per annum rate (the "Note Rate")
                                        equal to ___% per annum from the Closing
                                        Date to the first Distribution Date and
                                        thereafter interest will accrue on the
                                        Notes from and including the preceding
                                        Distribution Date to but excluding such
                                        current Distribution Date (each, an
                                        "Interest Accrual Period") at [a
                                        floating rate equal to LIBOR (as defined herein) plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.

C. Pass-Through Rate..................  Interest will accrue on the unpaid
                                        Principal Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to ___% per annum from the Closing Date to the first

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                                        Distribution Date and thereafter
                                        interest will accrue on the Certificates for each Interest Accrual Period at [a floating rateequal to LIBOR (as defined herein) plus ___%] [___%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

D. Form and Registration..............  The Securities will initially be delivered in book-entry form
                                        ("Book-Entry Securities"). Holders of
                                        such Securities may elect to hold their
                                        interests through The Depository Trust
                                        Company ("DTC"), [in the United States,
                                        or Centrale de Livraison de Valeurs
                                        Mobilieres S.A. ("Cedel") or the
                                        Euroclear System ("Euroclear"), in
                                        Europe]. Transfers within DTC [, Cedel
                                        or Euroclear, as the case may be,] will
                                        be in accordance with the usual rules
                                        and operating procedures of the relevant system. So long as the Securities are Book-Entry Securities, such Securities will be evidenced by one or more securities registered in the name of Cede & Co. ("Cede"), as the nominee of DTC [or one of the relevant depositaries (collectively, the "European
                                        Depositaries")]. Cross-market transfers
                                        between persons holding directly or
                                        indirectly through DTC[, on the one
                                        hand, and counterparties holding
                                        directly or indirectly through Cedel or
                                        Euroclear, on the other,] will be
                                        effected in DTC through Citibank N.A.
                                        ("Citibank") or The Chase Manhattan Bank
                                        ("Chase") the relevant depositaries of
                                        Cedel and Euroclear, respectively, and
                                        each a participating member of DTC. The
                                        Securities will initially be registered
                                        in the name of Cede. The interests of
                                        such Holders will be represented by book entries on the records of DTC and participating members thereof. No Holder of a Security will be entitled to receive a definitive note representing such person's interest, except in the event that Securities in fully registered, certificated form
                                        ("Definitive Securities") are issued
                                        under the limited circumstances
                                        described in "Description of the
                                        Securities ___ Book-Entry Registration
                                        of Securities" in the Prospectus. All
                                        references in this Prospectus Supplement to Securities reflect the rights of Holders of such Notes only as such rights may be exercised through DTC and its participating organizations for so long as such Securities are held by DTC. See "Risk Factors -- Book-Entry Securities" herein.

E. Denominations......................  The Securities will be issued in minimum denominations of $[________] and
                                        integral multiples thereof.


[Final Payment of Principal;
      Termination.....................  The Trust Fund will terminate on the
                                        Distribution Date following the earlier
                                        of (i) _________________________ and


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                                        (ii) the final payment or other
                                        liquidation of the last Mortgage Loan in the Trust Fund. The Mortgage Loans will be subjectto optional repurchase by the Master Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than or equal to $ (____% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date. See "Description of the Securities -- Optional Termination" herein and "The Agreements -- Termination; Optional Termination" in the Prospectus.


[Letter of Credit]
      [Surety Bond]
       Issuer........................  _________________ (the "[Letter of
                                        Credit] [Surety Bond] Issuer"). See "The
                                        [Letter of Credit] [Surety Bond] Issuer" herein.


[Letter of Credit]
      [Surety Bond]...................  On the Closing Date, the [Letter of
                                        Credit] [Surety Bond] Issuer will issue
                                        a [letter of credit] [surety bond] (the
                                        "[Letter of Credit] [Surety Bond]") in
                                        favor of the Owner Trustee on behalf of
                                        the Trust Fund. In the event that, on
                                        any Distribution Date, available amounts on deposit in the Collection Account with respect to the preceding Collection Period are insufficient to provide for the payment of the amount required to be distributed to the Holders and the Master Servicer on such Distribution Date, the Trustee will draw on the [Letter of Credit] [Surety Bond], to the extent of the [Letter of Credit] [Surety Bond] Amount for such Distribution Date, in an amount equal to such deficiency. See "Description of the Securities -- Distributions" herein and "Credit Enhancement" in the Prospectus.


[[Letter of Credit]
      [Surety Bond]
       Amount.........................  The amount available under the [Letter of Credit] [Surety Bond] (the "[Letter
                                        of Credit] [Surety Bond] Amount") for
                                        the initial Distribution Date will be
                                        $_______. For each Distribution Date
                                        thereafter, the [Letter of Credit]
                                        [Surety Bond] Amount will equal the
                                        lesser of (i) ___% of the Pool Balance
                                        as of the first day of the preceding
                                        Collection Period (after giving effect
                                        to any amounts distributed with respect
                                        to principal of the Mortgage Loans on
                                        the Distribution Date occurring in such
                                        preceding Collection Period) and (ii)
                                        the [Letter of Credit] [Surety Bond]
                                        Amount as of the first day of the
                                        preceding Collection Period, minus any
                                        amounts drawn under the [Letter of
                                        Credit] [Surety Bond] during such
                                        preceding Collection Period, plus any
                                        amounts paid to the [Letter of Credit]
                                        [Surety Bond] Issuer on the Distribution


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                                        Date occurring in such preceding
                                        Collection Period up to theamount of any previous draws on the [Letter of Credit] [Surety Bond].]


Federal Income Tax
      Consequences....................  In the opinion of Tax Counsel (as defined herein), for federal income tax
                                        purposes, the Securities will be
                                        characterized as indebtedness, and the
                                        Trust Fund will not be characterized as
                                        an association (or publicly traded
                                        partnership) taxable as a corporation.
                                        Each holder of a Security, by the
                                        acceptance of a Security, will agree to
                                        treat the Security as indebtedness for
                                        federal, state and local income and
                                        franchise tax purposes. See "Federal
                                        Income Tax Consequences" and "State Tax
                                        Consequences" herein and "Federal Income
                                        Tax Consequences" and "State Tax
                                        Considerations" in the Prospectus
                                        concerning the application of federal,
                                        state and local tax laws.

ERISA Considerations..................  Generally, plans that are subject to the requirements of ERISA and the Code are
                                        permitted to purchase instruments like
                                        the Notes that are debt under applicable state law and have no "substantial equity features" without reference to the prohibited transaction requirements of ERISA and the Code. In the opinion of ERISA Counsel (as defined herein), the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund will hold plan assets by reason of a Plan's investment in the Notes. Accordingly, any Plan fiduciary considering whether to purchase the Notes on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code and the availability of any exemptions. Under current law the purchase and holding of the Certificates by or on behalf of any employee benefit plan (a "Plan") subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), may result in a "prohibited transaction" within the meaning of ERISA and the Code or other violation of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. [Consequently, Certificates may not be transferred to a proposed transferee that is a Plan subject to ERISA or that is described in Section 4975(e)(1) of the Code, or a person acting on behalf of any such Plan or using the assets of such plan unless the Owner Trustee and the Depositor receive the opinion of counsel reasonably satisfactory to the Owner Trustee and the Depositor to the effect that the purchase and holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" for ERISA purposes and will not be a prohibited


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                                        transaction under ERISA or Section 4975
                                        of the Code.] See "ERISA Considerations" herein and in the Prospectus.

Legal Investment......................  The Securities will not constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984
                                        ("SMMEA"), because some of the Mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "Legal Investment Considerations" herein and "Legal Investment" in the Prospectus.

Rating................................  It is a condition to the issuance of the
                                        Securities that they be rated _________
                                        by at least ____ nationally recognized
                                        statistical rating organizations (each a
                                        "Rating Agency"). In general, ratings
                                        address credit risk and do not address
                                        the likelihood of prepayments. A
                                        security rating is not a recommendation
                                        to buy, sell or hold securities.


Risk Factors..........................  For a discussion of certain risks associated with an investment in the
                                        Securities, see "Risk Factors" on Page
                                        S-12 herein and on Page 12 in the
                                        Prospectus.

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                                  RISK FACTORS

     Investors should consider the following risks in connection with the Purchase of the Securities.

     Consequences of Owning Book-Entry Securities


     Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors-- Book-Entry Registration" in the Prospectus.

     Since transactions in the Securities can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Security Owner to pledge a Security to persons or entities that do not participate in the DTC, CEDEL or Euroclear system may be limited due to lack of a physical security representing the Securities. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.



     Security Owners may experience some delay in their receipt of distributions of interest and principal on the Securities since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Security Owners either directly or indirectly through indirect participants. Security Owners will not be recognized as Securityholders as such term is used in the Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants. See "Description of the Securities--Book-Entry Securities" herein and "Risk Factors--Book-Entry Registration" in the Prospectus.


Cash Flow Considerations and Risks


     Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and corresponding delays in the receipt of related proceeds by Holders could occur if the [Letter of Credit] [Surety Bond] provider were unable to perform on its obligations under the [Letter of Credit] [Surety Bond]. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Holders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Holders could experience a loss if the [Letter of Credit] [Surety Bond] provider were unable to perform its obligations under the [Letter of Credit] [Surety Bond].]


Prepayment Considerations and Risks

     Substantially all of the Mortgage Loans may be prepaid in whole or in part at any time without penalty. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Master Servicer intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) the Master Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans. The yield to maturity and weighted average life of the Securities will be affected primarily by the rate and timing of prepayments on the Mortgage Loans. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Mortgage Loans will be borne entirely by the Securityholders.


     Certificate Rating. The rating of the Securities will depend primarily on an assessment by the Rating Agencies of the Loans and upon the claims-paying ability [Letter of Credit] [Surety Bond] provider. Any reduction in a rating assigned to the claims-paying ability of the [Letter of Credit][Surety Bond] provider below the rating initially given to the Securities may result in a reduction in the rating of the Securities. The rating by the Rating Agencies of the Securities is not a recommendation to purchase, hold or sell the Securities, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Securities do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.


Legal Considerations--Lien Priority

     The Mortgage Loans are secured by deeds of trust or mortgages (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgage Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate [and the [Letter of Credit] [Surety Bond] provider is unable to perform its obligations under the [Letter of Credit] [Surety Bond] or if the coverage under the [Letter of Credit] [Surety Bond] is exhausted] the Trust Fund and, accordingly, the Holders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Certain Legal Aspects of the Mortgage Loans" in the Properties.

Legal Considerations--Security Interest

     Under the terms of the Purchase Agreement, so long as [Countrywide's] long-term senior unsecured debt is rated at least "____" by ____ and "________" by ______, the Master Servicer will be entitled to maintain possession of the documentation relating to each Mortgage Loan sold by it, including the Credit Line Agreements and the Related Documents or other evidence of indebtedness signed by the borrower, and the assignments of the related mortgages to the Trust will not be required to be recorded. Failure to deliver the Related Documents to the Owner Trustee will have the result in most (if not all) of the states in which the Related Documents will be held, and failure to record the assignments of the related mortgages to the Owner Trustee will have the result in certain states in which the Mortgaged Properties are located, of making the sale of the Cut-off Date Principal Balances, Additional Balances and Related Documents potentially ineffective against (i) any creditors of [Countrywide], who may have been fraudulently or inadvertently induced to rely on the Mortgage Loans as assets of [Countrywide], or (ii) any purchaser of a Mortgage Loan who had no notice of the prior conveyance to the Trust Fund if such purchaser perfects his interest in the Mortgage Loan by taking possession of the Related Documents or other evidence of indebtedness or otherwise. In such event, the Trust Fund would be an unsecured creditor of [Countrywide].

Bankruptcy and Insolvency Risks


     The sale of the Mortgage Loans from the Seller to the Depositor pursuant to the Purchase Agreement will be treated as a sale of the Mortgage Loans. The Seller will warrant that such transfer is either a sale of its interest in the Mortgage Loans or a grant of a first priority perfected security interest therein. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Mortgage Loans as a borrowing by the Seller secured by a pledge of the Mortgage Loans. If the receiver decided to challenge such transfer, delays in payments of the Securities and possible reductions in the amount thereof could occur. The Depositor will warrant in the Trust Agreement that the transfer of its interest in the Mortgage Loans to the Trust Fund is a valid transfer and assignment of such interest.

     If a conservator, receiver or trustee were appointed for the Seller, or if certain other events relating to the bankruptcy or insolvency of the Seller were to occur, Additional Balances would not be transferred by the Seller to the Trust Fund. In such an event, an Event of Default under the Pooling and Servicing Agreement and Indenture would occur and the Owner Trustee would attempt to sell the Mortgage Loans (unless Holders holding Securities evidencing undivided interests aggregating at least 51% of each of the Security Principal Balance of the Notes and the Certificates instruct otherwise), thereby causing early payment of the Security Principal Balance of the Notes and the Certificates.


     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the applicable Trustee or the Holders from appointing a successor Master Servicer.

     [Geographic Concentration. As of the Cut-off Date, approximately _____% (by Cut-off Date Principal Balance) of the Mortgaged Properties are located in the State of __________. An overall decline in the __________ residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ residential real estate market will not weaken. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.]

Master Servicer's Ability to Change the Terms of the Mortgage Loans


     The Master Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Holders or the [Letter of Credit] [Surety Bond] provider, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Master Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan. Any such increase in the Credit Limit of a Mortgage Loan would increase the Loan-to-Value Ratio of such Mortgage Loan and, accordingly, would increase the risk of the Trust Fund's investment in such Mortgage Loan. In addition, any reduction in the Margin of a Mortgage Loan would reduce the excess cash flow available to absorb losses.


Delinquent Mortgage Loans


     The Trust Fund will include Mortgage Loans which are __ or fewer days delinquent. The Cut-off Date Principal Balance of such delinquent Mortgage Loans was $______________.]


     For a discussion of additional risks pertaining to the Securities, see "Risk Factors" in the Prospectus.

                                 THE TRUST FUND


General


     The Issuer, [Countrywide] Home Equity Loan Trust 199_, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust Fund and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The property of the Trust Fund will consist of: (i) each of the Mortgage Loans that are _________; (ii) collections on the Mortgage Loans received after the Cut-off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Distribution Account (excluding net earnings thereon); (v) the [Letter of Credit] [Surety Bond]; and (vi) an assignment of the Depositor's rights under the Purchase Agreement, including all rights of the Depositor to purchase Additional Balances.

     The Trust Fund's principal offices are in __________, Delaware, in care of ________________________, as Owner Trustee, at [ ].


                   THE [LETTER OF CREDIT][SURETY BOND] ISSUER

     The following information with respect to _________ ("_______") has been furnished by __________. Accordingly, none of the Issuer, the Depositor or the Master Servicer makes any representation as to the accuracy and completeness of such information.

     [Description of Letter of Credit/Surety Issuer]

                               THE MASTER SERVICER

General

     The Master Servicer will service the Mortgage Loans in accordance with the terms set forth in the Master Servicing Agreement. The Master Servicer may perform any of its obligations under the Master Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements.

The Master Servicer

     [Countrywide Home Loans, Inc. ("Countrywide"), a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as Master Servicer for the Mortgage Loans pursuant to the Master Servicing Agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide.

Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in _______ 19__.

     At ______________, 199_, Countrywide provided servicing for approximately $______ billion aggregate principal amount of first-lien mortgage loans, substantially all of which are being serviced for unaffiliated persons. At _____________, 199_, Countrywide provided servicing for approximately $______ million aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

     The principal executive offices of Countrywide are located at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 304-8400. Countrywide conducts operations from its headquarters in Pasadena and from offices located through the nation.]

                          THE HOME EQUITY LOAN PROGRAM

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the Seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the Seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, credit history, disposable income, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, credit and employment history and other demographic and personal information. If information in the loan application demonstrates that there is sufficient income and equity in the real property to justify making a home equity loan, the Seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     The Seller originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Alternative Documentation Loan Program (the "Alternative Documentation Program") and its Reduced Documentation Loan Program (the "Reduced Documentation Program"). The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verifications of deposits and permits alternative methods of employment verification. Under the Reduced Documentation Program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Mortgage loans underwritten under the Reduced Documentation Program generally are limited to self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion.

     Full appraisals are generally performed on all home equity loans which at origination had a principal balance greater than $100,000. Such appraisals are determined on the basis of a Seller-approved, independent third-party, fee-based appraisal completed on forms approved by Federal National Mortgage Association ("FNMA") or Federal Home Loan Mortgage Corporation ("FHLMC"). For loans which had at origination a principal balance equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either FNMA or FHLMC.

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The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvement and generally is required to have been made not earlier than 150 days prior to the date of origination of the Mortgage Loan. The minimum and maximum loan amounts for home equity loans are $10,000 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

     After obtaining all applicable employment, credit and property information, the Seller uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments (assumed to be based on the applicable fully indexed interest rate plus a margin of 2%) to the borrower's gross monthly income. Based on the foregoing, for loans with Combined Loan-to-Value Ratios of 90% or less, the maximum monthly debt-to-income ratio is 45%. For loans with Combined Loan-to-Value Ratios greater than 90%, the maximum monthly debt-to-income ratio is generally 38%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The Seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios of 70%, 80%, 90% and 100%.


     It is generally the Seller's policy to require a title search before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has an original principal balance of $100,000 or more, the Seller requires that the borrower obtain an American Land Title Association ("ALTA") policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The Master Servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,
(i) the collection and aggregation of payments relating to the Mortgage Loans;
(ii) the supervision of delinquent Mortgage Loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of Mortgaged Properties; and (iii) the preparation of tax related information in connection with the Mortgage Loans.

     Billing statements are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the Master Servicer to the Mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to Mortgage Loans, the general policy of the Master Servicer is to initiate foreclosure in the underlying property (i) after such loan is 75 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; or (ii) if a notice of default on a senior lien is received by the Master Servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage Loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the Master Servicer may liquidate the Mortgaged Property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the Mortgaged Property was subject to a senior lien, the Master Servicer will

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either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the Mortgaged Property. If in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since [Countrywide] only began servicing home equity loans in _______ 199_, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                  Delinquency Status as of _____________, 199_*

                                       Dollars   Percent    Units     Percent
                                       -------   -------    -----     -------

Current.............................   $______   ______%    _____     _______%

30-59 days..........................    ______   ______     _____     _______

60-89 days..........................    ______   ______     _____     _______

90+ days............................
                                        ------   ------     -----     -------
   Total                               $         100.00%               100.00%
                                       ========  ======     ======     =======

----------
*    Delinquencies are reported on a contractual basis.

     As of _____________, 199_, ______ loans with an aggregate balance of $___________ are in bankruptcy and ________ loans with an aggregate balance of $___________ are in foreclosure. Of the loans in foreclosure, there will be a ____________ 199_ charge off of $________. In addition to this charge off, there is an anticipated charge off of approximately $_____________ which may also be realized in --------------.]

                        DESCRIPTION OF THE MORTGAGE LOANS

General

     The Mortgage Loans were originated pursuant to loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second

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


mortgages or deeds of trust, on Mortgaged Properties located in [__] states. The Mortgaged Propertiessecuring the Mortgage Loans consist of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.


     The Cut-off Date Pool Balance is $______________, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date. As of the Cut-off Date, the Mortgage Loans were not more than 89 days delinquent. The average Cut-off Date Principal Balance was approximately $_________, the minimum Cut-off Date Principal Balance was zero, the maximum Cut-off Date Principal Balance was $________, the minimum Loan Rate and the maximum Loan Rate as of the Cut-off Date were ___% and ___% per annum, respectively, and the weighted average Loan Rate as of the Cut-off Date was approximately ___% per annum. As of the Cut-off Date, the weighted average Credit Limit Utilization Rate was approximately ___%, the minimum Credit Limit Utilization Rate was zero and the maximum Credit Limit Utilization Rate was 100%. The "Credit Limit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Mortgage Loan by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-off Date ranged from ___ months to ___ months and the weighted average remaining term to scheduled maturity was approximately months. As of the Cut-off Date, the Combined Loan-to-Value Ratio of the Mortgage Loans ranged from ___% to ______% and the weighted average Combined Loan-to-Value Ratio was __%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property. Credit Limits under the Mortgage Loans as of the Cut-off Date ranged from $________ to $________ and averaged approximately $________. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately ___%. As of the Cut-off Date, approximately % by Cut-off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately ___% of the Mortgage Loans represented second liens. As of the Cut-off Date, approximately ___% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and ___% were owner-occupied. As of the Cut-off Date, approximately ___%, ___%, ___%, ___%, ___% and ___% by Cut-off Date Principal Balance are located in [__________, ________, __________, _______, ______ and ________],
respectively.

Mortgage Loan Terms

     [A borrower may access a Mortgage Loan by writing a check in a minimum amount of $250. The Mortgage Loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") ranging from _____% to _____% per annum and subject to applicable usury limitations. As of the Cut-off Date, the weighted average Maximum Rate was approximately ___%. See "Certain Legal Aspects of the Loans--Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between ____% and ____% and had a weighted average, as of the Cut-off Date, of approximately ___%, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the 'Money Rates' table of The Wall Street Journal as of the first business day of each calendar month.]

     [Countrywide] offers an introductory loan rate on home equity lines of credit which are originated with Combined Loan-to-Value Ratios of 75% and 80%. The introductory rate applies to any payments made during the first three months after origination. After such three month period, the Loan Rate will adjust to

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the Index plus the applicable Margin. As of the Cut-off Date, approximately ___%
of the Mortgage Loans by Cut-off Date Principal Balance were subject to an introductory rate of ____% per annum.

     In general, the home equity loans may be drawn upon for a period (the "Draw Period") of either five years (which may be extendible for an additional five years, upon [Countrywide's] approval) or three years. Home equity loans with an initial Draw Period of five years, which constitute approximately ___% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a fifteen year repayment period (the "Repayment Period") following the end of the Draw Period during which the outstanding principal balance of the loan will be repaid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the Draw Period. Mortgage Loans with a Draw Period of three years, which constitute approximately ___% of the Mortgage Loans by Cut-off Date Principal Balance, are subject to a ten year Repayment Period following the end of the Draw Period during which the outstanding principal balance of the loan will be paid in monthly installments equal to [1/120] of the outstanding principal balance as of the end of the Draw Period.

     The minimum payment due during the Draw Period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the Mortgage Loan during the related billing period and the principal payment described above.

     Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-off Date:

                               PRINCIPAL BALANCES

                                                       Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date          by Cut-off Date
            Range of Principal Balances                  Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      ----------------
$ ______ to $ ___________..........................                    $
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................
$ ______ to $ ___________..........................

                                                       ---------      -----------------      ----------------
$ ______ to $ ___________..........................

     Total.........................................                   $                               100.00%
                                                       ==========     =================      ================

                           GEOGRAPHIC DISTRIBUTION(1)

                                                       Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date          by Cut-off Date
                      State                              Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      ----------------
                                                                       $














                                                       ----------      ------------------     -----------------

     Total.........................................                    $                                100.00%
                                                       ===========     ==================     =================

----------
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                       Number of                               Percent of Pool
                 Range of Combined                      Mortgage         Cut-off Date          by Cut-off Date
               Loan-to-Value Ratios                       Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      ----------------

____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................
____% to ________%.................................

                                                       ----------      -----------------      ----------------
____% to ________%.................................

     Total.........................................                    $                               100.00%
                                                       ==========      =================      ================

----------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgaged Property.

                                  PROPERTY TYPE


                                                        Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date           by Cut-off Date
                   Property Type                          Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------       -----------------      -----------------

Single Family......................................                      $                                     %
Two- to Four-Family................................
Condominium........................................
PUD................................................

                                                       ----------       ------------------     -----------------
     Total.........................................                     $                                100.00%
                                                       ==========       ==================     =================


                                  LIEN PRIORITY

                                                       Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date          by Cut-off Date
                  Lien Priority                          Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
First Lien.........................................                    $                                      %
Second Lien........................................
                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     ==================      ================


                                  LOAN RATES(1)


                                                        Number of                               Percent of Pool
                     Range of                           Mortgage         Cut-off Date          by Cut-off Date
                    Loan Rates                           Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
______% to ________%...............................

______% to ________%...............................                     $                                      %
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................
______% to ________%...............................

                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

----------
(1) Approximately ___% of the Mortgage Loans by Cut-Of Date Principal Balance are subject to an introductory rate of ____% per annum.

                                     MARGIN


                                                        Number of                               Percent of Pool
                     Range of                           Mortgage         Cut-off Date          by Cut-off Date
                      Margins                            Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
____% to ______%...................................                    $
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................
____% to ______%...................................

                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

                         CREDIT LIMIT UTILIZATION RATES


                                                        Number of                               Percent of Pool
               Range of Credit Limit                    Mortgage         Cut-off Date          by Cut-off Date
                 Utilization Rates                       Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
____% to _____% ...................................                    $
____% to _____% ...................................                                                           %
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................
____% to _____% ...................................

                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

                                  CREDIT LIMITS


                                                        Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date          by Cut-off Date
              Range of Credit Limits                     Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
$________ to $________ ............................                    $
$________ to $________ ............................                                                           %
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................
$________ to $________ ............................

                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================


                                  MAXIMUM RATES


                                                        Number of                               Percent of Pool
                                                        Mortgage         Cut-off Date          by Cut-off Date
                   Maximum Rates                          Loans        Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
-----%.............................................                     $                                     %
-----%.............................................
-----%.............................................
-----%.............................................
                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

                    MONTHS REMAINING TO SCHEDULED MATURITY(1)

                                                        Number of                               Percent of Pool
                  Range of Months                       Mortgage         Cut-off Date          by Cut-off Date
          Remaining to Scheduled Maturity                 Loans         Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
___ to _____ ......................................                    $
___ to _____ ......................................                                                           %
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................
___ to _____ ......................................

                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

----------
(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                                ORIGINATION YEAR


                                                        Number of                               Percent of Pool
                                                         Mortgage         Cut-off Date          by Cut-off Date
                 Origination Year                         Loans        Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------
----...............................................                     $                                     %
----...............................................
                                                        ----------     -----------------       ----------------
     Total.........................................                     $                               100.00%
                                                        ==========     =================       ================

                               DELINQUENCY STATUS


                                                        Number of                               Percent of Pool
                                                         Mortgage         Cut-off Date          by Cut-off Date
             Number of Days Delinquent                    Loans        Principal Balance      Principal Balance
---------------------------------------------------    ----------      -----------------      -----------------

0 to 29............................................    $                                                      %
30 to 59...........................................
60 to 89...........................................
                                                        ----------     -----------------       ----------------
     Total.........................................                    $                                100.00%
                                                        ==========     =================       ================

Assignment of Mortgage Loans


     At the time of issuance of the Securities, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan (including its right to purchase any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), without recourse, including all collections received on or with respect to each such Mortgage Loan after the Cut-off Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-off Date or due in the month of ______). The Owner Trustee, concurrently with such transfer, will deliver the Securities. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule delivered to the Owner Trustee pursuant to the Purchase Agreement. Such schedule will include information as to the Cutoff Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     The Purchase Agreement will permit the Seller to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") and assignments of the Mortgage Loans to the Owner Trustee will not be required to be recorded for so long as the long-term senior unsecured debt of [Countrywide] is rated at least "________" by ___ and "________" by _______. In the event that [Countrywide's] long-term senior unsecured debt rating does not satisfy the above-described standards (an "Assignment Event"), [Countrywide] will have 90 days to record assignments of the mortgages for each such Mortgage Loan in favor of the Owner Trustee and 60 days to deliver the Mortgage Files pertaining to each such Mortgage Loan to the Owner Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the [Letter of Credit][Surety Bond] provider to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of [Countrywide] and the Owner Trustee in the Mortgage Loans). In lieu of delivery of original documentation, [Countrywide] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents do not impair the enforceability of the transfer to the Trust Fund of the Mortgage Loans.


     Within 90 days of on Assignment Event the Owner Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller and the Depositor by the Owner Trustee, the Seller will be obligated to repurchase the Mortgage Loan and to deposit the Repurchase Price into the Collection Account. Upon such retransfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance. In lieu of any such repurchase, the Seller may substitute an Eligible Substitute Mortgage Loan. Any such repurchase or substitution will be considered a payment in full of such Mortgage Loan. The obligation of the Seller to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Owner Trustee or the Holders.

     With respect to any Mortgage Loan, the "Repurchase Price" is equal to the Principal Balance of such Mortgage Loan at the time of any transfer described above plus accrued and unpaid interest thereon to the date of repurchase.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the Depositor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not __% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; (iv) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than ___ basis points higher than the Margin for the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) have a remaining term to maturity not more than ___ months earlier and not more than __ months later than the remaining term to maturity of the Defective Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); (viii) in general, have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loans; and (ix) satisfy certain other conditions specified in the Purchase Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the Principal Balance of the related Defective Mortgage Loan, the Seller will be required to make a deposit to the Collection Account equal to such difference.


     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Owner Trustee with respect to each Mortgage Loan (e.g., Cut-off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant on the Closing Date that at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Holders or the [Letter of Credit][Surety Bond] provider in the Related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to repurchase or substitute the Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the repurchase or substitution of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be repurchased or substituted because of a breach of a representation or warranty in the Purchase Agreement that materially and adversely affects the interests of the Holders.


     Mortgage Loans required to be transferred to the Seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     [All of the Mortgage Loans may be prepaid in full or in part at any time.] However, Mortgage Loans secured by Mortgaged Properties in California are subject to an account termination fee equal to the lesser of $350 and six months interest on the amount prepaid, to the extent the prepaid amount exceeds 20% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $350 and do not apply to accounts terminated subsequent to a date designated in the related Mortgage Note which, depending on the jurisdiction, ranges between [six months and five years] following origination.] The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Securities.


     The rate of prepayment on the Mortgage Loans cannot be predicted. Neither the Depositor nor the Master Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described under "Description of the Mortgage Loans--Mortgage Loan Terms" herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust Fund with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "Certain Legal Aspects of the Loans--Due-on-Sale Clauses" in the Prospectus.

     The yield to an investor who purchases the Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.


     No assurance can be given as to the level of prepayments that will be experienced by the Trust Fund and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.
See "Yield and Prepayment Considerations" in the Prospectus.


                  DESCRIPTION OF THE MASTER SERVICING AGREEMENT

     The Master Servicer shall establish and maintain on behalf of the Owner Trustee an account (the "Collection Account") for the benefit of the Holders. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies. Not later than the _____ Business Day prior to each Distribution Date (the "Determination Date"), the Master Servicer will notify the Owner Trustee and the Indenture Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     The Owner Trustee and the Indenture Trustee will establish one or more accounts (the "Security Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Holders on a Distribution Date. The Security Account will be an Eligible Account. Amounts on deposit therein will be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is (i) an account that is maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, (ii) one or more accounts with a depository institution having a minimum long-term unsecured debt rating of "____" by _____ and "____" by _____, which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Owner Trustee or an Affiliate of the Owner Trustee in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Owner Trustee, without reduction or withdrawal of their then current ratings of the Securities.


     Eligible Investments are specified in the Servicing Agreement and are limited to (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United
States; (ii) general obligations of or obligations guaranteed by any state of the United

States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency; (iii) commercial or finance company paper (including, without limitation, commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates) which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each such Rating Agency; (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ("Moody's") is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (iv) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency; (vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above; (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; and (viii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.


Allocations and Collections

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the aggregate of the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds, and allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Substitution Adjustment Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the aggregate of all amounts received upon liquidation of such Mortgage Loan, including, without limitation, insurance proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan at the end of the Collection Period immediately preceding the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan plus accrued and unpaid interest thereon through the date of liquidation.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

Hazard Insurance

     The Master Servicing Agreement provides that the Master Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. While the terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance, the Master Servicer will not monitor the maintenance of such insurance.


     The Master Servicing Agreement requires the Master Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (a) the maximum insurable value of such Mortgaged Property or (b) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Master Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Master Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Master Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Master Servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the Master Servicer (net of any reimbursements to the Master Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.


     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

Realization Upon Defaulted Mortgage Loans

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when in accordance with applicable servicing procedures under the Master Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own


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funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Holders or the [Transferor][Seller]. "Net Liquidation Proceeds" with respect to a Mortgage Loan is the amount received upon liquidation of such Mortgage Loan reduced by related expenses, which may include the amount advanced in respect of a senior mortgage, up to the unpaid Principal Balance of the Mortgage Loan plus accrued and unpaid interest thereon.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, other than the first Collection Period, the Master Servicer will retain from interest collections in respect of the Mortgage Loan a portion of such interest collections as a monthly Servicing Fee in the amount equal to ___% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.


     The Master Servicer will pay certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the entity maintaining the Security Register relating to the Securities and any paying agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Holders to receive any related Net Liquidation Proceeds.


                          DESCRIPTION OF THE SECURITIES

General


     The Notes will be issued pursuant to the Indenture dated as of ___________, 199_, between the Trust Fund and _______________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ______________, 199_, among the Depositor, __________, and ______________, as
Owner Trustee. The following is a description of the material provisions of the Securities, Indenture and Trust Agreement. As used herein, "Agreement" shall mean either the Trust Agreement or the Indenture, as the context requires.


     The Securities will be issued in fully registered, certificated form only. The Securities will be freely transferrable and exchangeable at the corporate trust office of the Owner Trustee, with respect to the Certificates or the Indenture Trustee with respect to the Notes.

Book-Entry Securities

     The Senior Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Senior Certificates ("Certificate Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States[, or CEDEL or Euroclear (in Europe)] if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. [CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries


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which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").] Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Certificate Principal Balances of $1,000 and in integral multiples in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

Distributions

     On each Distribution Date, collections on the Mortgage Loans will be applied in the following order of priority:

          (i) to the Master Servicer, the Servicing Fee;

          (ii) as payment for the accrued interest due and any overdue accrued interest on the respective Security Principal Balance of the Notes and the Certificates;

          (iii) as principal on the Securities, the excess of Principal Collections over Additional Balances created during the preceding Collection Period, such amount to be allocated between the Notes and Certificates pro rata, based on their respective Security Principal Balances;

          (iv) as principal on the Securities, as payment for any Liquidation Loss Amounts on the Mortgage Loans;

          (v) as payment for the premium for the [Letter of Credit][Surety
     Bond];

          (vi) to reimburse prior draws made on the [Letter of Credit][Surety Bond]; and

          (vii) any remaining amounts to the Seller.

     As to any Distribution Date, the "Collection Period" is the calendar month preceding the month of such Distribution Date.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan after giving effect to the Net Liquidation Proceeds in connection therewith.

Interest

     Note Rate. Interest will accrue on the unpaid Security Principal Balance of the Notes at the per annum rate (the "Note Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Notes from and including the preceding Distribution Date to but excluding such current Distribution Date (each, an "Interest Accrual Period") at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period by 360.] A failure to pay interest on any Notes on any Distribution Date that continues for five days constitutes an Event of Default under the Indenture.




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     Pass-Through Rate. Interest will accrue on the unpaid Security Principal
Balance of the Certificates at the per annum rate (the "Pass-Through Rate") equal to __% per annum from the Closing Date to the first Distribution Date and thereafter interest will accrue on the Certificates for each Interest Accrual Period at [a floating rate equal to LIBOR (as defined herein) plus __%] [__%]. [Interest will be calculated on the basis of the actual number of days in each Interest Accrual Period divided by 360.] A failure to pay interest on any Certificates on any Distribution Date that continues for five days constitutes an Event of Default under the Trust Agreement.

Optional Termination


     The Trust Fund will terminate on the Distribution Date following the earlier of (i) _________________________ and (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust Fund. The Mortgage Loans will be subject to optional repurchase by the Master Servicer on any Distribution Date after the Principal Balance is reduced to an amount less than or equal to $________ (__% of the initial Principal Balance). The repurchase price will be equal to the sum of the outstanding Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date.


                                  THE DEPOSITOR


     CWABS, Inc. the Depositor, is a Delaware corporation organized on August __, 1996 for the limited purpose of acquiring, owning and transferring Trust Assets and selling interests therein or bonds secured thereby. It is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 584-2212.


                                  THE INDENTURE


     The following is a description of the material terms of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a description of certain additional terms of the Indenture.


Reports to Noteholders

     The Indenture Trustee will mail to each Noteholder, at such Noteholder's request, at its address listed on the Note Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes.

Events of Default; Rights Upon Event of Default


     With respect to the Notes, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;
(iii) a default in the observance or performance of any covenant or agreement of the Trust Fund made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust Fund by the Indenture Trustee or to the Trust Fund and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; (iv) any representation or warranty made by the Trust Fund in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice



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thereof is given to the Trust Fund by the Indenture Trustee or to the Trust Fund
and the Indenture Trustee by the holders of at least 25% in principal amount of Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust Fund. [The amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Collection Account. Therefore, the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such Notes.] If there is an Event of Default with respect to a Note due to late payment or nonpayment of interest due on a Note, additional interest will accrue on such unpaid interest at the interest rate on the Note (to the extent lawful) until such interest is paid. Such additional interest on unpaid interest shall be due at the time such interest is paid. If there is an Event of Default due to late payment or nonpayment of principal on a Note, interest will continue to accrue on such principal at the interest rate on the Note until such principal is paid. If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding. If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Fund property or exercise remedies as a secured party. If an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding
Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and
(v) no direction inconsistent with such written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the Notes. In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust Fund any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law. With respect to the Trust Fund, neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in the Trust Fund nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust Fund contained in the Indenture.


Certain Covenants


     The Indenture will provide that the Trust Fund may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust Fund's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Trust Fund under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust Fund has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by any Rating Agency as a



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result of such merger or consolidation and (v) the Trust Fund has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust Fund or to any Noteholder or Certificateholder. The Trust Fund will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Trust Fund, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (v) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust Fund or any part thereof, or any interest therein or the proceeds thereof. The Trust Fund may not engage in any activity other than as specified under "The Trust Fund" herein. The Trust Fund will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture.


Annual Compliance Statement


     The Trust Fund will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.


Indenture Trustee's Annual Report


     The Indenture Trustee will be required to mail each year to all Noteholders a report relating to any change in its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of any indebtedness owing by the Trust Fund to the Indenture Trustee in its individual capacity, any change in the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported, but if no such changes have occurred, then no report shall be required.


Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

Modification of Indenture


     With the consent of the holders of a majority in principal amount of the Notes then outstanding, the Trust Fund and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable;
(ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust Fund, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections



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of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vi) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture. The Trust Fund and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders; provided that such action will not materially and adversely affect the interest of any Noteholder.


Voting Rights

     At all times, the voting rights of Noteholders under the Indenture will be allocated among the Notes pro rata in accordance with their outstanding principal balances.

Certain Matters Regarding the Indenture Trustee and the Depositor


     Neither the Depositor, the Indenture Trustee nor any director, officer or employee of the Depositor or the Indenture Trustee will be under any liability to the Trust Fund or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. Any such indemnification by the Trust Fund will reduce the amount distributable to the Noteholders. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.


                               THE TRUST AGREEMENT


     The following is a description of the material terms of the Trust Agreement. Whenever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. See "Description of the Securities" herein for a description of certain additional terms of the Trust Agreement.


Amendment

     The Trust Agreement may be amended by the Depositor and the Owner Trustee, without consent of the Holders, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of such Holders; provided, however, that such action will not, as evidenced by an opinion of counsel satisfactory to the Owner Trustee, adversely affect in any material respect the interests of any Holders. The Trust Agreement may also be amended by the Depositor and the Owner Trustee with the consent of the holders of Certificates evidencing at least a majority in principal amount of then outstanding Certificates and Holders owning Voting Interests (as herein defined) aggregating not less than a majority of


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the aggregate Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or modifying in any manner the rights of the Holders.

Insolvency Event


     "Insolvency Event" means, with respect to any Person, any of the following events or actions; certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such Person and certain actions by such Person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. Upon termination of the Trust Fund, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust Fund (other than the Collection Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans and deposited in the Collection Account. The Trust Agreement will provide that the Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the Trust Fund without the unanimous prior approval of all Holders (including the Depositor) of the Trust Fund and the delivery to the Owner Trustee by each Holder (including the Depositor) of a certificate certifying that the Holder reasonably believes that the Trust Fund is insolvent.


Liability of the Depositor


     Under the Trust Agreement, the Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Holder in the capacity of an investor with respect to the Trust Fund) arising out of or based on the arrangement created by the Trust Agreement.


Voting Interests

     As of any date, the aggregate principal balance of all Certificates outstanding will constitute the voting interest of the Issuer (the "Voting Interests"), except that, for purposes of determining Voting Interests, Certificates owned by the Issuer or its affiliates (other than the Depositor) will be disregarded and deemed not to be outstanding, and except that, in determining whether the Owner Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned will be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor's right so to act with respect to such Certificates and that the pledgee is not the Issuer or its affiliates.

Certain Matters Regarding the Owner Trustee and the Depositor


     Neither the Depositor, the Owner Trustee nor any director, officer or employee of the Depositor or the Owner Trustee will be under any liability to the Trust Fund or the related Holders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee, the Depositor and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. Subject to certain limitations set forth in the Trust Agreement, the Owner Trustee and any director, officer, employee or agent of the Owner Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Trust Agreement other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or gross negligence in the performance of its duties under such Trust Agreement or by reason of reckless disregard of its obligations and duties under the Trust Agreement. Any such indemnification by the Trust



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Fund will reduce the amount distributable to the Holders. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under each Trust Agreement.


                            ADMINISTRATION AGREEMENT


     The _________________, in its capacity as Administrator, will enter into the Administration Agreement with the Trust Fund and the Owner Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide notices and perform other administrative obligations required by the Indenture and the Trust Agreement.


                              THE INDENTURE TRUSTEE

     [ ] is the Indenture Trustee under the Indenture. The mailing address of the Indenture Trustee is [ ], Attention: Corporate Trust Department.

                                THE OWNER TRUSTEE

     [ ] is the Owner Trustee under the Trust Agreement. The mailing address of the Owner Trustee is [ ], Attention: Corporate Trust Administration.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be applied by the Depositor towards the purchase price of the Mortgage Loans.


                         FEDERAL INCOME TAX CONSEQUENCES

     On January 27, 1994, the Internal Revenue Service issued final regulations ("final OID regulations") relating to original issue discount ("OID"). The discussion under "Federal Income Tax Consequences ___ Taxation of Debt Securities" in the Prospectus applies with respect to the final OID regulations.

     Prospective purchasers should see "Federal Income Tax Consequences" in the Prospectus for a discussion of the application of material federal income and state tax laws to the Trust Fund and the Securities.


                             STATE TAX CONSEQUENCES


     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" herein, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.



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                              ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Securities should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Securities. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

General

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

Plan Asset Regulation


     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the [Notes/Certificates] were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust Fund. In such an event, the Trustee and other persons, in providing services with respect to the Trust Fund's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust Fund's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Assets Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Assets Regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood llp ("ERISA Counsel") has rendered its opinion that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. ERISA Counsel's opinion is based upon the terms of the Notes, the opinion of Tax Counsel that the Notes will be classified as debt instruments for federal income tax purposes and the ratings which have been assigned to the Notes. However, if contrary to ERISA Counsel's opinion the Notes are deemed to be equity interests in the Trust Fund and no statutory, regulatory or administrative exemption applies, the Trust Fund could be considered to hold plan assets by reason of a Plan's investment in the Notes.


The Underwriter's Exemption

     Labor has granted to [ ] (the "Underwriter") an administrative exemption (Prohibited Transaction Exemption _____ (the "Exemption")) which exempts from the application of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code transactions relating to: (i) the acquisition, sale and holding by Plans of certificates representing an undivided interest in certain asset backed pass-through trusts with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (some of which are described below) are met.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) the rights and interest evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the trust;

          (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Corporation, Moody's Investors Service, Inc, Duff & Phelps Inc. or Fitch Investors Service, Inc.;


          (4) the trustee must not be an affiliate of the Underwriter, the Trustee, any Master Servicer, any obligor with respect to assets held in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund;


          (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retain by the Issuer pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person's services under a pooling and servicing agreement and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The Underwriter believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

Review by Plan Fiduciaries


     Any Plan fiduciary considering whether to purchase any [Notes/Certificates] on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any [Notes/Certificates], a fiduciary of a Plan should make its own determination as to whether the Trust Fund, as obligor on the [Notes/Certificates], is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the [Notes/Certificates].


                         LEGAL INVESTMENT CONSIDERATIONS

     The appropriate characterization of the Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them. The Depositor makes no representation as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities) may adversely affect the liquidity of the Securities.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and [ ] (the "Underwriting Agreement"), the Depositor has agreed to sell to [ ] (the "Underwriter"), and the Underwriter has agreed to purchase from the Depositor, the Securities. The Underwriter is obligated to purchase all the Securities offered hereby if any are purchased. Distribution of the Securities will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be $________________ from the sale of the Notes and $___________ from the sale of the Certificates, before deducting expenses payable by the Depositor of $_________. In connection with the purchase and sale of the Securities, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts, concessions or commissions.


     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof. The Depositor is an affiliate of the Underwriter. The Underwriter is an affiliate of the Depositor.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Securities will be passed upon for the Depositor by Brown & Wood llp, New York, New York and for the Underwriter by _____________________________.


                                     RATINGS

     It is a condition to issuance that each Class of the Notes be rated be rated not lower than "_________" by [ ] and _______ by [ ]. It is a condition to issuance that the Certificates be rated at least "___" by [ ] and "___" by [ ]. A securities rating addresses the likelihood of the receipt by Certificateholders and Noteholders of distributions on the Mortgage Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Certificates and Notes. The ratings on the Securities do not, however, constitute statements regarding the possibility that Certificateholders or Noteholders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     [The ratings assigned by Duff & Phelps Credit Rating Co. ("DCR") to securities address the likelihood of the receipt by the holders of such securities of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgages and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on yield on the securities attributable to prepayments or recoveries on the underlying assets.]

     [The ratings assigned by Fitch Investors Service, L.P. ("Fitch") to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Fitch's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on the pool is adequate to make the payments required by such securities. Fitch ratings on such securities do not, however, constitute a statement regarding frequency of prepayments of the assets.]

     [The ratings assigned by Moody's Investors Service, Inc. ("Moody's") to securities address the likelihood of the receipt by holders of securities of all distributions to which such holders of securities are entitled. Moody's ratings on securities do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of securities might suffer a lower than anticipated yield as a result of prepayments.]

     [The ratings assigned by Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("Standard & Poor's"), to securities address the likelihood of the receipt of all distributions on the assets by the related holders of securities under the agreements pursuant to which such securities are issued. Standard & Poor's ratings take into consideration the credit quality of the related pool, including any credit support providers, structural and legal aspects associated with such securities, and the extent to which the payment stream on such pool is adequate to make payments required by such securities. Standard & Poor's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related assets. The letter "r" attached to a Standard & Poor's rating highlights derivative, hybrid and certain other types of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the rating of a class of securities should not be taken as an indication that such securities will exhibit no volatility or variability in total return.]

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the

Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS


                                                                            Page
                                                                            ----
Additional Balances..........................................................S-3
ALTA........................................................................S-17
Alternative Documentation Program...........................................S-16
Assignment Event............................................................S-27
beneficial owners...........................................................S-32
BIF.........................................................................S-29
Book-Entry Certificates.....................................................S-32
Book-Entry Securities........................................................S-8
Business Day.................................................................S-6
Cede.........................................................................S-8
Cedel........................................................................S-8
Certificate Insurer..........................................................S-1
Certificate Owners..........................................................S-32
Certificates............................................................S-1, S-3
Chase........................................................................S-8
Citibank.....................................................................S-8
Collection Account.....................................................S-6, S-29
Collection Period......................................................S-7, S-33
Collections..................................................................S-6
Combined Loan-to-Value Ratio.................................................S-5
Countrywide............................................................S-4. S-15
Credit Limit.................................................................S-5
Credit Limited Utilization Rate.............................................S-19
Credit Line Agreement..................................................S-3, S-18
Cut-Off Date.................................................................S-3
Cut-Off Date Principal Balance..........................................S-3, S-5
DCR.........................................................................S-43
debt-to-income ratio........................................................S-17
Defective Mortgage Loans....................................................S-28
Definitive Certificate......................................................S-33
Definitive Securities........................................................S-8
Depositor....................................................................S-1
Determination Date.....................................................S-4, S-29
Distribution Date............................................................S-1
Draw Period.................................................................S-20
DTC....................................................................S-8, S-32
Due Date.....................................................................S-5
Eligible Account............................................................S-29
Eligible Substitution Mortgage Loan.........................................S-27
ERISA.................................................................S-10, S-39
ERISA Counsel...............................................................S-41
Euroclear....................................................................S-8
European Depositories..................................................S-8, S-32
Events of Default...........................................................S-34
Exemption...................................................................S-41
FHLMC.......................................................................S-16
final OID regulations.......................................................S-39
Fitch.......................................................................S-43

                                                                            Page
                                                                            ----
FNMA........................................................................S-16
Indenture...............................................................S-1, S-4
Indenture Trustee.......................................................S-1, S-4
Index Rate..................................................................S-19
Insolvency Event............................................................S-38
Interest Accrual Period................................................S-7, S-33
Interest Collections...................................................S-6, S-30
Issuer.......................................................................S-3
Labor.......................................................................S-40
Letter of Credit.............................................................S-9
Letter of Credit Amount......................................................S-9
Liquidation Loss Amount................................................S-7, S-33
Loan Rate..............................................................S-5, S-19
Margin......................................................................S-19
Master Servicer..............................................................S-4
Maximum Rate................................................................S-19
Money Rates..................................................................S-5
Moody's...............................................................S-30, S-43
Mortgage Files..............................................................S-27
Mortgage Loans..........................................................S-1, S-3
Mortgaged Properties.........................................................S-3
Net Liquidation Proceeds..............................................S-30, S-31
Note Rate.........................................................S-1, S-7, S-33
Noteholders..................................................................S-4
Notes...................................................................S-1, S-3
OID.........................................................................S-39
Owner Trustee...........................................................S-1, S-4
parties in interest.........................................................S-40
Pass-Through Rate.................................................S-1, S-7, S-33
Plan..................................................................S-10, S-40
plan assets.................................................................S-10
Plan Asset Regulation.......................................................S-40
Policy..................................................................S-1, S-3
Pool Balance...........................................................S-3, S-30
Principal Balance............................................................S-4
Principal Collections..................................................S-6, S-30
Purchase Agreement...........................................................S-5
Rating Agency...............................................................S-11
Reduced Documentation Program...............................................S-16
Related Documents...........................................................S-26
Relevant Depositary.........................................................S-32
Repayment Period............................................................S-20
Repurchase Price............................................................S-27
SAIF........................................................................S-29
Securities...................................................................S-3
Security Account............................................................S-29
Security Principal Balance...................................................S-6
Seller.......................................................................S-4
Servicing Fee Rate..........................................................S-32
SMMEA.......................................................................S-11

                                                                            Page
                                                                            ----
Standard & Poor's...........................................................S-43
Surety Bond..................................................................S-9
Surety Bond Amount...........................................................S-9
Trust Agreement.........................................................S-1, S-4
Trust Fund..............................................................S-1, S-3
Underwriter......................................................S-2, S-41, S-42
Underwriting Agreement......................................................S-42
Voting Interests............................................................S-38

================================================================================

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS $______________PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                   ----------

                                TABLE OF CONTENTS





                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Terms ........................................................... S-3
Risk Factors ...............................................................S-12
The Trust Fund .............................................................S-15
The [Letter of Credit][Surety Bond] Issuer .................................S-15
The Master Servicer ........................................................S-15
The Home Equity Loan Program ...............................................S-16
Description of the Mortgage Loans ..........................................S-18
Maturity and Prepayment Considerations .....................................S-28
Description of the Master Servicing Agreement ..............................S-29
Description of the Securities ..............................................S-32
The Depositor ..............................................................S-34
The Indenture ..............................................................S-34
The Trust Agreement ........................................................S-37
Administration Agreement ...................................................S-39
The Indenture Trustee ......................................................S-39
The Owner Trustee ..........................................................S-39
Use of Proceeds ............................................................S-39
Federal Income Tax Consequences ............................................S-39
State Tax Consequences .....................................................S-39
ERISA Considerations .......................................................S-39
Legal Investment Considerations ............................................S-42
Underwriting ...............................................................S-42
Legal Matters ..............................................................S-42
Ratings ....................................................................S-43
Defined Terms ..............................................................S-44


                                   PROSPECTUS


Prospectus Supplement or Current Report on Form 8-K .......................    2
Available Information .....................................................    2
Incorporation of Certain Documents by Reference ...........................    2
Reports to Securityholders ................................................    3
Summary of Terms ..........................................................    4
Risk Factors ..............................................................   11
The Trust Fund ............................................................   17
Use of Proceeds ...........................................................   21
The Depositor .............................................................   22
Loan Program ..............................................................   22
Description of the Securities .............................................   24
Credit Enhancement ........................................................   38
Yield and Prepayment Considerations .......................................   43
The Agreements ............................................................   45
Certain Legal Aspects of the Loans ........................................   57
Federal Income Tax Consequences ...........................................   71
State Tax Considerations ..................................................   90
ERISA Considerations ......................................................   90
Legal Investment ..........................................................   93
Method of Distribution ....................................................   94
Legal Matters .............................................................   95
Financial Information .....................................................   95
Rating ....................................................................   95
Index of Defined Terms ....................................................   97
================================================================================


================================================================================



                               $________________




                         [COUNTRYWIDE] HOME EQUITY LOAN
                                  TRUST 199___
                         $______ [FIXED] [FLOATING] RATE
                               ASSET BACKED NOTES
                         $______ [FIXED] [FLOATING] RATE
                           ASSET BACKED CERTIFICATES,








                                   CWABS, Inc.
                                   (Depositor)



                                ----------------

                              PROSPECTUS SUPPLEMENT
                                 [_______, 199 ]

                                ----------------


                                  [UNDERWRITER]







================================================================================

                 SUBJECT TO COMPLETION, DATED OCTOBER 28, 1996


PROSPECTUS

                                  CWABS, INC.
                                   Depositor
                                  $200,000,000
                               (Aggregate Amount)
                            Asset Backed Securities
                              (Issuable in Series)
                         ------------------------------


     This Prospectus relates to the issuance of Asset Backed Certificates (the 'Certificates') and Asset Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities'), which may be sold from time to time in one or more series (each, a 'Series') by CWABS, Inc. (the 'Depositor') or by a Trust Fund (as defined below) on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Securities of a Series will consist of Certificates which evidence beneficial ownership of a trust established by the Depositor (each, a 'Trust Fund'), and/or Notes secured by the assets of a Trust Fund. As specified in the related Prospectus
Supplement, the Trust Fund for a Series of Securities will include certain assets (the 'Trust Fund Assets') which will consist of the following types of single family mortgage loans (the 'Loans'): (i) mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, (ii) closed-end and/or revolving home equity loans (the 'Home Equity Loans') secured by first or subordinate liens on one- to four-family residential properties and
(iii) home improvement installment sale contracts and installment loan agreements (the 'Home Improvement Contracts') that are either unsecured or secured by subordinate liens on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements'). The Trust Fund Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'Seller'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund also may include insurance policies, surety bonds, cash accounts, reinvestment income, guaranties or letters of credit to the extent described in the related Prospectus Supplement. See 'Index of Defined Terms' on Page 95 of this Prospectus for the location of the definitions of certain capitalized terms.


     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Trust Fund Assets. Each class of Notes of a Series will be secured by the related Trust Fund Assets or, if so specified in the related Prospectus Supplement, a portion thereof. A Series of Securities may include one or more classes that are senior in right of payment to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive

                                                  (cover continued on next page)
                         ------------------------------

     FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE
        SECURITIES, SEE THE INFORMATION UNDER 'RISK FACTORS' ON PAGE 12.
                         ------------------------------

     THE CERTIFICATES OF A GIVEN SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, AND THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF, THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, ANY SELLER OR ANY AFFILIATES THEREOF, EXCEPT TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT. THE SECURITIES AND THE LOANS WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OTHER PERSON OR ENTITY, EXCEPT IN EACH CASE TO THE EXTENT DESCRIBED IN THE RELATED PROSPECTUS SUPPLEMENT.
                         ------------------------------

THESE  SECURITIES HAVE  NOT BEEN APPROVED  OR DISAPPROVED BY  THE SECURITIES AND
   EXCHANGE COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
     SECURITIES   AND   EXCHANGE   COMMISSION  OR   ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON   THE  ACCURACY  OR   ADEQUACY  OF   THIS
        PROSPECTUS   OR   THE   RELATED   PROSPECTUS   SUPPLEMENT.   ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop, or if it does develop, that it will continue or provide
Securityholders with a sufficient level of liquidity of investment. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement. Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement.

              , 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(continued from cover page)

distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of
specified   events,  in  each  case  as  specified  in  the  related  Prospectus
Supplement.

     Distributions to Securityholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made from the related Trust Fund Assets or proceeds thereof pledged for the benefit of the Securityholders as specified in the related Prospectus Supplement.

     The related Prospectus Supplement will describe any insurance or guarantee provided with respect to the related Series of Securities including, without limitation, any insurance or guarantee provided by the Department of Housing and Urban Development, the United States Department of Veterans' Affairs or any private insurer or guarantor. The only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Securities the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Securities will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the related Trust Fund Assets.

     The yield on each class of Securities of a Series will be affected by, among other things, the rate of payments of principal (including prepayments) on the related Trust Fund Assets and the timing of receipt of such payments as described under 'Risk Factors -- Prepayment and Yield Considerations' and 'Yield and Prepayment Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described under 'The Agreements -- Termination; Optional Termination herein and in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, one or more elections may be made to treat a Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Federal Income Tax Consequences.'

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

              PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

     The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) the aggregate principal amount, interest rate and authorized denominations of each class of such Series of Securities; (ii) information as to the assets comprising the Trust Fund, including the general characteristics of the related Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or other cash account; (iii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (iv) the circumstances, if any, under which the Notes of such Series are subject to redemption; (v) the method used to calculate the amount of principal to be distributed or paid with respect to each class of Securities; (vi) the order of application of distributions or payments to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the method of distribution of such Securities; (ix) whether one or more REMIC elections will be made with respect to the Trust Fund and, if so, the designation of the regular interests and the residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) the stated maturity of each class of Notes of such Series; (xii) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xiii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain descriptions of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site at http://www.sec.gov from which such Registration Statement and exhibits may be obtained.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Neither the Depositor nor the Master Servicer for any Series intends to file with the Commission periodic reports with respect to the related Trust Fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.


     The Trustee or such other entity specified in the related Prospectus Supplement on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to the Corporate Trust Office of the Trustee or the address of such other entity specified in the accompanying Prospectus Supplement. Included in the accompanying Prospectus Supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the Corporate Trust Office of the Trustee or such other entity.


                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities will be forwarded to Securityholders. However, such reports will neither be examined nor reported on by an independent public accountant. See 'Description of the Securities -- Reports to Securityholders'.

                                SUMMARY OF TERMS


     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series of Securities offered thereby and to the related Agreement (as such term is defined below) which will be prepared in connection with each Series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings given to them in this Prospectus and in the related Prospectus Supplement. See 'Index of Defined Terms' on Page 95 of this Prospectus for the location of the definitions of certain capitalized terms.


Title of Securities.......................  Asset Backed Certificates (the 'Certificates') and Asset Backed Notes
                                            (the 'Notes' and, together with the Certificates, the  'Securities'), which are issuable in Series.

Depositor.................................  CWABS, Inc., a Delaware corporation.

Trustee...................................  The  trustee(s) (the 'Trustee') for each Series of Securities will be specified in the related Prospectus Supplement. See 'The  Agreements'
                                            herein for a description of the Trustee's rights and obligations.

Master Servicer...........................  The  entity  or  entities  named  as  Master  Servicer  (the  'Master
                                            Servicer') in  the related  Prospectus Supplement,  which may  be  an affiliate  of the Depositor.  See 'The Agreements  -- Certain Matters
                                            Regarding the Master Servicer and the Depositor'.

Trust Fund Assets.........................  Assets of the  Trust Fund  for a  Series of  Securities will  include certain  assets (the 'Trust  Fund Assets') which  will consist of the
                                            Loans, together with payments in  respect of such Trust Fund  Assets, as  specified in  the related Prospectus  Supplement. At  the time of issuance of the Securities  of the Series,  the Depositor will  cause the  Loans comprising  the related Trust  Fund to be  assigned to the
                                            Trustee, without  recourse. The  Loans will  be collected  in a  pool
                                            (each,  a 'Pool') as of the first day of the month of the issuance of the related Series of Securities or such other date specified in  the related Prospectus Supplement (the 'Cut-off Date'). Trust Fund Assets
                                            also  may include  insurance policies,  surety bonds,  cash accounts, reinvestment income, guaranties  or letters of  credit to the  extent
                                            described   in  the   related  Prospectus   Supplement.  See  'Credit
                                            Enhancement'. In addition,  if the related  Prospectus Supplement  so provides,  the related  Trust Fund Assets  will include  the funds on deposit in an account (a 'Pre-Funding Account') which will be used to purchase  additional  Loans  during  the  period  specified  in  such
                                            Prospectus Supplement. See 'The Agreements -- Pre-Funding Account'.

Loans.....................................  The  Loans will consist of (i) mortgage loans secured by first and/or subordinate liens on  one- to four-family  residential properties  or
                                            security   interests   in  shares   issued  by   cooperative  housing
                                            corporations (each, a  'Mortgage Loan'), (ii)  closed-end loans  (the
                                            'Closed-End  Loans') and/or  revolving home  equity loans  or certain balances thereof (the  'Revolving Credit Line  Loans', together  with the  Closed-End  Loans,  the  'Home Equity  Loans'),  and  (iii) home
                                            improvement  installment   sales  contracts   and  installment   loan
                                            agreements  (the 'Home  Improvement Contracts'). All  Loans will have been purchased  by  the  Depositor, either  directly  or  through  an affiliate, from one or more Sellers.

                                            As  specified in the  related Prospectus Supplement,  the Home Equity
                                            Loans will, and  the Home  Improvement Contracts may,  be secured  by mortgages  or deeds  of trust  or other  similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on  the Mortgaged Property, as described  in the  related  Prospectus  Supplement.  As  specified  in  the related
                                            Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home  Improvements are collectively referred to herein as the 'Properties'.

Description of the Securities.............  Each  Security will represent a  beneficial ownership interest in, or be secured by the  assets of, a Trust  Fund created by the  Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the  Trustee for the related Series. The Securities of any Series may be issued  in  one  or  more classes  as  specified  in  the  related
                                            Prospectus Supplement. A Series of Securities may include one or more classes  of senior Securities (collectively, the 'Senior Securities')
                                            and one or more classes of subordinate Securities (collectively,  the
                                            'Subordinated  Securities'). Certain Series  or classes of Securities may be  covered  by  insurance  policies or  other  forms  of  credit enhancement,  in each  case as  described under  'Credit Enhancement'
                                            herein and in the related Prospectus Supplement.

                                            One or more classes of Securities of each Series (i) may be  entitled to  receive  distributions  allocable  only  to  principal,  only  to interest or  to any  combination  thereof; (ii)  may be  entitled  to receive distributions only of prepayments of principal throughout the lives  of the  Securities or during  specified periods;  (iii) may be subordinated in  the  right  to receive  distributions  of  scheduled payments  of  principal, prepayments  of  principal, interest  or any combination thereof to  one or  more other classes  of Securities  of such  Series  throughout  the  lives  of  the  Securities  or  during specified periods; (iv) may be entitled to receive such distributions only  after  the  occurrence  of  events  specified  in  the  related
                                            Prospectus  Supplement; (v) may be  entitled to receive distributions in accordance  with  a  schedule  or  formula  or  on  the  basis  of collections  from  designated  portions  of  the  related  Trust Fund
                                            Assets; (vi) as to Securities entitled to distributions allocable  to interest,  may be entitled to  receive interest at a  fixed rate or a rate that is subject  to change from  time to time;  and (vii) as  to
                                            Securities  entitled to  distributions allocable to  interest, may be entitled to  distributions  allocable  to  interest  only  after  the occurrence  of events specified in  the related Prospectus Supplement and may accrue  interest until  such events  occur, in  each case  as specified  in  the  related  Prospectus  Supplement.  The  timing and amounts of such distributions may vary among classes or over time, as specified in the related Prospectus Supplement.

Distributions on the Securities...........  Distributions  on  the  Securities  entitled  thereto  will  be  made monthly,  quarterly, semi-annually or at  such other intervals and on the dates specified  in the  related Prospectus  Supplement (each,  a
                                            'Distribution  Date') out of the payments  received in respect of the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securities as described under 'Credit Enhancement'
                                            herein to the extent specified in the related Prospectus  Supplement.
                                            The  amount allocable  to payments of  principal and  interest on any
                                            Distribution Date  will be  determined as  specified in  the  related
                                            Prospectus  Supplement.  The Prospectus  Supplement  for a  Series of
                                            Securities will  describe  the method  for  allocating  distributions among  Securities  of different  classes as  well  as the  method for allocating distributions among Securities for any particular class.

                                            Unless otherwise specified in the related Prospectus Supplement,  the aggregate  original  principal  balance of  the  Securities  will not exceed the aggregate distributions  allocable to principal that  such
                                            Securities  will be entitled to receive.  If specified in the related
                                            Prospectus Supplement, the Securities will have an aggregate original principal balance equal to the aggregate unpaid principal balance  of the  Trust Fund Assets as  of the related Cut-off  Date and will bear interest in the aggregate at a rate equal to the interest rate  borne by  the  underlying  Loans (the  'Loan  Rate') net  of  the aggregate servicing fees  and  any  other  amounts  specified  in  the  related
                                            Prospectus  Supplement  (the 'Pass-Through  Rate')  or at  such other interest rate as may be  specified in such Prospectus Supplement.  If
                                            specified   in  the  related  Prospectus  Supplement,  the  aggregate
                                            original principal balance  of the Securities  and interest rates  on the  classes of Securities will be  determined based on the cash flow on the Trust Fund Assets.

                                            The rate at which interest will be passed through or paid to  holders of each class of Securities entitled thereto may be a fixed rate or a rate  that is subject to  change from time to  time from the time and for the periods, in each case, as specified in the related Prospectus
                                            Supplement. Any  such  rate  may be  calculated  on  a  loan-by-loan, weighted  average or notional amount in each case as described in the related Prospectus Supplement.

Credit Enhancement........................  The assets in a Trust Fund or  the Securities of one or more  classes in  the related Series may  have the benefit of  one or more types of credit enhancement as described in the related Prospectus Supplement.
                                            The protection against losses afforded by any such credit support may
                                            be  limited.  The   type,  characteristics  and   amount  of   credit
                                            enhancement  will be determined  based on the  characteristics of the
                                            Loans comprising the Trust Fund Assets and other factors and will  be established on the basis of requirements of each Rating Agency rating the Securities of such Series. See 'Credit Enhancement.'

A. Subordination..........................  A  Series of Securities may consist of  one or more classes of Senior
                                            Securities and one  or more classes  of Subordinated Securities.  The rights  of the holders of the  Subordinated Securities of a Series to receive distributions with respect to the assets in the related Trust
                                            Fund will be subordinated to such rights of the holders of the Senior
                                            Securities of the same Series to the extent described in the  related
                                            Prospectus  Supplement. This subordination is intended to enhance the
                                            likelihood   of    regular    receipt   by    holders    of    Senior

                                            Securities  of the full  amount of monthly  payments of principal and interest due them. The protection  afforded to the holders of  Senior
                                            Securities  of a Series by means of the subordination feature will be accomplished by  (i)  the  preferential  right  of  such  holders  to receive,  prior  to any  distribution being  made  in respect  of the related Subordinated  Securities,  the  amounts  of  interest  and/or principal  due  them  on  each Distribution  Date  out  of  the funds available for  distribution  on such  date  in the  related  Security
                                            Account  and,  to  the  extent described  in  the  related Prospectus
                                            Supplement,  by  the  right  of   such  holders  to  receive   future
                                            distributions  on the  assets in  the related  Trust Fund  that would
                                            otherwise  have  been   payable  to  the   holders  of   Subordinated
                                            Securities;  (ii) reducing the ownership  interest (if applicable) of the related  Subordinated  Securities;  or  (iii)  a  combination  of clauses (i) and (ii) above. If so specified in the related Prospectus
                                            Supplement,  subordination  may apply  only in  the event  of certain types of losses not covered by other forms of credit support, such as hazard losses not  covered by standard  hazard insurance policies  or losses  due to the  bankruptcy or fraud of  the borrower. The related
                                            Prospectus Supplement will  set forth  information concerning,  among other  things, the amount  of subordination of a  class or classes of
                                            Subordinated Securities in a Series, the circumstances in which  such subordination  will be applicable,  and the manner,  if any, in which the amount of subordination will decrease over time.

B. Reserve Account........................  One or more reserve accounts or other cash accounts (each, a 'Reserve
                                            Account') may  be  established  and maintained  for  each  Series  of
                                            Securities. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the corpus of the Trust
                                            Fund for such Series and will also specify the manner of funding such
                                            Reserve  Accounts and the  conditions under which  the amounts in any such Reserve Accounts will be  used to make distributions to  holders of  Securities of  a particular class  or released  from such Reserve
                                            Accounts.

C. Letter of Credit.......................  If so specified in the related Prospectus Supplement, credit  support may  be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition  to or  in lieu  of other credit  support, such as  losses resulting from delinquent payments on the  Loans in the  related Trust Fund,  losses from  risks not covered by standard hazard insurance policies, losses due to bankruptcy of a borrower and application of certain provisions of the federal Bankruptcy Code, and losses due to denial of insurance coverage due  to  misrepresentations  made  in  connection  with  the origination  or sale of  a Loan. The  issuer of the  letter of credit
                                            (the 'L/C Bank') will be obligated  to honor demands with respect  to such  letter  of  credit,  to  the  extent  of  the  amount available thereunder to provide  funds under the  circumstances and subject  to
                                            such   conditions  as   are  specified  in   the  related  Prospectus
                                            Supplement. The liability of the L/C Bank under its letter of  credit will be reduced by the amount of unreimbursed payments thereunder.

                                            The  maximum liability of a L/C Bank  under its letter of credit will be  an  amount  equal  to  a  percentage  specified  in  the  related

                                            Prospectus  Supplement of the initial aggregate outstanding principal balance of the Loans in the related Trust Fund or one or more Classes of Securities  of  the related  Series  (the 'L/C  Percentage').  The maximum  amount available at  any time to  be paid under  a letter of credit will be determined in the manner specified therein and in  the related Prospectus Supplement.
D. Insurance Policies; Surety Bonds and
   Guarantees.............................  If  so specified in the related Prospectus Supplement, credit support for a Series may be provided  by an insurance policy and/or a  surety bond  issued by  one or  more insurance  companies or  sureties. Such certificate guarantee insurance or surety bond will guarantee  timely distributions  of interest and/or full  distributions of principal on the basis of a  schedule of principal distributions  set forth in  or
                                            determined   in  the  manner  specified  in  the  related  Prospectus
                                            Supplement. If specified in the related Prospectus Supplement, one or more bankruptcy  bonds,  special  hazard  insurance  policies,  other insurance  or third-party guarantees may  be used to provide coverage for the  risks  of default  or  types of  losses  set forth  in  such
                                            Prospectus Supplement.

E. Over-Collateralization.................  If  so  provided  in  the  Prospectus  Supplement  for  a  Series  of
                                            Securities, a portion  of the interest  payment on each  Loan may  be applied  as  an additional  distribution in  respect of  principal to reduce the  principal  balance  of  a certain  class  or  classes  of
                                            Securities  and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

F. Loan Pool Insurance....................  Policy A mortgage pool insurance  policy or policies may be  obtained and  maintained for Loans relating to any Series of Securities, which shall be limited in scope, covering defaults on the related Loans  in an  initial amount equal  to a specified  percentage of the aggregate principal balance of all Loans included in the Pool as of the related
                                            Cut-off Date.

G. FHA Insurance..........................  If specified in the related  Prospectus Supplement, all or a  portion of  the Loans  in a Pool  may be  (i) insured by  the Federal Housing
                                            Administration (the 'FHA')  and/or (ii) partially  guaranteed by  the
                                            Department  of  Veterans'  Affairs  (the  'VA').  See  'Certain Legal
                                            Aspects of the Loans -- The Title I Program'.

H. Cross-Collateralization................  If specified in the  related Prospectus Supplement, separate  classes of  a Series of Securities may  evidence the beneficial ownership of, or be secured by, separate groups of assets included in a Trust Fund.
                                            In  such  case,  credit   support  may  be   provided  by  a   cross-
                                            collateralization  feature which requires  that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups prior to distributions to
                                            Subordinated Securities  evidencing a  beneficial ownership  interest in, or secured by, other asset groups within the same Trust Fund. See
                                            'Credit Enhancement -- Cross -- Collateralization.'

                                            If  specified  in  the related  Prospectus  Supplement,  the coverage provided by one or more of the forms  of credit enhancement described in  this Prospectus may apply  concurrently  to two  or more separate
                                            Trust Funds. If applicable, the related Prospectus   Supplement  will
                                            identify the Trust  Funds  to  which    such    credit    enhancement
                                            relates  and  the  manner  of  determining the
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
                                            amount of  coverage provided  to such Trust Funds thereby and of  the
                                            application  of such coverage to the identified  Trust  Funds.   See
                                            'Credit Enhancement -- Cross-Collateralization.

Advances..................................  The  Master  Servicer  and, if  applicable,  each  mortgage servicing institution that services a  Loan in a Pool  on behalf of the  Master
                                            Servicer (each, a 'Sub-Servicer') may be obligated to advance amounts
                                            (each,  an  'Advance')  corresponding to  delinquent  interest and/or
                                            principal  payments  on  such  Loan   (including,  in  the  case   of
                                            Cooperative Loans, unpaid maintenance fees or other charges under the related  proprietary  lease)  until  the date,  as  specified  in the related Prospectus  Supplement,  following  the  date  on  which  the related Property is sold at a foreclosure sale or the related Loan is otherwise  liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement.  If so  specified in the  related Prospectus Supplement,  Advances may be drawn from a cash account available for such purpose as described  in such  Prospectus  Supplement. Advances  will  be reimbursable  to the extent described under  'Description of the  Securities --  Advances'
                                            herein and in the related Prospectus Supplement.

                                            In  the event  the Master  Servicer or  Sub-Servicer fails  to make a required Advance,  the  Trustee  may be  obligated  to  advance  such amounts  otherwise required to be advanced  by the Master Servicer or
                                            Sub-Servicer. See 'Description of the Securities -- Advances.'

Optional Termination......................  The Master Servicer or the party specified in the related  Prospectus
                                            Supplement, including the holder of the residual interest in a REMIC, may  have  the  option to  effect  early  retirement of  a  Series of
                                            Securities through the purchase of the Trust Fund Assets. The  Master
                                            Servicer  will  deposit  the proceeds  of  any such  purchase  in the
                                            Security  Account  for  each  Trust  Fund  as  described  under  'The
                                            Agreements  -- Payments on  Loans; Deposit to  Security Account.' Any
                                            such purchase of Trust Fund  Assets and property acquired in  respect of Trust Fund Assets evidenced by a Series of Securities will be made at  the  option of  the  Master Servicer,  such  other person  or, if applicable, such holder of  the REMIC residual  interest, at a  price specified  in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that  Series, but  the  right of  the  Master Servicer,  such  other person  or, if applicable, such  holder  of  the  REMIC  residual  interest,  to  so purchase  is subject  to the principal  balance of  the related Trust
                                            Fund Assets being less than  the percentage specified in the  related
                                            Prospectus Supplement of the aggregate principal balance of the Trust
                                            Fund  Assets at  the Cut-off  Date for  the Series.  The foregoing is subject to  the provision  that  if a  REMIC  election is  made  with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the
                                            REMIC within the meaning of Section 860F(g)(4) of the Code.

Legal Investment..........................  The  Prospectus Supplement for each series of Securities will specify
                                            which,  if  any,  of  the  classes  of  Securities  offered   thereby
                                            constitute   'mortgage  related  securities'   for  purposes  of  the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA').  Classes
                                            of Securities that qualify as 'mortgage related
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
                                            securities'   will  be   legal  investments  for   certain  types  of
                                            institutional investors to the extent provided in SMMEA, subject,  in any  case, to any  other regulations which  may govern investments by
                                            such   institutional   investors.   Institutions   whose   investment
                                            activities  are  subject to  review by  federal or  state authorities should consult with  their counsel or  the applicable authorities  to determine  whether an investment in  a particular class of Securities
                                            (whether or not such class constitutes a 'mortgage related security')
                                            complies   with   applicable   guidelines,   policy   statements   or
                                            restrictions. See 'Legal Investment.'

Federal Income Tax Consequences...........  The  federal  income tax  consequences  to Securityholders  will vary depending on whether  one or  more elections  are made  to treat  the
                                            Trust  Fund  or  specified  portions thereof  as  a  REMIC  under the provisions of  the Internal  Revenue Code  of 1986,  as amended  (the
                                            'Code'). The Prospectus Supplement for each Series of Securities will specify  whether such an  election will be  made.

                                            If   a  REMIC  election  is  made,  Securities  representing  regular interests in a REMIC will generally be taxable to holders in the same manner as  evidences  of indebtedness  issued  by the  REMIC.  Stated interest on such regular interests will be taxable as ordinary income and  taken  into  account  using the  accrual  method  of accounting, regardless of  the holder's  normal accounting  method. If  no  REMIC election  is  made,  interest (other  than  original  issue  discount
                                            ('OID')) on  Securities that  are characterized  as indebtedness  for federal  income tax purposes will be  includible in income by holders thereof in accordance with their usual method of accounting.
                                            Certain Classes of Securities may be issued with OID. A holder should be aware  that  the Code  and  the Treasury  regulations  promulgated thereunder  do  not  adequately address  certain  issues  relevant to prepayable securities, such as the Securities.
                                            Holders that will be  required to report income  with respect to  the related  Securities under the accrual method of accounting will do so without giving  effect  to  delays and  reductions  in  distributions attributable  to  a  default  or  delinquency  on  the  Loans, except possibly to the extent that it  can be established that such  amounts are  uncollectible. As a result, the amount of income (including OID)
                                            reported by a holder of a Security in any period could  significantly exceed the amount of cash distributed to such holder in that period.
                                            In  the opinion of Brown & Wood LLP, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which such
                                            Securities are issued will be  treated as a REMIC  as long as all  of the  provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities  will be  designated as 'regular interests'  or 'residual  interests' in  a
                                            REMIC. A REMIC will not be  subject to entity-level tax. Rather,  the taxable  income or net loss of a  REMIC will be taken into account by the holders of  residual interests.  Such holders  will report  their proportionate share of the taxable income of the REMIC whether or not they  receive cash distributions from  the REMIC attributable to such income. The portion of the REMIC taxable income consisting of 'excess inclusions' may not be offset  against other deductions or losses  of the holder, including the net operating losses.
                                            In  the opinion  of Brown  & Wood  LLP, if  a REMIC  or a partnership election is not made with respect to a Series of Securities, then the arrangement by which such Securities are issued will be classified as a grantor trust under Subpart E, Part  I of Subchapter J of the  Code and not as an association taxable as a corporation. If so provided in the  Prospectus Supplement for a Series,  there will be no separation of the  principal  and  interest  payments  on  the  Loans.  In  such circumstances,  the holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases, sale of the Securities will produce a separation in the ownership of all or a portion  of  the principal  payments  from all  or  a portion  of the interest payments on the Loans.
                                            In the opinion  of Brown  & Wood LLP,  if a  partnership election  is made,  the Trust  Fund will  not be  treated as  an association  or a publicly traded partnership taxable as  a corporation as long as  all of  the provisions of the applicable  Agreement are complied with and
                                            the statutory and  regulatory requirements are  satisfied. If   Notes
                                            are  issued  by  such  Trust  Fund, such  Notes  will  be  treated as indebtedness for  federal income  tax purposes.  The holders  of  the
                                            Certificates  issued by such Trust Fund,  if any, will agree to treat the Certificates as equity interests in a partnership.
                                            The Securities  will  be  treated  as  assets  described  in  section
                                            7701(a)(19)(C)  of the  Code and as  real estate  assets described in section 856(c) of the Code.
                                            Generally, gain or loss will be recognized on a sale of Securities in the amount equal to  the difference between  the amount realized  and the seller's tax basis in the Securities sold.
                                            The material federal income tax consequences for investors associated with  the purchase, ownership  and disposition of  the Securities are
                                            set forth  herein under  'Federal Income     Tax  Consequences'.  The
                                            material federal income tax consequences for investors associated with
                                            the   purchase,  ownership  and  disposition  of  Securities  of  any particular Series will be set forth under the heading 'Federal Income
                                            Tax Consequences' in the related Prospectus Supplement. See  'Federal
                                            Income Tax Consequences'.


ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement plan  or arrangement subject to the Employee Retirement Income Security Act of
                                            1974,  as amended ('ERISA'), or the Code should carefully review with its legal  advisors whether  the purchase  or holding  of  Securities could  give  rise  to  a  transaction  prohibited  or  not  otherwise permissible under  ERISA or  the  Code. See  'ERISA  Considerations'.
                                            Certain  classes  of Securities  may  not be  transferred  unless the
                                            Trustee  and  the   Depositor  are   furnished  with   a  letter   of
                                            representation  or  an opinion  of counsel  to  the effect  that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and  the Code and will  not subject the  Trustee, the  Depositor or the Master  Servicer to additional obligations. See
                                            'Description of the Securities-General' and 'ERISA Considerations'.

Risk Factors............................... For  a  discussion  of    certain    risks    associated    with   an
                                            investment  in the Securities,  see 'Risk Factors'  on Page 12 herein and in the related Prospectus Supplement.
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                                  RISK FACTORS

     Investors should consider the following factors in connection with the purchase of the Securities.

LIMITED LIQUIDITY

     There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities of such Series.

LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO SELLERS, DEPOSITOR OR MASTER
SERVICER

     The Depositor does not  have, nor is it  expected to have, any  significant assets.  Unless otherwise  specified in  the related  Prospectus Supplement, the
Securities of a  Series will  be payable  solely from  the Trust  Fund for  such
Securities and will not have any claim against or security interest in the Trust
Fund  for any other  Series. There will be  no recourse to  the Depositor or any other person  for  any  failure  to receive  distributions  on  the  Securities.
Further,  at the times  set forth in the  related Prospectus Supplement, certain
Trust  Fund  Assets  and/or  any  balance  remaining  in  the  Security  Account immediately  after making  all payments  due on  the Securities  of such Series, after making  adequate  provision for  future  payments on  certain  classes  of
Securities  and  after  making  any  other  payments  specified  in  the related
Prospectus Supplement, may be  promptly released or  remitted to the  Depositor, the  Master  Servicer,  any  credit enhancement  provider  or  any  other person entitled thereto  and  will  no  longer be  available  for  making  payments  to
Securityholders.  Consequently, holders of  Securities of each  Series must rely solely upon payments with respect to the Trust Fund Assets and the other  assets
constituting   the  Trust  Fund  for  a  Series  of  Securities,  including,  if applicable, any amounts available  pursuant to any  credit enhancement for  such
Series,  for the payment of principal of  and interest on the Securities of such
Series.

     The Securities  will not  represent an  interest in  or obligation  of  the
Depositor,   the  Master  Servicer,  any  Seller  or  any  of  their  respective affiliates. The only obligations, if any,  of the Depositor with respect to  the
Trust  Fund Assets or the  Securities of any Series  will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any  obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any  representation or warranty. If, for example, the Depositor were required to repurchase a Loan, its only  sources of funds to  make such repurchase would  be from  funds obtained (i) from the  enforcement of a corresponding obligation, if any, on the part of  the related Seller or originator  of such Loan, or (ii)  to the extent provided in the related Prospectus Supplement, from a Reserve Account or similar credit enhancement established to provide funds for such repurchases.

     The only obligations of the Master Servicer, other than its master servicing obligations, with respect to the Trust Fund Assets or the Securities of any Series will be pursuant to certain representations and warranties. The
Master Servicer may be required to repurchase or substitute for any Loan with respect to which such representations and warranties are breached. There is no assurance, however, that the Master Servicer will have the financial ability to effect any such repurchase or substitution.

     The only obligations of any Seller with respect to Trust Fund Assets or the
Securities  of  any  Series  will be  pursuant  to  certain  representations and warranties and certain document delivery requirements. A Seller may be  required
to   repurchase  or  substitute  for  any   Loan  with  respect  to  which  such
representations and warranties or  document delivery requirements are  breached.
There is no assurance, however, that such Seller will have the financial ability to effect such repurchase or substitution.

CREDIT ENHANCEMENT

     Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related
Prospectus Supplement, and may be subject to periodic reduction in accordance with a schedule or formula or otherwise decline, and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Securityholders of the related Series may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. In addition, the Trustee will generally be

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

permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, provided the applicable Rating Agency indicates that the then-current rating of the Securities of such Series will not be adversely affected. See 'Credit Enhancement'.

PREPAYMENT AND YIELD CONSIDERATIONS

     The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments (including for this purpose prepayments resulting from refinancing or liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Depositor or the Master Servicer) of the Loans comprising the Trust Fund, which prepayments may be influenced by a variety of factors including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, (ii) the manner of allocating principal and/or payments among the classes of Securities of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. The repurchase of Loans by the Depositor or the Master Servicer may result from repurchases of Trust Fund Assets due to material breaches of the Depositor's or the Master Servicer's representations and warranties, as applicable. The yields to maturity and weighted average lives of the Securities will be affected primarily by the rate and timing of prepayment of the Loans comprising the Trust Fund Assets. In addition, the yields to maturity and weighted average lives of the Securities will be affected by the distribution of amounts remaining in any Pre-Funding Account following the end of the related Funding Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Loans held by a Trust Fund will be borne entirely by the holders of one or more classes of the related Series of Securities. See 'Yield and Prepayment Considerations' and 'The Agreements -- Pre-Funding Account.'

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate. See 'Description of the Securities -- Distributions on Securities -- Distributions of Interest'.

BALLOON PAYMENTS

     Certain of the Loans as of the related Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Property, the financial condition of the borrower and tax laws. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series.

NATURE OF MORTGAGES

     Property Values. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loans, together with any senior financing on the Properties, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Equity Loans, such decline could extinguish the value of the interest of a junior mortgagee in the Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Loans could

                                       13







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
be higher than those currently experienced in the mortgage lending industry in general. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holder of one or more classes of Securities of the related Series.

     Delays Due to Liquidation. Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Disproportionate Effect of Liquidation Expenses. Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small loan than would be the case with the defaulted loan having a large remaining principal balance.

     Home Equity Loans; Junior Liens. Since the mortgages and deeds of trust securing the Home Equity Loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related property.

     Consumer Protection Laws. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See 'Certain Legal Aspects of the Loans'.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. Such costs could result in a loss to the holders of one or more classes of Securities of the related Series. A lender also risks such

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liability on foreclosure of the related property. See 'Certain Legal Aspects  of the Loans -- Environmental Risks'.

CERTAIN OTHER LEGAL ASPECTS OF THE LOANS

     Consumer Protection Laws. The Loans may also be subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

          (iv) for Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The Riegle Act. Certain mortgage loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the 'Riegle Act') which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Holder in Due Course Rules. The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. Losses on such Loans that are not otherwise covered by the credit enhancement described in the applicable Prospectus Supplement will be borne by the holders of one or more classes of Securities of the related Series. See 'Certain Legal Aspects of the Loans'.

RATING OF THE SECURITIES

     It will be a condition to the issuance of a class of Securities offered hereby that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the related Trust Fund Assets and any credit enhancement with respect to such class and will represent such Rating Agency's assessment solely of the likelihood that holders of such class of Securities will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating shall not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series of Securities, such rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a class of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that the values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of Securities of the related Series. See 'Rating'.

BOOK-ENTRY REGISTRATION


     If issued in book-entry form, such registration may reduce the liquidity of the Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates. Since transactions in book-entry Securities can be effected only through the Depository Trust Company ('DTC'), participating organizations, Financial Intermediaries and certain banks, the ability of a Securityholder to pledge a book-entry Security to persons or entities that do not participate in the DTC system may be limited due to lack of a physical certificate representing such Securities. Securities Owners will not be recognized as Securityholders as such term is used in the related Agreement, and Security Owners will be permitted to exercise the rights of Securityholders only indirectly through DTC and its Participants.


     In addition, Securityholders may experience some delay in their receipt of distributions of interest and principal on book-entry Securities since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Depository participants which thereafter will be required to credit them to the accounts of Securityholders either directly or indirectly through Financial Intermediaries. See 'Description of the Securities -- Book-Entry Registration of Securities'.

PRE-FUNDING ACCOUNTS

     If so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit cash in an amount (the 'Pre-Funded Amount') specified in such Prospectus Supplement into an account (the 'Pre-Funding Account'). In no event shall the Pre-Funded Amount exceed 50% of the initial aggregate principal amount of the Certificates and/or Notes of the related Series of Securities. The Pre-Funded Amount will be used to purchase Loans ('Subsequent Loans') in a period from the related Closing Date to a date not more than one year after such Closing Date (such period, the 'Funding Period') from the Depositor (which, in turn, will acquire such Subsequent Loans from the Seller or Sellers specified in the related Prospectus Supplement). The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to

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
cover losses on or in respect of the related Loans. To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders and/or Noteholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any reinvestment risk resulting from such prepayment will be borne entirely by the holders of one or more classes of the related Series of Certificates.

BANKRUPTCY AND INSOLVENCY RISKS

     The Seller and the Depositor will treat the transfer of the Loans by the Seller to the Depositor as a sale for accounting purposes. The Depositor and the Trust Fund will treat the transfer of Loans from the Depositor to the Trust Fund as a sale for accounting purposes. As a sale of the Loans by the Seller to the Depositor, the Loans would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors. However, in the event of the insolvency of the Seller, it is possible that the bankruptcy trustee or a creditor of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller, secured by a pledge of the Loans. Similarly, as a sale of the Loans by the Depositor to the Trust Fund, the Loans would not be part of the Depositor's bankruptcy estate and would not be available to the Depositor's creditors. However, in the event of the insolvency of the Depositor, it is possible that the bankruptcy trustee or a creditor of the Depositor may attempt to recharacterize the sale of the Loans as a borrowing by the Depositor, secured by a pledge of the Loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on the Securities and result in a reduction of payments due on the Securities.


     In the event of a bankruptcy or insolvency of the Master Servicer, the bankruptcy trustee or receiver may have the power to prevent the Trustee or the Securityholders from appointing a successor Servicer.
     The time period during which cash collections may be commingled with the Master Servicer's own funds prior to each Distribution Date will be specified in the related Prospectus Supplement. In the event of the insolvency of the Master Servicer and if such cash collections are commingled with the Master Servicer's own funds for at least ten days, the Trust Fund will likely not have a perfected interest in such collections since such collections would not have been deposited in a segregated account within ten days after the collection thereof, and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Securities of the related Series.


     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

CONSEQUENCES OF OWNING ORIGINAL ISSUE DISCOUNT SECURITIES.

     Debt Securities that are Compound Interest Securities will be, and certain of the other Debt Securities may be, issued with original discount for federal income tax purposes. A holder of Debt Securities issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Debt Securities that are Compound Interest Securities generally will be treated as original issue discount for this purpose. See Federal Income Tax Consequences -- Taxation of Debt Securities -- Interest and Acquisition Discount' and ' -- Market Discount' herein.

VALUE OF TRUST FUND ASSETS

     There is no assurance that the market value of the Trust Fund Assets or any other assets relating to a Series of Securities described under 'Credit Enhancement' herein will at any time be equal to or greater than the principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon

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an event of default under the Agreement for a Series of Securities and a sale of the related Trust Fund Assets or upon a sale of the assets of a Trust Fund for a Series of Securities, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Securityholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

                                 THE TRUST FUND

GENERAL

     The Securities of each Series will represent interests in the assets of the related Trust Fund, and the Notes of each Series will be secured by the pledge of the assets of the related Trust Fund. The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of certain assets (the 'Trust Fund Assets') consisting of a pool (each, a 'Pool') comprised of Loans as specified in the related Prospectus Supplement, together with payments in respect of such Loans, as specified in the related Prospectus Supplement.* The Pool will be created on the first day of the month of the issuance of the related Series of Securities or such other date specified in the related Prospectus Supplement (the 'Cut-off Date'). The Securities will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Securityholders, as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor.

     The Trust Fund Assets will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the 'Sellers'), and conveyed without recourse by the Depositor to the related Trust Fund. Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Loan Program -- Underwriting Standards' or as otherwise described in the related Prospectus Supplement. See 'Loan Program -- Underwriting Standards'.

     The Depositor will cause the Trust Fund Assets to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Trust Fund Assets, either directly or through other servicing institutions ('Sub-Servicers'), pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee with respect to a Series consisting of Certificates, or a master servicing agreement (each, a 'Master Servicing Agreement') between the Trustee and the Master Servicer with respect to a Series consisting of Certificates and Notes, and will receive a fee for such services. See 'Loan Program' and 'The Agreements'. With respect to Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Loans.

     As used herein, 'Agreement' means, with respect to a Series consisting of Certificates, the Pooling and Servicing Agreement, and with respect to a Series consisting of Certificates and Notes, the Trust Agreement, the Indenture and the Master Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated herein specified

------------------------------
* Whenever the terms 'Pool', 'Certificates', 'Notes' and 'Securities' are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool and the Securities of one Series including the Certificates representing certain undivided interests in, and/or Notes secured by the assets of, a single Trust Fund consisting primarily of the Loans in such Pool. Similarly, the term 'Pass-Through Rate' will refer to the Pass-Through Rate borne by the Certificates and the term 'interest rate' will refer to the interest rate borne by the Notes of one specific Series, as applicable, and the term 'Trust Fund' will refer to one specific Trust Fund.

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and in  the related  Prospectus  Supplement and  the proceeds  thereof,  issuing
Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Securities will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Securities the Depositor's rights with respect to such representations and warranties. See 'The Agreements -- Assignment of the Trust Fund Assets'. The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Loan Program -- Representations by Sellers; Repurchases' and 'The Agreements -- Sub-Servicing By Sellers' and ' -- Assignment of the Trust Fund Assets') and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under 'Description of the Securities -- Advances'. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

     The following is a brief description of the assets expected to be included in the Trust Funds. If specific information respecting the Trust Fund Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Securities (the 'Detailed Description'). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Loans relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

THE LOANS

     General. Loans will consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, Home Equity Loans or Home Improvement Contracts. For purposes hereof, 'Home Equity Loans' includes 'Closed-End Loans' and 'Revolving Credit Line Loans'. If so specified, the Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. As more fully described in the related Prospectus Supplement, the Loans may be 'conventional' loans or loans that are insured or guaranteed by a governmental agency such as the FHA or VA.

     Unless otherwise specified in the related Prospectus Supplement, all of the Loans in a Pool will have monthly payments due on the first day of each month. The payment terms of the Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features (or combination thereof), all as described below or in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Loan (the 'Loan Rate') for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be

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
     due on maturity ('balloon payment'). Principal may include interest that has been deferred and added to the principal balance of the Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ('lockout periods'). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include 'due on sale' clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the related Seller.

     A Trust Fund may contain certain Loans ('Buydown Loans') that include provisions whereby a third party partially subsidizes the monthly payments of the borrowers on such Loans during the early years of such Loans, the difference to be made up from a fund (a 'Buydown Fund') contributed by such third party at the time of origination of the Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     The real property which secures repayment of the Loans is referred to as the 'Mortgaged Properties'. Home Improvement Contracts may, and the other Loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property. In the case of Home Equity Loans, such liens generally will be subordinated to one or more senior liens on the related Mortgaged Properties as described in the related Prospectus Supplement. As specified in the related Prospectus Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the 'Properties'. The Properties relating to Loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units ('Single Family Properties'). Such Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Loan by at least five years, unless otherwise specified in the related Prospectus Supplement. The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a 'Primary Mortgage Insurance Policy'). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

     The aggregate principal balance of Loans secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the Loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     Home Equity Loans. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introduction rates offered from time to time during promotional periods,

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is  computed  and payable  monthly on  the  average daily  outstanding principal balance of such Loan. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the Trust Fund will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-off Date. The full amount of a Closed-End Loan is advanced at the inception of the Loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize such Loan at its stated maturity. Except to the extent provided in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the Loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Loan.

     Home Improvement Contracts. The Trust Fund Assets for a Series of Securities may consist, in whole or in part, of Home Improvement Contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The Home Improvements securing the Home Improvement Contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property, or secured by purchase money security interests in the Home Improvements financed thereby. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement. The initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Loans contained in the related Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Loans as of the applicable Cut-off Date, (ii) the type of property securing the Loan (e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property or Home Improvements), (iii) the original terms to maturity of the Loans, (iv) the largest principal balance and the smallest principal balance of any of the Loans, (v) the earliest origination date and latest maturity date of any of the Loans, (vi) the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the Loans, (vii) the Loan Rates or annual percentage rates ('APR') or range of Loan Rates or APR's borne by the Loans, (viii) the maximum and minimum per annum Loan Rates, and (ix) the geographical location of the Loans. If specific information respecting the Loans is not known to the Depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

     The 'Loan-to-Value Ratio' of a Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Loan and the denominator of which is the Collateral Value of the related Property. The 'Combined Loan-to-Value Ratio' of a Loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the Loan (or, in the case of a Revolving Credit Line Loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the Loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to such mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the Loan, to
(ii) the Collateral Value of the related Property. The 'Collateral Value' of the Property, other than with respect to certain Loans the proceeds of which were used to refinance an existing mortgage loan (each, a 'Refinance Loan'), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Loan and (b) the sales price for such Property. In the case of Refinance Loans, the 'Collateral Value' of the related Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing.

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     No assurance can be  given that values of  the Properties have remained  or will remain at their levels on the dates of origination of the related Loans. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the Loans and any primary or secondary financing on the Properties, as applicable, in a particular Pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

SUBSTITUTION OF TRUST FUND ASSETS

     Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Securities in Series from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     CWABS, Inc., a Delaware corporation (the 'Depositor'), was incorporated in August 1996 for the limited purpose of acquiring, owning and transferring Trust Fund Assets and selling interests therein or bonds secured thereby. The Depositor is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The Depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101-7139. Its telephone number is (818) 584-2212.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any Series.

                                  LOAN PROGRAM

     The Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Standards'.

UNDERWRITING STANDARDS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any, which, unless otherwise specified in the related Prospectus Supplement, will be verified

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
by the related Seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     Once   all  applicable  employment,  credit  and  property  information  is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the borrower's income and credit history, may be varied in appropriate cases where factors such as low Combined Loan-to-Value Ratios or other favorable credit exist.

     In the case of a Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the related Seller will, unless otherwise specified in the related Prospectus Supplement, represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the Loan.

     Certain of the types of Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Loans may provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as such payments increase. These types of Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Each Seller will be required to satisfy the following qualifications. Each Seller must be an institution experienced in originating and servicing loans of the type contained in the related Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Seller must be a seller/servicer approved by either the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC'). Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the 'FDIC').

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Loans sold by such Seller and evidenced by all, or a part, of a Series of Securities. Such representations and warranties may include, among other things:
(i) that title insurance (or in the case of Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy were effective at origination of each Loan, other than a Cooperative Loan, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Loan and such Loan was subject to no offsets,

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
defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower; (iii) that each Loan constituted a valid lien on, or a perfected security interest with respect to, the Property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Property was free from damage and was in acceptable condition; (iv) that there were no delinquent tax or assessment liens against the Property; (v) that no required payment on a Loan was delinquent more than the number of days specified in the related Prospectus Supplement; and (vi) that each Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the Series of Securities evidencing an interest in such Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Loan occurs after the date of sale of such Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Loan in the Trust Fund for any Series of Securities if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related Series of Securities. If the Master Servicer is also a Seller of Loans with respect to a particular Series of Securities, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days following notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated either (i) to repurchase such Loan from the Trust Fund at a price (the 'Purchase Price') equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer) or (ii) substitute for such Loan a replacement loan that satisfies the criteria specified in the related Prospectus Supplement. If a REMIC election is to be made with respect to a Trust Fund, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax. The Master Servicer may be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See 'Description of the Securities -- General'. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase or substitute a Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase or substitution obligations with respect to Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase or substitution obligation as described below under 'The Agreements -- Assignment of Trust Fund Assets'.

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                         DESCRIPTION OF THE SECURITIES

     Each Series of Certificates will be issued pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Master Servicer and the Trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series, and the related Loans will be serviced by the Master Servicer pursuant to a Master Servicing Agreement. A form of Indenture and Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series of Securities may consist of both Notes and Certificates. Each Agreement, dated as of the related Cut-off Date, will be among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Securities of such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. The following are descriptions of the material provisions which may appear in each Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Security of such Series addressed to CWABS, Inc., 155 North Lake Avenue, Pasadena, California 91101-7139, Attention: Secretary.

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related Prospectus Supplement, will, in the case of Certificates, evidence specified beneficial ownership interests in, and in the case of Notes, be secured by, the assets of the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Securities will not represent obligations of the Depositor or any affiliate of the Depositor. Certain of the Loans may be guaranteed or insured as set forth in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the related Agreement, (i) the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ('Retained Interest')), including all payments of interest and principal received with respect to the Loans after the Cut-off Date (to the extent not applied in computing the principal balance of such Loans as of the Cut-off Date (the 'Cut-off Date Principal Balance')); (ii) such assets as from time to time are required to be deposited in the related Security Account, as described below under 'The Agreements -- Payments on Loans; Deposits to Security Account'; (iii) property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure and (iv) any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a Reserve Account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each Series of Securities will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of Notes of a Series will be secured by, the related Trust Fund Assets. A Series of Securities may include one or more classes that are senior in right to payment to one or more other classes of Securities of such Series. Certain Series or classes of Securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under 'Credit Enhancement' herein and in the related Prospectus Supplement. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

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     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a 'Record Date'). Distributions will be made in the manner specified in the related Prospectus Supplement to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the 'Security Register'); provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     The Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series, but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding of a class of Securities entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Loans or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code, may result in prohibited transactions, within the meaning of ERISA and the Code. See 'ERISA Considerations'. Unless otherwise specified in the related Prospectus Supplement, the transfer of Securities of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreements.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'residual interests' in the related REMIC, as defined in the Code. All other classes of Securities in such a Series will constitute 'regular interests' in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise provided in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any Reserve Account (a 'Reserve Account'). As between Securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. The Prospectus Supplement will also describe the method for allocating distributions among Securities of a particular class.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. 'Available Funds' for each Distribution Date will generally equal the amount on deposit in the related Security Account on such Distribution Date (net of related fees and expenses payable by the related Trust
Fund) other than amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the Securities (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Securities (the 'Class Security Balance') entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in such Prospectus Supplement), and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereafter as 'Accrual Securities') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Class Security Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional amount of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Class Security Balance of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Security. The notional amount of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding such Distribution Date, and the effective yield (at par) to Securityholders will be less than the indicated coupon rate.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Class Security Balance of such class of Securities on that Distribution Date. Distributions of interest on any class of Accrual Securities will commence only after the occurrence of the events specified in such Prospectus Supplement. Prior to such time, the beneficial ownership interest in the Trust Fund or the principal balance, as applicable, of such class of Accrued Securities, as reflected in the aggregate Class Security Balance of such class of Accrual Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

     Distributions of Principal. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal. The aggregate Class Security Balance of any class of Securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of such class of Securities specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Securities as allocable to principal and, (i) in the case of Accrual Securities, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Securities and
(ii) in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related Prospectus Supplement, one or more classes of Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Securities while increasing the interests evidenced by one or more other classes of Securities in the Trust Fund. Increasing the interests of the other classes of Securities relative to that of certain Securities is intended to preserve the availability of the subordination provided by such other Securities. See 'Credit Enhancement -- Subordination'.

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next
Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

ADVANCES

     To the extent provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Security Account for future distributions to the holders of Securities of the related Series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as such term is defined in the related Prospectus Supplement) and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Security Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Loans with respect to which such Advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Loan purchased by the Depositor, a Sub-Servicer or a Seller pursuant to the related Agreement). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. To the extent provided in the related Prospectus Supplement, the Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the related Agreement. The obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under 'Credit Enhancement', in each case as described in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, in the event the Master Servicer or a Sub-Servicer fails to make a required Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer or a Sub-Servicer is entitled to be reimbursed for Advances. See 'Description of the Securities -- Distributions on Securities'.

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, any applicable prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Account, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding principal balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Loans (excluding prepayments), if any, which each such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Loans, if any, which each such class will be entitled to receive on the following Distribution Date;

          (viii) the related amount of the servicing compensation retained or withdrawn from the Security Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (ix) the number and aggregate principal balances of Loans (A) delinquent (exclusive of Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and
     (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xi) the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

          (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

          (xiii) the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding Distribution Date; and

          (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having the Percentage Interest specified in the related Prospectus Supplement. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Securityholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such Series by reference to the following categories.

CATEGORIES OF CLASSES                                              DEFINITION
                                                                 PRINCIPAL TYPES
Accretion Directed............  A class  that  receives  principal  payments  from  the  accreted  interest  from specified Accrual classes. An Accretion Directed class also may receive principal payments  from principal paid on the underlying Trust Fund Assets for the related
                                Series.
Component Securities..........  A class  consisting of  'Components.'  The Components  of  a class  of  Component
                                Securities  may have different principal  and/or interest payment characteristics but together constitute a  single class. Each Component  of a class of  Component
                                Securities  may be identified  as falling into  one or more  of the categories in this chart.
Notional Amount Securities....  A class having no principal balance and bearing interest on the related  notional amount. The notional amount is used for purposes of the determination of interest distributions.
Planned Principal Class (also
  sometimes referred to as
  'PACs').....................  A  class that  is designed  to receive  principal payments  using a predetermined principal balance schedule derived by assuming two constant prepayment rates  for the  underlying Trust  Fund Assets.  These two  rates are  the endpoints  for the
                                'structuring range'  for  the  Planned Principal  Class.  The  Planned  Principal
                                Classes  in any Series of Securities  may be subdivided into different categories
                                (e.g., Primary Planned Principal Classes, Secondary Planned Principal Classes and
                                so forth) having different effective  structuring ranges and different  principal payment  priorities. The  structuring range  for the  Secondary Planned Principal
                                Categories of Classes Definition Class of a Series of Securities will be narrower than that for the Primary Planned Principal Class of such Series.
Scheduled Principal Class.....  A class that  is designed  to receive  principal payments  using a  predetermined principal  balance schedule but is not designated as a Planned Principal Class or
                                Targeted Principal class. In may cases,  the schedule is derived by assuming  two constant  prepayment rates for the underlying  Trust Fund Assets. These two rates are the endpoints for the 'structuring range' for the Scheduled Principal Class.
Sequential Pay................  Classes that receive  principal payments in  a prescribed sequence,  that do  not have  predetermined principal balance schedules  and that under all circumstances receive payments of principal  continuously from the  first Distribution Date  on which they receive principal until they are retired. A single class that receives principal  payments  before or  after all  other  classes in  the same  Series of
                                Securities may be identified as a Sequential Pay class.
Strip.........................  A class  that  receives a  constant  proportion,  or 'strip,'  of  the  principal payments on the underlying Trust Fund Assets.
Support Class (also sometimes
  referred to as 'companion
  classes')...................  A  class  that  receives principal  payments  on  any Distribution  Date  only if scheduled payments  have  been  made  on  specified  Planned  Principal  Classes,
                                Targeted Principal Classes and/or Scheduled Principal Classes.

Targeted Principal Class (also
  sometimes referred to as
  'TACs').....................  A  class that  is designed  to receive  principal payments  using a predetermined principal balance schedule derived by assuming a single constant prepayment  rate for the underlying Trust Fund Assets.

                                                                 INTEREST TYPES
Fixed Rate....................  A class with an interest rate that is fixed throughout the life of the class.
Floating Rate.................  A  class with an interest  rate that resets periodically  based upon a designated index and that varies directly with changes in such index.
Inverse Floating Rate.........  A class with an  interest rate that resets  periodically based upon a  designated index and that varies inversely with changes in such index.
Variable Rate.................  A  class with  an interest  rate that  resets periodically  and is  calculated by reference to the  rate or  rates of interest  applicable to  specified assets  or instruments (e.g., the Loan Rates borne by the underlying Loans).
Interest Only.................  A class that receives some or all of the interest payments made on the underlying
                                Trust Fund Assets and little or no principal. Interest Only classes have either a nominal  principal  balance or  a notional  amount.  A nominal  principal balance represents actual principal that will be paid on the class. It is referred to  as nominal  since it is extremely small compared to other classes. A notional amount is the amount used as a reference to  calculate the amount of interest due on  an
                                Interest  Only class  that is  not entitled  to any  distributions in  respect of principal.
Principal.....................  Only A  class  that does  not  bear interest  and  is entitled  to  receive  only distributions in respect of principal.
Partial Accrual...............  A  class that accretes a portion of the amount of accrued interest thereon, which amount will be added to  the principal balance of  such class on each  applicable
                                Distribution  Date, with the remainder of such accrued interest to be distributed currently as  interest  on  such  class. Such  accretion  may  continue  until  a specified event has occurred or until such Partial Accrual class is retired.
Accrual.......................  A  class that accretes the amount  of accrued interest otherwise distributable on such class, which amount will be added  as principal to the principal balance  of such  class on  each applicable  Distribution Date.  Such accretion  may continue until some specified event has occurred or until such Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, the Person designated in the related Agreement (the 'Calculation Agent') will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth below (the 'Reference Banks') for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, the Calculation Agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR  will  be  established  by  the  Calculation  Agent  on  each   LIBOR
Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period (as such term is defined in the related Prospectus Supplement) shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum which the Calculation Agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Calculation Agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Calculation Agent being so made, or (ii) in the event that the Calculation Agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Calculation Agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on any LIBOR Determination Date for a class specified in the related Prospectus Supplement, the Calculation Agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the next Interest Accrual Period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with the Calculation Agent; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if appointment of any such Reference Bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and its calculation of the rate of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the 'Eleventh District'). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ('FHLBSF') to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month 'will be announced on or near the last working day' of the following month and also has stated that it 'cannot guarantee the announcement' of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of 'COFI Securities') for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     Unless otherwise specified in the related Prospectus Supplement, if on the tenth day of the month in which any Interest Accrual Period commences for a class of COFI Securities the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the 'National Cost of Funds Index') published by the Office of Thrift Supervision (the 'OTS') for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by the Calculation Agent in accordance with the Agreement relating to such Series of Securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of COFI by the Calculation Agent and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, the Calculation Agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S Treasury securities adjusted to the 'constant maturity' (as further described below) specified in such Prospectus Supplement or (ii) if no 'constant maturity' is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No.

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H.15(519) is published on Monday or Tuesday of each week and may be obtained  by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the Calculation Agent has not yet received Statistical Release No. H.15(519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at 'constant maturity' are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date (as such term is defined in the related Prospectus Supplement) for each class of Securities of a Series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the Calculation Agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the 'Prime Rate' as published in the 'Money Rates' section of The Wall Street Journal (or if not so published, the 'Prime Rate' as published in a newspaper of general circulation selected by the Calculation Agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular Series of Securities. The Calculation Agent's determination of the Prime Rate and its calculation of the rates of interest for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related Prospectus Supplement, if not issued in fully registered form, each class of Securities will be registered as book-entry certificates (the 'Book-Entry Securities'). Persons acquiring beneficial ownership interests in the Securities ('Security Owners') will hold their Securities through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Securities will be issued in one or more certificates which equal the aggregate principal balance of the Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Except as described below, no person acquiring a Book-Entry Security (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Security (a 'Definitive Security'). Unless and until Definitive Securities are issued, it is anticipated that the only 'Securityholders' of the Securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the Securities from the Trustee through DTC and DTC participants. While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Security Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters,

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
securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York ('Morgan' and in such capacity, the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Belgian Cooperative'). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the Book-Entry Securities may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences -Tax Treatment of Foreign Investors' and ' -- Tax Consequences to Holders of the Notes -- Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant

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

Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the applicable Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL


     Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Securities of such Series, the establishment of one or more Reserve Accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA Insurance, VA Guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, or another method of credit enhancement contemplated herein and described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of any deficiencies.


SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Securities of a Series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of such Series (the 'Senior Securities') to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Securities under the circumstances and to the extent specified in the related Prospectus Supplement. Protection may also be afforded to the holders of Senior Securities of a Series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Loans and losses on defaulted Loans may be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Loans or aggregate losses in respect of such Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Securities would experience losses on the Securities.

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

     In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee or distributed to holders of Senior Securities. Such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. Amounts on deposit in the Reserve Account may be released to the holders of certain classes of Securities at the times and under the circumstances specified in such Prospectus Supplement.


     If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.


     As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the 'L/C Percentage'). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See 'The Agreements -- Termination: Optional Termination.' A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. In addition, if specified in the relate Prospectus Supplement, a Trust Fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Securityholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related series.

                                       38







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
OVER-COLLATERALIZATION

     If so provided in the Prospectus Supplement for a Series of Securities, a portion of the interest payment on each Loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of Securities and, thus, accelerate the rate of payment of principal on such class or classes of Securities.

RESERVE ACCOUNTS

     If specified in the related Prospectus Supplement, credit support with respect to a Series of Securities will be provided by the establishment and maintenance with the Trustee for such Series of Securities, in trust, of one or more Reserve Accounts for such Series. The related Prospectus Supplement will specify whether or not any such Reserve Accounts will be included in the Trust Fund for such Series.

     The Reserve Account for a Series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in 'Permitted Investments' which may include (i) obligations of the United States or any agency  thereof,  provided such  obligations are  backed by  the full  faith and credit of  the  United  States;  (ii)  general  obligations  of  or  obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related Series of Securities, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (iii) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates; provided that such commercial paper is rated no lower than the rating specified in the related Prospectus Supplement;
(iv) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each such Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; (v) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such
depository  institution or trust company (or  in  the  case  of  the   principal
depository       institution      in      a     holding      company     system,
the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's Investors Service, Inc. ('Moody's') is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (vi) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; (vii) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency; (viii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above; (ix) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; (x) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each such Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assinged to such Securities by each such Rating Agency; (xi) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to such Securities by each such Rating Agency; and (xii) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to such Securities by any such Rating Agency, as evidenced by a signed writing delivered by each such Rating Agency; provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument; and provided, further that no investment specified in clause (x) or clause (xi) above shall be a Permitted Investment for any Pre-Funding Account or any related Capitalized Interest Account. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the Securities of the related Series. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the related Prospectus Supplement.


     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Securities of the related Series for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate pool insurance policy ('Pool Insurance Policy') will be obtained for the Pool and issued by the insurer (the 'Pool Insurer') named in such Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Loans in the Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities of the related Series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either
(a) to purchase the property securing the defaulted Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of such purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or (ii) failure to construct a Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above, and, in such events might give rise to an obligation on the part of such Seller to repurchase the defaulted Loan if the breach cannot be cured by such Seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance

                                       40







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
Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related Securityholders.


CROSS-COLLATERALIZATION



     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same Trust Fund prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within such Trust Fund. Cross-collateralization may be provided by (i) the allocation of certain excess amounts generated by one or more asset groups to one or more other asset groups within the same Trust Fund or (ii) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same Trust Fund. Such excess amounts will be applied and/or such losses will be allocated to the class or classes of Subordinated Securities of the related Series then outstanding having the lowest rating assigned by any Rating Agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related Prospectus Supplement. The Prospectus Supplement for a Series which includes a cross-collateralization feature will describe the manner and conditions for applying such cross-collateralization feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more of the forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of coverage provided to such Trust Funds thereby and of the application of such coverage to the identified Trust Funds.


                                       41






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
                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related Trust Fund. The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. The related Prospectus Supplement will specify the circumstances, if any, under which the related Loans will be subject to prepayment penalties. The prepayment experience on the Loans in a Pool will affect the weighted average life of the related Series of Securities.

     The rate of prepayment on the Loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, such Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the Revolving Credit Line Loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related Trust Fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any Revolving Credit Line Loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first
mortgage  loans  as long-term  financing  for  home  purchase   and  subordinate
mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, such Loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the Loans. The enforcement of a 'due-on-sale' provision (as described below) will have the same effect as a prepayment of the related Loan. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. The yield to an investor who purchases Securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Loans is actually different than the rate anticipated by such investor at the time such Securities were purchased.

     Collections on Revolving Credit Line Loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for such month or, during the interest-only period for certain Revolving Credit Line Loans and, in more limited circumstances, Closed-End Loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for such month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the Loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Unless otherwise specified in the related Prospectus Supplement, all conventional Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and Single Family Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Loans may be lower than that of conventional Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See 'The Agreements -- Collection Procedures' and 'Certain Legal Aspects of the Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the Loans, such Loans are

                                       42







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more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the Loans, such Loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below such Loan Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Loan, the borrower is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of Securities because interest on the principal amount of any Loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in such month. Unless otherwise specified in the related Prospectus Supplement, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by Securityholders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of Securities of a Series is calculated on a Loan-by-Loan basis, disproportionate principal prepayments among Loans with different Loan Rates will affect the yield on such Securities. In most cases, the effective yield to Securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will accrue on each Loan from the first day of the month (unless otherwise specified in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or any person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Securities. See 'The Agreements -- Termination; Optional Termination'.

                                       43







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     The  relative contribution of the  various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the Securities.

     The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this Prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST FUND ASSETS

     Assignment of the Loans. At the time of issuance of the Securities of a Series, the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver such Securities to the Depositor in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each Loan after application of payments due on or before the Cut-off Date, as well as information regarding the Loan Rate or APR, the maturity of the Loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement will require that, within the time period specified therein, the Depositor will also deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan or Home Equity Loan, among other things, (i) the mortgage note or contract endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a 'Mortgage') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents, including those relating to any senior interests in the Property, as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related Loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Loans.

     With respect to any Loans that are Cooperative Loans, the Depositor will cause to be delivered to the Trustee the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the Property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor

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
or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See 'Certain Legal Aspects of the Loans -- The Home Improvement Contracts.'

     The Trustee (or the custodian hereinafter referred to) will review such Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such documents in trust for the benefit of the related Securityholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If such Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, such Seller will be obligated to either (i) purchase the related Loan from the Trust Fund at the Purchase Price or (ii) if so specified in the related Prospectus Supplement, remove such Loan from the Trust Fund and substitute in its place one or more other Loans that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase or substitution obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Loan Program -- Representations by Sellers; Repurchases', neither the Master Servicer nor the Depositor will be obligated to purchase or replace such Loan if the Seller defaults on its obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Loans as agent of the Trustee.

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase (at the Purchase Price) or if so specified in the related Prospectus Supplement, replace the Loan. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the Securityholders or the Trustee for such a breach of representation by the Master Servicer.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, no purchase or substitution of a Loan will be made if such purchase or substitution would result in a prohibited transaction tax under the Code.

     No Recourse to Sellers; Depositor or Master Servicer. As described above under ' -- Assignment of the Loans,' the Depositor will cause the Loans comprising the related Trust Fund to be assigned to the Trustee, without recourse. However, each Seller will be obligated to repurchase or substitute for any Loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the Loans as described herein under 'Assignment of the Loans' and 'Loan Program -- Representations by Sellers; Repurchases.' In addition, the Master Servicer and the Depositor will be obligated to purchase or substitute for any Loan as to which certain representations and warranties are breached as described herein under
' -- Assignment of the Loans.' These obligations to purchase or substitute constitute the sole remedy available to the Securityholders or the Trustee for a breach of any such representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the Trust Fund (the 'Security Account') which, unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the debt obligations of which (or in the

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case  of a depository institution that is  the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related Series of Securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation ('SAIF')), (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security
Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Security Account for each Trust Fund, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, any applicable prepayment penalties, on the Loans;

          (ii) all payments on account of interest on the Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('Insured Expenses') incurred, and unreimbursed Advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('Liquidation Expenses') and unreimbursed Advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Loans, by foreclosure or otherwise ('Liquidation Proceeds'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under 'Loan Program -- Representations by Sellers; Repurchases' or ' -- Assignment of Trust Fund Assets' above and all proceeds of any Loan repurchased as described under ' -- Termination; Optional Termination' below;

          (v) all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Security Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

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

          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of such repurchased Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Agreement;

          (viii) to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

          (ix) to clear and terminate the Security Account upon termination of the Agreement.

     In   addition,  unless  otherwise  specified   in  the  related  Prospectus
Supplement, on or prior to the business day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Securities.

PRE-FUNDING ACCOUNT

     If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Depositor will deposit cash in an amount equal to the Pre-Funded Amount on the related Closing Date. The Pre-Funding Account will be maintained with the Trustee for the related Series of Securities and is designed solely to hold funds to be applied by such Trustee during the Funding Period to pay to the Depositor the purchase price for Subsequent Loans. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related Loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the Certificates and Notes of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is one year after the related Closing Date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related Agreement. Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related Prospectus Supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.


     In addition, if so provided in the related Prospectus Supplement, on the related Closing Date the Depositor will deposit in an account (the 'Capitalized Interest Account') cash in such amount as is necessary to cover shortfalls in interest on the related Series of Securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the Trustee for the


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related Series of Securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related Loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover short falls in interest on the related Series of Securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the Depositor.


SUB-SERVICING BY SELLERS

     Each Seller of a Loan or any other servicing entity may act as the Sub-Servicer for such Loan pursuant to an agreement (each, a 'Sub-Servicing Agreement'), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. Notwithstanding any such subservicing arrangement, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will remain liable for its servicing duties and obligations under the Master Servicing Agreement as if the Master Servicer alone were servicing the Loans.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Loan and (ii) to the extent not inconsistent with the coverage of such Loan by a Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty, bankruptcy bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the Master Servicer is obligated to make or cause to be made Advances, such obligation will remain during any period of such an arrangement.

     In any case in which property securing a Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause or if such Loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Loans -- Due-on-Sale Clauses'. In connection with any such assumption, the terms of the related Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Loans'. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general a 'tenant-stockholder' (as defined in Code Section 216(b)(2) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for

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amounts  paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded
tenant-stockholders   of  a  corporation  that   qualifies  under  Code  Section
216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will require the mortgagor or obligor on each Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which such Property is located. Such coverage will be in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Loan or (ii) the greater of (y) the outstanding principal balance of the Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the Loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of

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this  requirement in  the event  of partial  loss may  be that  hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement.'

     The  Master  Servicer will  not  require that  a  standard hazard  or flood insurance policy  be maintained  on  the cooperative  dwelling relating  to  any
Cooperative   Loan.  Generally,  the  Cooperative   itself  is  responsible  for
maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     If the Property securing a defaulted Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the Master Servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Loan is not covered by an Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Loan. If the proceeds of any liquidation of the Property securing the defaulted Loan are less than the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to such Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Loan together with accrued interest thereon. See 'Credit Enhancement'.

     The proceeds from any liquidation of a Loan will be applied in the following order of priority: first, to reimburse the Master Servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the Master Servicer with respect to such Loan; second, to reimburse the Master Servicer for any unreimbursed Advances with respect to such Loan; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on such Loan; and fourth, as a recovery of principal of such Loan.

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REALIZATION UPON DEFAULTED LOANS

     Primary Mortgage  Insurance  Policies.   If  so specified  in  the  related
Prospectus Supplement, the Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each Loan for which such coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     FHA Insurance; VA Guaranties. Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see 'Certain Legal Aspects of the Loans -- Title I Program', certain Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA Guaranty'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for such Loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each Series of Securities will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Loan, and such compensation will be retained by it from collections of interest on such Loan in the related Trust Fund (the 'Master Servicing Fee'). As compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances.

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such

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
firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Pooling and Servicing Agreement or Master Servicing Agreement, as applicable, will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The Master Servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Except as otherwise specified in the related Prospectus Supplement, any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor

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of  the  Master Servicer  under  each Agreement,  provided  that such  person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Master Servicing Agreement. Except as otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders of any class any required payment (other than an Advance) which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of such class evidencing not less than 25% of the total distributions allocated to such class ('Percentage Interests');
(ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for thirty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Trust Fund Assets and the other assets of the Trust Fund described under 'Credit Enhancement' herein in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the related Trust Fund Assets, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make Advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of a least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise provided in the related Prospectus Supplement, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Except as otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default in the payment of any principal of or interest on any Note of such Series which continues unremedied for five days after the giving of written notice of such default is given as specified in the related Prospectus Supplement; (ii) failure to perform in any material respect any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the

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Trust Fund; or (iv) any other Event of Default provided with respect to Notes of that Series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting such Notes.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for five days or more, unless (a) the holders of 100% of the Percentage Interests of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the Percentage Interests of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Except as otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Securityholders, (i) to cure

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any  ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Securityholders if the person requesting such amendment obtains a letter from each Rating Agency requested to rate the class or classes of Securities of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Securities. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Security Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Except as otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Securities of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Loans which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. Unless otherwise specified in the related Agreement, the obligations created by each Pooling and Servicing Agreement and Trust Agreement for each Series of Securities will terminate upon the payment to the related Securityholders of all amounts held in the Security Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see 'Federal Income Tax Consequences' below), from the related Trust Fund of all of the remaining Trust Fund Assets and all property acquired in respect of such Trust Fund Assets.

     Unless otherwise specified by the related Prospectus Supplement, any such purchase of Trust Fund Assets and property acquired in respect of Trust Fund Assets evidenced by a Series of Securities will be made at the option of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, at a price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Securities of that Series, but the right of the Master Servicer, such other person or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Fund Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the

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
Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the last scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which Loans may be originated.

GENERAL

     The Loans for a Series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A

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blanket  mortgage is ordinarily  incurred by the  Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a
Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a

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judicial foreclosure  proceeding,  the  court generally  issues  a  judgment  of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the mostpart, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See 'Junior Mortgages; Rights of Senior Mortgagees' below.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds form the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

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     In  some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give risks to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an 'owner' or 'operator' for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all 'responsible parties,' including owners or operators. However, CERCLA excludes from the definition of 'owner or operator' a secured creditor who holds indicia of ownership primarily to protect its security interest (the 'secured creditor exclusion') but without 'participating in the management' of the Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an 'owner or operator' under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to third party), or fails to market the property in a timely fashion.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured creditor exclusion. The Court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility, or participated in decisions related to hazardous waste to be held liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's hazardous waste management practices. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. In January 1991, the Supreme Court denied certiorari in the Fleet Factors case, thereby letting the Court of Appeals decision stand. In response to the Fleet Factors decision, on April 29, 1992, EPA issued regulations interpreting and delineating CERCLA's secured creditor exclusion and the range of permissible actions that may be undertaken by a holder of a security interest in a contaminated property without exceeding the bounds of the secured creditor exclusion. However, on February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit issued a decision in Kelley v. EPA invalidating the EPA regulations. Further, in January 1995, the Supreme Court denied certiorari in the Kelley case, thereby letting the

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Court  of Appeals decision stand. In September 1995, EPA and the U.S. Department
of  Justice  issued  a  guidance   document  stating  that  the  two   agencies,
respectively, would apply the 1992 regulations in prosecuting enforcement and cost recovery actions, and in otherwise addressing lender liability under CERCLA. However, this guidance document is not binding on any parties other than the federal government, and need not be applied by the courts in adjudicating CERCLA cost recovery or contribution actions brought by states, municipalities or private parties.

     As a result of the Kelley decision, the state of the law with respect to the secured creditor exclusion remains unclear. Proposed amendments to CERCLA that would clarify the range of actions a secured creditor may take without losing the benefit of the exclusion have been introduced in Congress, but have not been enacted. However, even if CERCLA were to be amended, such amendments would not affect the potential for liability under other federal or state laws which impose liability on 'owners or operators' but do not provide any protection for secured creditors.

     If a lender is or becomes liable, it can bring an action for contribution against any other 'responsible parties,' including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ('RCRA'), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Loans were originated, no environmental assessment or a very limited environmental assessment of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS; TAX LIENS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

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     Some  state statutes  require the beneficiary  or mortgagee  to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement, each conventional Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states', five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Loans and the number of Loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V') provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE HOME IMPROVEMENT CONTRACTS

     General. The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the Trust Fund's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trust Fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home

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Improvements to  secure  all  or  part  of  the  purchase  price  of  such  Home
Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws. The so-called 'Holder-in-Due Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

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INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ('Installment Contract') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to Securityholders. The Relief Act also imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a Loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     To the extent that the Loans comprising the Trust Fund for a Series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the Trust Fund (and therefore the Securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the Loan to be sold upon default of the mortgagor, thereby extinguishing thejunior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee

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may satisfy a  defaulted senior loan  in full and,  in some states,  may cure  a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make Revolving Credit Line Loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the Cut-off Date with respect to any Mortgage will not be included in the Trust Fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE TITLE I PROGRAM

     General.   Certain  of the  Loans contained  in a  Trust Fund  may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the 'Title I Program'). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ('Property Improvement Loans' or 'Title I Loans'). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

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     There are two  basic methods  of lending  or originating  such loans  which include a 'direct loan' or a 'dealer loan'. With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

     Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

     Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

     Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

     Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

     Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturityof the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

     The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any

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Title  I Loan and from time to time the  Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, FHA will not refund or abate the insurance premium.

     Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and
(ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

     The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

     Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

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     Following  acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed  against the property under  any security instrument,  or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of such loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

     Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. For the purposes hereof, the 'Claimable Amount' means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney's fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z, requires certain disclosures to the borrowers regarding the terms of the Loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; the Fair Credit Reporting Act regulates the use and reporting of information relatedto the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of such laws may limit the ability of the Sellers to collect all or part of the principal of or interest on the Loans and could subject the Sellers and in some cases their assignees to damages and administrative enforcement.

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                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.


     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series; or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series. Prior to issuance of each Series of Securities, the Depositor shall file with the Commission a Form 8-K on behalf of the related Trust Fund containing an opinion of Brown & Wood LLP with respect to the validity of the information set forth under 'Federal Income Tax Consequences' herein and in the related Prospectus Supplement.


TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent otherwise provided in the related Prospectus Supplement, Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute 'loans... secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(5)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

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     In general,  OID, if  any, will  equal the  difference between  the  stated
redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related Closing Date, the issue price for such class will be treated as the fair market value of such class on such Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest'.

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities (as defined herein), and certain of the other Debt Securities, none of the payments under the

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instrument  will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The Internal Revenue Services (the 'IRS') recently issued final regulations (the 'Contingent Regulations') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related Prospectus Supplement, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

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     Effects  of Defaults and Delinquencies.  Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is deducted as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under ' -- Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See ' -- Tax Status as a Grantor Trust -- Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security (as defined herein), as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount

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is included in income, including upon the sale, disposition, or repayment of the
Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     On June 27, 1996 the IRS issued proposed regulations (the 'Amortizable Bond Premium Regulations') dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

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     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities (as defined herein) on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise specified in the related Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a

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REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Security representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC

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generated by  the  same REMIC.  The  ability  of holders  of  Residual  Interest
Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.


     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.' The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.


     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See ' -- Restrictions on Ownership and Transfer of Residual Interest Securities' and ' -- Tax Treatment of Foreign Investors' below.

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     Restrictions on Ownership and Transfer of Residual Interest Securities.  As
a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.
Accordingly, the  applicable  Pooling  and  Servicing  Agreement  will  prohibit
Disqualified   Organizations  from  owning  a  Residual  Interest  Security.  In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See ' -- Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently released proposed regulations (the 'Proposed Mark-to-Market Regulations') which provide that a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market. The Proposed Mark-to-Market Regulations replace the temporary regulations which allowed a REMIC Residual Interest Security to be marked-to-market provided that it was not a negative value residual interest and did not have the same economic effect as a negative value residual interest. The IRS could issue subsequent regulations, which could apply retroactively, providing additional or different requirements with respect to such deemed negative value residual interests. Prospective purchasers of a REMIC Residual Interest Security should consult their tax advisors regarding the possible application of the Proposed Mark-to-Market Regulations.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series,

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
'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the related Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See ' -- Taxation of Debt Securities; Market Discount' and ' -- Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in

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
discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code. OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as

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
the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of
Section 856(c)(6)(B) of the Code and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation

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to  which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally  will
be    relieved   of   obligations   to   withhold   tax   from   such   interest
payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See ' -- Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the
Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the

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Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust Fund or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust Fund or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent;

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in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID

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and bond premium)  and any  gain upon collection  or disposition  of Loans.  The
Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be
purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust Fund should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and

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may  incur  additional  expenses  if  it  is  required  to  comply  with   those
requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-l information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and

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taxpayer identification number  of the nominee  and (ii) as  to each  beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exerecise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Consequences,' potential investors should consider the state and local income tax consequences of the acquisition, ownership,

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and disposition of  the Securities. State  and local income  tax law may  differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Securities of a Series that are not divided into subclasses. If Securities are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Securities.

     ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively 'Plans') subject to ERISA and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA
Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor (the 'DOL') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Loans may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Securities that represent interests in a Pool consisting of Loans ('Single Family Securities') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market

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value and will be exempt from  the prohibitions of ERISA Sections 406(b)(1)  and
(2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not
provide   an  exemption  for   transactions  involving  Subordinate  Securities.
Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Security or a Security which is not a Single Family Security may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The Depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) Securities issued in a Series consisting of only a single class of Securities; and (ii) Securities issued in a Series in which there is only one class of such Securities; provided that the Securities in the case of clause (i), or the Securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Loans. It is not clear whether a class of Securities that evidences the beneficial ownership in a Trust Fund divided into Loan groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Securities entitled to receive payments of interest and principal on the Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Securities in a Series issued without a subordination feature, or the Securities only in a Series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under 'Credit Enhancement' herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Loans or the principal balance of the largest Loan. See 'Description of the Securities' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The DOL has granted to certain underwriters individual administrative exemptions (the 'Underwriter Exemptions') from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions.

     While each underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

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          (1) the  acquisition  of  the  certificates by  a  Plan  is  on  terms
     (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) the certificates required by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ('S&P'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Credit Rating Co. ('DCR') or Fitch Investors Service, Inc. ('Fitch');

          (4) the trustee must not be an affiliate of any other member of the Restricted Group as defined below;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person's services under the agreement pursuant to which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust as to which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group, (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Seller, the related Underwriter, the Trustee, the Master Servicer, any insurer with respect to the Loans, any obligor with respect to Loans included in the Trust Fund constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     The Prospectus Supplement for each Series of Securities will indicate the classes of Securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

     The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-l. The Underwriter Exemption contains an expanded definition of 'certificate' which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of 'trust' which permits the trust corpus to consist of secured consumer receivables. The definition of 'trust', however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of the type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of S&P, Moody's, Fitch or DCR. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes of Securities that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities', securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of Securities under consideration for purchase constituted a 'mortgage related security').

     All depository institutions considering an investment in the Securities (whether or not the class of Securities under consideration for purchase constitutes a 'mortgage related security') should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the 'Policy Statement') setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including 'mortgage related securities', which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing  does  not  take  into  consideration  the  applicability  of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to 'prudent investor' provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying'.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in Series from time to time (each Series evidencing or relating to a separate Trust Fund) through any of the following methods:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By agency placements through one or more placement agents primarily with institutional investors and dealers; and

          3.  By  placement  directly   by  the  Depositor  with   institutional
     investors.

     A Prospectus Supplement will be prepared for each Series which will describe the method of offering being used for that Series and will set forth the identity of any underwriters thereof and either the price at which such Series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the Depositor, or the method by which the price at which the underwriters will sell the Securities will be determined. Each Prospectus Supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the Depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the Securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the Securities of such Series if any such Securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled under agreements entered into with the Depositor to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

     If  a Series  is offered  other than  through underwriters,  the Prospectus
Supplement relating thereto will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

                                 LEGAL MATTERS

     The validity of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a 'Rating Agency') specified in the related Prospectus Supplement.

     Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Securities. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans. No assurance can be given that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Loans in a particular Trust Fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Securities of the related Series.

                             INDEX TO DEFINED TERMS

                   TERM                        PAGE
------------------------------------------   ---------
Accretion Directed Certificates...........          30
Accrual...................................          32
Accrual Securities........................          27
Advance...................................           9
Agreement.................................          18
Amortizable Bond Premium Regulations......          75
APR.......................................          21
Available Funds...........................          26
Balloon payment...........................          19
Belgian Cooperative.......................          37
Beneficial owner..........................          36
BIF.......................................          47
Book-Entry Securities.....................          35
Borrower..................................          66
Buydown Fund..............................          19
Buydown Loans.............................          19
Calculation Agent.........................          32
Cash Flow Bond Method.....................          82
CEDEL Participants........................          37
CERCLA....................................      14, 61
Certificates..............................        1, 4
Capitalized Interest Account..............          47
Class Security Balance....................          27
Closed-End Loans..........................           4
Code......................................      10, 71
COFI Securities...........................          34
Collateral Value..........................          21
Combined Loan-to-Value Ratio..............          21
Commission................................           2
Companion classes.........................          31
Component Securities......................          30
Contingent Regulations....................          73
Contracts.................................          64
Cooperative Loans.........................          18
Cooperatives..............................          18
Cut-off Date..............................       4, 17
Cut-off Date Principal Balance............          25
DCR.......................................          92
Debt Securities...........................          72
Definitive Certificate....................          36
Depositor.................................       1, 22
Detailed Description......................          18
Distribution Date.........................           6
DOL.......................................          90
DTC.......................................      15, 35
Eleventh District.........................          33
EPA.......................................          61
ERISA.....................................          10
Euroclear Operator........................          37
Euroclear Participants....................          37
European Depositaries.....................          36




                   TERM                        PAGE
------------------------------------------   ---------
Excess servicing..........................          82
Exchange Act..............................           2
FDIC......................................          23
FHA.......................................           8
FHLBSF....................................          33
FHLMC.....................................          23
Financial Intermediary....................          36
Fitch.....................................          92
Fixed Rate................................          31
Floating Rate.............................          31
FNMA......................................          23
Foreign person............................          85
Funding Period............................          16
Garn-St Germain Act.......................          63
Holder in Due Course Rules................          14
Home Equity Loans.........................        1, 5
Home Improvement Contracts................    1, 5, 20
Home Improvements.........................           1
Indenture.................................          24
Installment Contract......................          66
Insurance Proceeds........................          47
Insured Expenses..........................          47
Interest Only.............................          32
Interest Weighted Securities..............          74
Inverse Floating Rate.....................          31
IRS.......................................          73
L/C Bank..................................       7, 39
L/C Percentage............................       8, 39
Lender....................................          66
Liquidation Expenses......................          47
Liquidation Proceeds......................          47
Loan Rate.................................       6, 19
Loans.....................................           1
Lockout periods...........................          19
Master Servicer...........................           4
Master Servicing Agreement................          18
Master Servicing Fee......................          53
Moody's...................................          92
Morgan....................................          37
Mortgage..................................          45
Mortgage Loan.............................           4
Mortgaged Properties......................          20
National Cost of Funds Index..............          34
NCUA......................................          94
Nonresidents..............................          83
Notes.....................................        1, 4
Notional Amount Securities................          30
OID.......................................          72
OID Regulations...........................          72
OTS.......................................          34
PACs......................................          30
Partial Accrual...........................          32

                   TERM                        PAGE
------------------------------------------   ---------
Parties in Interest.......................          90
Pass-Through Rate.........................           6
Pass-Through Securities...................          80
Pay-Through Security......................          73
Percentage Interests......................          54
Permitted Investments.....................          40
Planned Principal Class...................          30
Plans.....................................          90
Policy Statement..........................          94
Pool......................................       4, 17
Pool Insurance Policy.....................          41
Pool Insurer..............................          41
Pooling and Servicing Agreement...........          24
Pre-Funded Amount.........................          16
Pre-Funding Account.......................       4, 16
Prepayment Assumption.....................          73
Primary Mortgage Insurance Policy.........          20
Principal Only............................          32
Principal Prepayments.....................          27
Properties................................       5, 20
Property Improvement Loans................          68
Proposed Mark-to-Market Regulations.......          80
PTE 83-1..................................          91
Purchase Price............................          24
Rating Agency.............................          95
Ratio Strip Securities....................          81
RCRA......................................          62
Record Date...............................          25
Reference Banks...........................          32
Refinance Loan............................          21
Regular Interest Securities...............          71
Relevant Depositary.......................          36
Relief Act................................          66
REMIC.....................................   1, 26, 71
Reserve Account...........................       7, 26
Residual Interest Security................          77
Restricted Group..........................          93
Retained Interest.........................          25
Revolving Credit Line Loans...............           4
Riegle Act................................          14
Rules.....................................          36




                   TERM                        PAGE
------------------------------------------   ---------
S&P.......................................          92
SAIF......................................          47
Scheduled Principal Class.................          31
Securities................................        1, 4
Security Account..........................          47
Security Owners...........................          35
Security Register.........................          25
Securityholders...........................          36
Seller....................................           1
Sellers...................................          17
Senior Securities.........................       5, 39
Sequential Pay............................          31
Series....................................           1
Servicing Fee.............................          80
Short-Term Note...........................          85
Single Family Properties..................          20
Single Family Securities..................          91
SMMEA.....................................      10, 93
Strip.....................................          31
Stripped Securities.......................          80
Sub-Servicer..............................       9, 18
Sub-Servicing Agreement...................          49
Subordinated Securities...................           5
Subsequent Loans..........................          16
Support Class.............................          31
TACs......................................          31
Targeted Principal Class..................          31
Terms and Conditions......................          37
TIN.......................................          83
Title I Loans.............................          68
Title I Program...........................          67
Title V...................................      64, 65
Trust Agreement...........................      18, 24
Trust Fund................................           1
Trust Fund Assets.........................    1, 4, 17
Trustee...................................       4, 24
UCC.......................................          60
Underwriter Exemptions....................          92
VA........................................           8
VA Guaranty...............................          52
Variable Rate.............................          32

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:



SEC Registration Fee .....................................       $   606,060.61
Printing and Engraving Expenses ..........................       $    35,000.00
Legal Fees and Expenses ..................................       $    65,000.00
Trustee Fees and Expenses ................................       $    15,000.00
Accounting Fees and Expenses .............................       $    25,000.00
Blue Sky Fees and Expenses ...............................       $     5,000.00
Rating Agency Fees .......................................       $   125,000.00
Miscellaneous ............................................       $     5,000.00
                                                                 ==============
Total ....................................................       $   881,060.61
                                                                 ==============



------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of Securities registered hereby.

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, to the extent and under the circumstances permitted by Section 145 of the General Corporation Law of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant.

Item 16.  Exhibits.


    1.1(a)  Form of Underwriting Agreement.**
    1.1(b)  Form of Indemnification and Contribution Agreement.**
    3.1     Certificate of Incorporation of the Registrant.**
    3.2     By-laws of the Registrant.**
    4.1 Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset Backed Certificates.
    4.2 Form of Pooling and Servicing Agreement relating to Mortgage Pass-Through Certificates.**
    4.3     Form of Trust Agreement.**
    4.4     Form of Indenture.**
    4.5     Form of Master Servicing Agreement.**
    5.1     Opinion of Brown & Wood LLP as to legality of the Securities.
    8.1     Opinion of Brown & Wood LLP as to tax matters
            (included in Exhibit 5.1).
   10.1     Form of Loan Purchase Agreement.**
   23.1 Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereof).
   24.1     Power of Attorney.**



------------


**   Previously filed.


Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.


                                      II-2







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          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of a Trust Fund's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.


                                      II-3







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                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and (ii) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, California on the 25th day of October, 1996.



                                       CWABS, Inc.

                                       By /s/ STANFORD L. KURLAND
                                         --------------------------------------
                                         Name:  Stanford L. Kurland
                                         Title: Chairman of the Board,
                                                President and Director



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

    Signatures                      Title                             Date
    ----------                      -----                             ----


/s/ STANFORD L. KURLAND     Chairman of the Board, President    October 25, 1996
------------------------    (Principal Executive Officer)
Stanford L. Kurland         and Director


           *                Executive Vice President and Chief  October 25, 1996
------------------------    Financial Officer (Principal
Carlos M. Garcia            Accounting Officer) and Director


           *                Director                            October 25, 1996
------------------------
Kevin W. Bartlett


           *                Director                            October 25, 1996
------------------------
Thomas H. Boone


           *                Director                            October 25, 1996
------------------------
Jeffrey P. Grogin


*By /s/ STANFORD L. KURLAND
    ------------------------
      Stanford L. Kurland
       Attorney-in-Fact




                                      II-4







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                                  EXHIBIT INDEX

                                                                      Sequential
Exhibit                                                                  Page
  No.               Description of Exhibit                              Number


    1.1(a)  Form of Underwriting Agreement.**
    1.1(b)  Form of Indemnification and Contribution Agreement.**
    3.1     Certificate of Incorporation of the Registrant.**
    3.2     By-laws of the Registrant.**
    4.1 Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset Backed Certificates.
    4.2 Form of Pooling and Servicing Agreement relating to Mortgage Pass-Through Certificates.**
    4.3     Form of Trust Agreement.**
    4.4     Form of Indenture.**
    4.5     Form of Master Servicing Agreement.**
    5.1     Opinion of Brown & Wood LLP as to legality of the Securities.
    8.1     Opinion of Brown & Wood LLP as to tax matters
            (included in Exhibit 5.1).
   10.1     Form of Loan Purchase Agreement.**
   23.1 Consent of Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereof).
   24.1     Power of Attorney.**



------------


**   Previously filed.



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